                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                            SCHEDULE 14A INFORMATION
              Information Required in Proxy Statement Schedule 14A
                     Information Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/x /     Preliminary Proxy Statement
/  /     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/  /     Definitive Proxy Statement
/  /     Definitive Additional Materials
/  /     Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

                          WESTERN STANDARD CORPORATION
 -----------------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                      NONE
 ------------------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/  /     No fee required
/x/      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of  securities  to which  transaction  applies:  Common
     Stock, par value $0.05 per share, of Western Standard Corporation

(2)  Aggregate  number of securities  to which  transaction  applies:  4,524,803 shares of common stock

(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  The filing fee of $183.45 was determined  based upon the product of 4,524,803  shares of common stock and the merger  consideration  of $0.32 per share. In accordance with Rule 0-11 under the Securities  Exchange Act of 1934, as amended,  the filing fee was determined by multiplying the amount  calculated  pursuant to the preceding sentence by .0001267 of one percent.

(4)  Proposed maximum aggregate value of transaction: $1,447,937

(5)  Total fee paid herewith:

/  /     Fee paid previously with preliminary materials:  $        -0-

/  /     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the
         offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule
         and the date of its filing.

Filed:  November _____, 2004

                                 PROXY STATEMENT

                          WESTERN STANDARD CORPORATION

                            400 East Snow King Avenue
                              Post Office Box 1846
                             Jackson, Wyoming 83001

                                 (307) 733-5200

Dear Stockholder:                                  January _____, 2005

     You are cordially  invited to attend a special  meeting of  stockholders of
Western Standard Corporation  ("Westan") to be held at the Snow King Resort, 400
East Snow King Avenue, Jackson,  Wyoming on Friday, January _____, 2005 at 11:00
a.m., Mountain Time.

     At the special  meeting,  you will be asked to  consider  and vote upon the approval of the Agreement and Plan of Merger,  dated as of November 15, 2004, by and among Snow King  Interests  LLC  ("SKI"),  LZ  Acquisition  Inc. and Westan,
providing for the merger of LZ Acquisition,  Inc., a wholly owned  subsidiary of
SKI, with and into Westan with Westan as the surviving corporation.  Pursuant to the merger  agreement,  you will be entitled to receive  $0.32 in cash,  without interest,  for each of your shares of common stock of Westan.  SKI is, and after the merger,  will be controlled by Manuel B. Lopez, and James M. Peck,  officers and directors of Westan.  The accompanying proxy statement explains the proposed merger and provides specific information concerning the special meeting.  Please read these materials carefully.

     In light of the conflicting  interests of Messrs.  Lopez and Peck, Westan's board of directors formed a special  committee  consisting of Stanford E. Clark, its sole independent  director to evaluate this merger proposal and to negotiate the proposal on behalf of Westan.

     The board of  directors  of  Westan,  considering  among  other  things the recommendation of the special  committee,  has approved the merger agreement and determined  the merger to be  advisable.  Approval of the three member board was unanimous and included the  concurrence  of Mr. Lopez and Mr. Peck, two of three directors who disclosed  their personal  interests in the proposed  transaction.
The special  committee  and the board of  directors  believe  that the terms and provisions of the merger  agreement  and the proposed  merger are fair to and in the best  interests  of  Westan's  unaffiliated  stockholders  (which  means the holders of Westan  stock other than SKI, LZ  Acquisition  and their  affiliates,
i.e., Messrs. Lopez and Peck). Therefore, the board of directors recommends that you vote in favor of the approval of the merger  agreement and the  transactions
contemplated  thereby.   Ehrhardt  Keefe  Steiner  &  Hottman  PC,  the  special
committee's  financial  advisor,  has provided its written  opinion  that, as of
November  15, 2004,  based on and subject to the  limitations,  assumptions  and qualifications  stated in its opinion, the $0.32 per share cash consideration to be received by Westan's  unaffiliated  stockholders  in the proposed  merger was fair to Westan's unaffiliated stockholders from a financial point of view.

     The  proposed   merger  is  an  important   decision  for  Westan  and  its
stockholders.  The proposed merger cannot occur unless,  among other things, the merger  agreement  is  approved  by  the  affirmative  vote  of the  holders  of two-thirds of all outstanding shares of common stock of Westan.  Messrs.  Lopez,
Peck and some of their affiliates and Westan have entered into voting agreements under which they will vote their 5,438,212 shares or 54% of Westan's outstanding shares in  accordance  with the  majority  of the  shares  held by  unaffiliated stockholders voted in person or by proxy at the special meeting.

     Whether or not you plan to attend the special meeting, we urge you to sign, date and promptly return the enclosed proxy card to ensure that your shares will be voted at the special  meeting.  Failure to return an executed proxy card will constitute,  in effect,  a vote against approval of the merger agreement and the transactions contemplated thereby.

     Your  board of  directors  urges you to  consider  the  enclosed  materials carefully  and,  based on among other things the  recommendation  of the special committee and the board,  recommends  that you vote "for" approval of the merger agreement and the transactions contemplated thereby.

                                               Sincerely,

                                               Your Board of Directors and the
                                               Sole Member of the Special Committee
                                               of the Board of Directors

     The proposed  merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities regulator nor has the Commission or any state  securities  regulator  passed  upon the  fairness or merits of the proposed merger or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

     This proxy statement and proxy are being mailed to Westan's stockholders on or about _______________, 2004.

                                        i
                          WESTERN STANDARD CORPORATION

                            400 East Snow King Avenue
                              Post Office Box 1846
                             Jackson, Wyoming 83001
                                 (307) 733-5200

                    Notice of Special Meeting of Stockholders

Date:    January _____, 2005

Time:    11:00 a.m., Mountain Time

Place:   Snow King Resort, 400 East Snow King Avenue, Jackson, Wyoming 83001

     A special meeting of the  stockholders of Western  Standard  Corporation is being held for the following purposes:

o    To consider  and vote upon the  Agreement  and Plan of Merger,  dated as of
     November 15, 2004,  by and among Snow King  Interests  LLC, LZ  Acquisition
     Inc. and Western  Standard  Corporation  ("Westan"),  and the  transactions contemplated thereby,  including the merger of LZ Acquisition with and into
     Westan, with Westan as the surviving  corporation and with the unaffiliated stockholders of Westan entitled to receive $0.32 in cash, without interest, for each share of Westan's common stock that they own.

o    If necessary,  to adjourn the special meeting for the purpose of soliciting additional proxies in connection with the proposed merger or to satisfy the conditions to completing the proposed merger.

o    To  consider  any other  matter  that may  properly  be brought  before the special meeting or any adjournment or postponement thereof.

     Only  stockholders of record on December _____, 2004 are entitled to notice of, and to vote at, the special meeting.  During the ten day period prior to the special meeting, any stockholder may examine a list of Westan's  stockholders of record, for any purpose related to the special meeting, during ordinary business hours at the offices of Westan  located at 400 East Snow King  Avenue,  Jackson,
Wyoming 83001.

     Stockholders  of Westan  who do not vote in favor of the  merger  agreement will have the right to dissent and to seek  appraisal of the fair value of their shares if the merger is  completed  and they  comply with the  procedures  under
Wyoming law explained in the accompanying proxy statement.

     The merger is described in the accompanying proxy statement,  which you are urged to read carefully. A copy of the Agreement and Plan of Merger, as amended, is attached as Annex A to the accompanying proxy statement.

                                                      By Order of the Board of Directors

                                                      James M. Peck, Secretary

Jackson, Wyoming
January _____, 2005

iv

                                TABLE OF CONTENTS

SUMMARY TERM SHEET

QUESTIONS AND ANSWERS ABOUT THE MERGER

SUMMARY
   Principals of the Buyers
   The Special Meeting
   Special Factors
   Reasons for Engaging in the Transaction
   Recommendations of the Special Committee and our Board of Directors
   Opinion of Ehrhardt Keefe Steiner & Hottman PC
   Westan's Position as to the Fairness of the Merger
   Interests of our Directors and Executive Officers in the Merger
   Primary Benefits and Detriments to Unaffiliated Stockholders
   Plans for Westan after the Merger
   The Merger Agreement
     The Merger Consideration
     Conditions to the Merger
     Termination of the Merger Agreement
     Acquisition Proposals
     Fees and Expenses
   Dissenters' Rights of Appraisal
   Financing of Merger
   Selected Consolidated Financial Data of Westan

THE PARTIES
   Western Standard Corporation
   SKI and LZ Acquisition, Inc

INFORMATION CONCERNING THE SPECIAL MEETING
Time, Place and Date
Purpose of the Special Meeting
Record Date; Voting at the Meeting; Quorum
Required Vote
Voting and Revocation of Proxies
Action to be Taken at the Special Meeting
Proxy Solicitation

SPECIAL FACTORS
   Background of the Merger
   Recommendation of the Special Committee and Board of Directors; Fairness of the Merger
     Special Committee
     Board of Directors of Westan
   SKI's Position as to the Fairness of the Merger to Unaffiliated Stockholders
   Benefits and Detriments of the Merger
     To Westan's Unaffiliated Stockholders
     To the Buyers and Westan
   Opinion of Financial Advisor to the Special Committee
     Opinion and Analysis of Ehrhardt Keefe Steiner & Hottman PC
   Related Entities
   Comparable Companies Analysis
   Discounted Cash Flow Analysis
   Asset -Based Approach
   Conclusion of the Value of Snow King Resort, Inc
   Oil and Gas Interest
   Snow King Resort Center, Inc
   Asset-Based Approach of the Company
   Market Approach
   Other Factors

   SKI's Purpose and Reasons for the Merger
   Interests of Certain Persons in the Merger; Certain Relationships
   Retained Equity Interest
   Directors and Management of the Surviving Corporation
   Directors and Officers Indemnification
   Certain Effects of the Merger
   Plans for Westan after the Merger
   Conduct of the Business of Westan if the Merger is not Consummated
   Accounting Treatment
   Financing of the Merger
   Regulatory Requirements; Third Party Consents
   Material Federal Income Tax Consequences of the Merger
     Sales Treatment for Holders of Common Stock
     Redemption Treatment for Dissenters and Other Stockholders
     Constructive Ownership of Stock and Other Issues
     Section 302 Tests
     Backup Withholding
   Fees and Expenses

THE MERGER AGREEMENT
   The Merger; Merger Consideration
   Treatment of Certain Shares Held by the Buyers
   The Exchange Fund; Payment for Shares of Westan Common Stock
   Transfers of Common Stock
   Conditions
   Representations and Warranties
   Covenants
   Termination
   Fees and Expenses
   Amendment/Waiver

THE VOTING AGREEMENTS

DISSENTERS' RIGHTS OF APPRAISAL
   Right to Dissent
   Procedure for Exercise of Dissenters' Rights
   Dissenters' Notice
   Procedure to Demand Payment
   Payment
   If Dissenter is Dissatisfied with Offer
   Judicial Appraisal of Shares
   Court and Counsel Fees

MARKET FOR THE COMMON STOCK
   Common Stock Market Price Information; Dividend Information
   Common Stock Purchase Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS AND MANAGEMENT
   Westan
   SKI and LZ Acquisition

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

INDEPENDENT AUDITORS

FINANCIAL STATEMENTS

WHERE YOU CAN FIND MORE INFORMATION

OTHER BUSINESS

STOCKHOLDER MEETINGS AND PROPOSALS

AVAILABLE INFORMATION

ANNEX A           Agreement and Plan of Merger dated November 15, 2004 by and among Snow King Interests LLC, LZ Acquisition, Inc. and
                  Western Standard Corporation

ANNEX B           Opinion of Ehrhardt Keefe Steiner & Hottman PC dated November 15, 2004

ANNEX C           Sections of the Wyoming Business Corporation Act Regarding
                  Dissenter's Rights (Article 13, Sections 17-16-1301
                  through 1331)

                               SUMMARY TERM SHEET

     The  following  summarizes  the principal  terms of the proposed  merger of
Western  Standard  Corporation,  a  Wyoming  corporation  ("Westan"  ),  with LZ
Acquisition, Inc., a Wyoming corporation ("Merger Sub"), which is a wholly-owned subsidiary  of Snow King  Interests  LLC, a Wyoming  limited  liability  company
("SKI" or  "Parent").  This  summary  term  sheet  does not  contain  all of the information that may be important for you to consider when evaluating the merits of the merger.  You are encouraged to read this proxy  statement,  including the annexes and the documents  that have been  incorporated  by reference  into this proxy  statement,  in their  entirety  before  voting.  Section  references  are included  below to  direct  you to a more  complete  description  of the  topics discussed in this summary term sheet.

o    You are being asked to approve and adopt an  Agreement  and Plan of Merger, dated as of November 15, 2004, which provides the merger of Merger Sub into
     Westan. As a holder of Westan common stock, you and all other such holders, other than Messrs. Lopez and Peck and their affiliates, will be entitled to receive $0.32 in cash, without interest (the "cash merger  consideration"), for each  share of  Westan  common  stock  that you own.  See  "Information
     Concerning the Special Meeting," page _____.

o    Because  Merger Sub was created only to  facilitate  the merger,  it has no assets.  SKI will fund  approximately $1.5 million to effect the payment of the total cash merger consideration to Westan's unaffiliated stockholders.

o    The merger must be approved and adopted by  two-thirds  of our  outstanding shares of common stock.  Messrs.  Lopez and Peck and their  affiliates  own approximately  54% of  Westan's  common  stock  and will not  receive  cash consideration in the merger. These persons have agreed to vote their shares in accordance with the majority of shares cast for or against the merger by unaffiliated  stockholders  voting  in  person  or by proxy at the  special meeting.

o    This is a "going private" transaction. As a result of the merger:

o    SKI will hold all of our common stock and equity interest;

o    Our  current  stockholders  will no longer  have an  interest in any future earnings or growth of the business;

o    We will no longer be a publicly-traded company; and

o    Our common  stock will no longer be traded on the OTC Bulletin  Board.  See
     "Special Factors--Certain Effects of the Merger," page _____.

o    The  proposed  merger  involves a potential  conflict  of interest  because
     Messrs.  Lopez and Peck,  the organizers and owners of SKI, are two members of our three member  board of  directors.  As a result,  the board formed a special  committee,  consisting of Stanford E. Clark,  the sole independent director,  for the  purposes  of  considering,  negotiating  and  making  a
     recommendation    regarding    the    proposed    merger.    See   "Special
     Factors--Background of the Merger," page _____.

o    In August  2004,  we retained  the  services of  Ehrhardt  Keefe  Steiner &
     Hottman PC ("EKS&H"), as the financial advisor to the special committee, to give it an opinion as to the  fairness  of a  proposed  transaction  to our stockholders.  See "Special  Factors--Opinion  of Financial  Advisor to the
     Special Committee," page _____.

o    On November 15, 2004,  EKS&H rendered its opinion to the special  committee that, as of that date and subject to the  assumptions,  qualifications  and limitations  set forth in its  opinion,  the $0.32  per share  cash  merger consideration  to be paid in the merger was fair, from a financial point of view,  to the holders of Westan  common stock other than Messrs.  Lopez and
     Peck and their  affiliates.  The full extent of EKS&H's opinion is attached to this proxy statement as Annex B. The summary of EKS&H's opinion which is
     located  in  the  section  of  this  proxy  statement   entitled   "Special
     Factors--Opinion  of  Financial  Advisor to the  Special  Committee,"  page
     _____, is qualified by reference to the full text of the opinion,  which we urge you to read  carefully  in its  entirety.  The opinion was directed to
     Westan's special  committee and does not constitute a recommendation  as to how any holder of our common stock should vote on the merger.  See "Special
     Factors--Opinion of Financial Advisor to the Special Committee," page .

o    The special  committee has determined that the merger is fair to and in the best interests of our common stockholders and other than Messrs.  Lopez and
     Peck and their  affiliates and has recommended to our board that the merger should be completed under the terms of the merger  agreement.  See "Special
     Factors--Recommendation  of the Special  Committee and Board of Directors,"
     page _____.

o    Acting  on the  recommendation  of the  special  committee,  our  board  of directors has approved and adopted the merger  agreement and authorized the merger and recommends that you vote FOR approval and adoption of the merger agreement and the merger. See "Special  Factors--The  Recommendation of the
     Special Committee and Board of Directors," page _____.

o    The merger agreement may be terminated at any time before the completion of the merger by mutual written  consent of both SKI and us or by either party in certain instances. See "The Merger Agreement--Termination," page _____.

o    If the merger  agreement  is  terminated  by SKI in certain  circumstances, including in the event that we breach the "no shop" provision of the merger agreement,  or the board  withdraws  its  recommendation  of the  merger or recommends an alternative  transaction to the merger,  then Western will be obligated  to pay SKI a  termination  or  "break-up"  fee in the  amount of
     $50,000. See "The Merger Agreement--Termination," page _____.

o    If you choose not to vote in favor of the merger,  Wyoming law entitles you to a judicial  appraisal of the fair value of your shares of common  stock.
     There  are  procedural  requirements  that you will  have to  follow if you decide to pursue a judicial  appraisal.  Unless such  expenses are assessed against us by the court,  we will not pay any expenses that you might incur in this regard. See "Dissenters' Rights of Appraisal," page _____.

o    Your receipt of cash as a result of the merger will  generally be a taxable transaction  to you.  See  "Special  Factors--Material  Federal  Income Tax
     Consequences," page _____.

                                      QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   What is the proposed transaction?             Q:   When do you expect the merger to be
                                                        completed?
A:   SKI will acquire Westan by merging LZ
     Acquisition, Inc., a wholly-owned             A:   We are working to complete the merger as
     subsidiary of SKI, into Westan.  As a              quickly as possible.  If the merger
     result of the merger, Westan will become a         agreement is approved and the other
     wholly-owned subsidiary of SKI.                    conditions to the merger are satisfied,
                                                        we expect to complete the merger in
Q:   Who are SKI and LZ Acquisition?                    early 2005.

A:   SKI and LZ Acquisition were formed in         Q:   What are the income tax consequences of
     connection with the proposed merger by             the merger to me?
     Manuel B. Lopez and James M. Peck, two
     directors and officers of Westan.  Messrs.    A:   The merger will be a taxable transaction
     Lopez and Peck and certain of their                to you for federal income tax purposes.
     affiliated trusts presently own                    To review a brief description of the
     approximately 54% of Westan's outstanding          federal income tax consequences to
     common stock which will be transferred to          stockholders, see pages ____ to ____.
     SKI simultaneously with the merger.  SKI is
     referred to herein as the "Buyer" and         Q:   What conflicts of interest does the
     depending on the context, Messrs. Lopez and        board of directors have in recommending
     Peck are sometimes identified as the               approval of the merger agreement?
     natural persons representing the Buyer.
     Collectively, SKI and these persons are       A:   Two of the three members of the board of
     referred to as the Buyers.                         directors, Manuel B. Lopez and James M.
                                                        Peck have a conflict of interest in
Q:   What will I receive in the merger?                 recommending approval of the merger
                                                        agreement because they are beneficial
A:   Stockholders of Westan, other than the             owners of SKI.  In light of the
     Buyers and stockholders who dissent and            conflicting interests of Messrs. Lopez
     seek appraisal of the fair value of their          and Peck with Westan's unaffiliated
     shares, will be entitled to receive $0.32          stockholders as described immediately
     in cash, without interest, for each share          above, the board of directors formed a
     of Westan's common stock that they own.            special committee consisting of the
                                                        single independent director to evaluate
Q:   Why is the board of directors recommending         the proposed merger.  To review the
     that I vote for the merger at this time?           factors considered by the special
                                                        committee and the board of directors in
A:   The board believes that it is in the best          approving the merger agreement, see
     interests of Westan's unaffiliated                 pages _____ to _____.
     stockholders to accept and the opportunity
     presented by the Buyers at this time to       Q:   What did the board of directors do to
     sell their shares at a substantial premium         make sure the price per share I will
     over the market price of Westan's shares in        receive in the proposed merger is fair
     recent years.  Approval of the board of            to me?
     directors was unanimous, although Messrs.
     Lopez and Peck are not independent for        A:   The board of directors formed a special
     purposes of the merger.  To review the             committee consisting of its single
     background and reasons for the merger in           independent director to negotiate the
     greater detail, see pages _____ to _____.          terms of the merger agreement with the
                                                        Buyers.  The special committee
                                                        independently selected and retained
                                                        separate legal and financial advisors to
                                                        assist in this process, and received an

         opinion from its financial advisor, on        Q:   Who can vote on the merger?
     which the special committee relied, stating
     that based on and subject to the              A:   All Westan stockholders of record as of
     limitations, assumptions and qualifications        the close of business on _____________,
     stated in that opinion, as of November 15,         2004 will be entitled to notice of, and
     2004, the $0.32 per share the unaffiliated         to vote at, the special meeting to
     stockholders of Westan will receive in the         approve the merger agreement and the
     proposed merger was fair to those                  transactions contemplated thereby.
     stockholders from a financial point of
     view.                                         Q:   Should I send in my stock certificates
                                                        right now?
Q:   What are the disadvantages to me of merging
     Westan with LZ Acquisition?                   A:   No.  After the merger is completed, we
                                                        will send you a transmittal form and
A:   Following the merger, you will no longer           written instructions for exchanging your
     benefit from any earnings, expansion,              share certificates for cash.
     diversification or growth of Westan.
                                                   Q:   If my shares are held in "street name" by
Q:   What vote is required to approve the merger        my broker, will my broker vote my shares
     agreement?                                         for me?

A:   The holders of two-thirds of all              A:   Your broker will vote your shares only if
     outstanding shares of Westan's common stock        you provide instructions on how to vote.
     must vote to approve the merger agreement.         You should follow the directions provided
     The Buyers currently own approximately 54%         by your broker regarding how to instruct
     of Westan's common stock and have agreed to        your broker to vote your shares.
     vote their shares in accordance with the
     majority of shares cast for or against the    Q:   May I change my vote after I have mailed
     proposed merger by unaffiliated                    my signed proxy card?
     stockholders voting in person or by proxy
     at the special meeting.                       A:   Yes.  Just send a written revocation or
                                                        another signed proxy card with a later
Q:   What do I need to do now?                          date to Computershare Trust Company,
                                                        Inc., Westan's transfer agent, before the
A:   Please mark your vote on, sign, date and           special meeting or simply attend the
     mail your proxy card in the enclosed return        special meeting and vote in person if you
     envelope as soon as possible, so that your         voted your proxy directly.  If your
     shares may be represented at the special           shares are held in "street name," you
     meeting.                                           should contact your broker to obtain
                                                        instructions as to how to cancel or
Q:   What rights do I have if I oppose the              change your vote.  Computershare's
     merger?                                            address is Post Office Box 1596, Denver,
                                                        Colorado 80201.
A:   Stockholders who oppose the merger may
     dissent and seek judicial appraisal of the
     fair value of their shares (which could be
     more or less than $0.32 per share), but
     only if they comply with all of the
     procedures under Wyoming law explained on
     pages ____ to____ and in Annex C to this
     proxy statement.  It is a condition to the
     Buyer's obligation to consummate the merger
     that holders of not more than 5% of the
     common stock exercise their dissenters'
     rights.

                                                      SUMMARY

     The following  summarizes the material  aspects of the proposed  merger and highlights  selected  information  contained  elsewhere in this proxy statement.
This  summary may not contain all of the  information  that is important to you, and is  qualified  in its entirety by the more  detailed  information  contained elsewhere  in this  proxy  statement,  including  the  annexes to it, and in the documents incorporated by reference. To understand the proposed merger fully and for a more complete  description of the terms of the proposed merger, you should carefully read this entire proxy statement, including the annexes to it, and the documents incorporated by reference.

Principals of the Buyers                                Special Factors (see page ____)

     SKI, is a limited liability company organized by       There are a number of factors that you should
two of our directors, Manuel B. Lopez and James M.      consider in connection with deciding how to vote
Peck, to acquire the ownership interests of our         your shares.  They include:
unaffiliated stockholders.  Mr. Lopez proposed the
merger transaction to Westan's board of directors and   o        the background of the merger;
negotiated all aspects of the transaction on behalf
of SKI and LZ Acquisition.  For more information in     o        the factors considered by the special
this regard, see "The Parties" below.                            committee and the board of directors;

The Special Meeting (see page ___)                      o        the opinion of the financial advisor to
                                                                 the special committee;
     A special meeting of stockholders of Westan will
be held at 11:00 a.m., Mountain Time, on Friday,        o        the recommendation of the special
______________, 2005 at the Snow King Resort, 400                committee and the board of directors;
East Snow King Avenue, Jackson, Wyoming 83001.  At
the special meeting, you will be asked to consider      o        the purpose and effect of the merger; and
and vote on a proposal to approve the merger
agreement described in this proxy statement.            o        the interests of certain persons in the
                                                                 merger.
     Only Westan stockholders of record at the close
of business on the record date, _____________, 2004,        These factors, in addition to several other
will be entitled to notice of, and to vote at, the      factors to be considered in connection with the
special meeting.  On the record date, there were        merger, are described in this proxy statement.  For
9,963,015 shares of common stock outstanding and        a detailed discussion of each of these factors, see
entitled to one vote per share at the special           pages _____ to _____.
meeting.  Our shares are held by approximately 3,500
stockholders of record, although there are a number     Reasons for Engaging in the Transaction (see
of other  beneficial owners of our common stock.        page_____)

     Wyoming law requires that the holders of               The sole reason for engaging in the merger,
two-thirds of the outstanding shares of Westan common   from your perspective, is to provide you the
stock vote to approve the merger agreement.  The        opportunity to receive a cash price for your shares
Buyers currently own 5,438,213 shares of Westan         at a significant premium over the market price at
common stock, representing approximately 54% of the     which our common stock traded before the November
outstanding shares of common stock as of the record     16, 2004 announcement of the Buyers' merger
date and have agreed to vote their shares in            proposal.
accordance with the majority of shares cast for or
against the proposed transaction by unaffiliated
stockholders voting in person or by proxy at the
special meeting.  For a more detailed description of
the interests of the Buyers, see pages _____ to
-----.

Recommendations of the Special Committee and our        Westan's Position as to the Fairness of the Merger
Board of Directors (see page _____)                     (see page _____)

     The special committee of our board of directors,       We believe the merger and the merger
consisting of one independent director, was formed to   consideration to be fair to our unaffiliated
consider and evaluate the merger.  The special          stockholders.  In reaching this determination we
committee has approved the merger agreement and         considered a number of factors, including:
determined that the merger is in the best interests
of Westan and its unaffiliated stockholders.  The       o        the fact that the merger consideration of
special committee has recommended to our board of                $0.32 per share represents a substantial
directors that the board determine that the merger is            premium over the $0.12 price of our common
advisable and in the best interests of Westan and our            stock on the last full trading day prior
unaffiliated stockholders and that the merger                    to our November 16, 2004 announcement of
consideration is fair to our unaffiliated                        the offer by Buyers and substantially
stockholders.  The special committee has also                    exceeds the historical market prices of
recommended that the board of directors approve the              Westan's common stock for the last three
merger agreement and that the board of directors                 years;
determine to submit the merger to our stockholders
and recommend that our stockholders vote to adopt the   o        the fact that Westan's common stock trades
merger agreement.  Even though two of three members              only sporadically in the over-the-counter
of our board of directors are not independent with               market.  No established trading market for
respect to the proposed merger, our board of                     Westan's common stock currently exists.
directors has determined that the merger is advisable            The merger consideration of $0.32 per
and in the best interests of Westan and our                      share represents an opportunity for
unaffiliated stockholders and that merger                        unaffiliated stockholders to achieve
consideration is fair to Westan and our unaffiliated             liquidity;
stockholders.  Accordingly, our board of directors
has approved the merger agreement and recommends that   o        the fact that EKS&H delivered an opinion
you vote FOR the proposal to adopt the merger                    to the special committee to the effect
agreement.                                                       that as of November 15, 2004, and based on
                                                                 and subject to the limitations,
Opinion of Ehrhardt Keefe Steiner & Hottman PC (see              assumptions and qualifications contained
pages _____ to _____)                                            in that opinion, the merger consideration
                                                                 to be received by our unaffiliated
     In connection with the merger, the special                  stockholders in the merger was fair to
committee considered the opinion of the special                  those stockholders from a financial point
committee's financial advisor, Ehrhardt Keefe Steiner            of view;
& Hottman PC, as to the fairness of the merger
consideration to our unaffiliated stockholders from a   o        the fact that the purchase price was
financial point of view.  EKS&H delivered its opinion            proposed after EKS&H had provided its
to the special committee on November 15, 2004 that,              valuation analyses, and that no specific
as of that date and based on and subject to the                  guidance was provided to EKS&H with
assumptions, limitations and qualifications stated in            respect to expectations of value;
the opinion, the consideration to be received by our
unaffiliated stockholders pursuant to the merger        o        the fact that the merger was approved and
agreement was fair to those stockholders from a                  recommended by the special committee
financial point of view.  EKS&H's opinion was                    following its negotiations with Manuel
provided for the information of the special committee            Lopez on behalf of the Buyers; and
and does not constitute a recommendation to any
stockholder with respect to any matter relating to
the proposed merger. EKS&H's full opinion is attached
as Annex B.

o        Westan's board of directors determined that   obligation to file reports under Section 13 of the
         the transaction would be structured with a    Exchange Act, as a result of which Westan would no
         majority of the minority approval             longer be publicly traded on the over-the-counter
         provisions which obligates the Buyers to      market.
         vote for or against the proposal in
         accordance with the majority vote of          The Merger Agreement (see page _____).
         Westan's unaffiliated stockholders.
                                                            The Merger Consideration (see page ____)
Interests of our Directors and Executive Officers in
the Merger (see page _____)                                 If the merger is completed, you will be
                                                       entitled to receive $0.32 per share in cash for
    In considering the recommendation of our board     each share of Westan common stock you own, without
of directors with respect to the merger agreement      interest.
and the transactions contemplated thereby, you
should be aware that, in addition to the matters            Conditions to the Merger (see page _______)
discussed above, two members of our board of
directors have interests in the merger that are in          Certain nonwaivable conditions must be
addition to or different from the interests of our     satisfied before any of Westan, SKI or LZ
stockholders generally and that such interests         Acquisition is obligated to complete the merger,
create potential conflicts of interest                 including the following:

     Messrs. Lopez and Peck, two of our directors      o        the merger must be approved by the
and executive officers, own all of the membership              holders of two-thirds of the outstanding
interests of the Buyer, SKI.  Although they will               shares of common stock of Westan; and
receive no cash in the merger, they will share in
benefits accruing to the Buyer's full ownership of     o        there must be no legal or judicial
Westan and its assets.                                         restraint or prohibition preventing
                                                               completion of the merger;
     Indemnification arrangements for our present
and former directors and officers will be continued         Other conditions which must be satisfied
by the surviving corporation after the merger.         unless waived by SKI include:

Primary Benefits and Detriments to Unaffiliated        o        the absence of any occurrence which would
Stockholders (see page _____)                                  reasonably be expected to result in a
                                                               material adverse effect on Westan; and
     Our unaffiliated stockholders will receive a
cash payment for their shares at a premium above the   o        holders of not more than 5% of Westan's
market price of our shares prior to announcement of            common stock shall have dissented from the
the merger proposal and for the last several years.            merger in accordance with the Wyoming
After the merger, our unaffiliated stockholders will           Business Corporation Act.
no longer have an interest in Westan or any of its
future earnings growth or increase in value.                Finally, other conditions, including
                                                       compliance with representations, warranties and
Plans for Westan After the Merger                      covenants, must be satisfied by Westan or waived
                                                       by SKI and LZ Acquisition before either SKI or LZ
    The Buyers expect that after the Merger,           Acquisition is obligated to complete the merger.
Westan's business will continue to be operated         Similarly, compliance with additional
substantially as it is currently being conducted.      representations, warranties and covenants must be
Neither the Buyers nor Westan has any definite         satisfied by SKI and LZ Acquisition or waived by
material plans or proposals that would take place      Westan before Westan is obligated to complete the
after the Merger.  However, after the Merger Westan    merger.  No party anticipates waiving any
may consider possibilities and alternatives with       condition to the merger.  Proxies would not be
respect to its operations and development              resolicited from stockholders upon the waiver of
activities.  In addition, the Buyers intend to         any of representation, warranty or covenant unless
suspend Westan's                                       the waiver would be material to the voting
                                                       decision of stockholders.

     Termination of the Merger Agreement (see              Acquisition Proposals (see page _____)
page_____)
                                                           The merger agreement provides that
    Westan and SKI may agree at any time (including   neither Westan nor any of its representatives
any time after the special meeting but before         may take any action to initiate, solicit,
consummation of the merger) to terminate the merger   negotiate, encourage or provide confidential
agreement. In addition, the merger agreement may be   information to facilitate any proposal
terminated:                                           competing with the merger except as described
                                                      below.
o        by either Westan or SKI if the merger is
        not completed by March 31, 2005 unless such        Westan may, prior to receipt of
        date is extended by the parties;              stockholder approval of the merger and in
                                                      response to an unsolicited bona fide written
o        by either Westan or SKI if a court or        offer which Westan's board of directors
        governmental agency or authority issues a     determines, in good faith and after
        non-appealable final ruling permanently       consultation with the independent financial
        restraining or prohibiting the merger or if   advisor to the special committee, would
        a legal action is pending challenging the     reasonably be expected to result in a
        merger;                                       transaction more favorable to Westan's
                                                      unaffiliated stockholders than the merger:
o        by either Westan or SKI if the merger
         agreement is not adopted by two-thirds of    o        furnish confidential or non-public
         all outstanding shares of Westan or by SKI            information to, and negotiate with a
         if holders of more than 5% of Westan's                potential acquirer;
         common stock dissent from the merger;
                                                      o        terminate the merger agreement; and
o        by either Westan or SKI, if (x) there has
         been a breach by the other party of any      o        enter into another proposal which
         representation or warranty contained in               Westan's board of directors, in good
         the merger agreement, or (y) there has                faith, has determined is reasonably
         been a breach of any of the covenants or              likely to be consummated.
         agreements set forth in the merger
         agreement on the part of the other party;         We have agreed to keep SKI informed of
                                                      the status of any other proposals and
o        by Westan if, prior to receiving             negotiations.
         stockholder approval, Westan receives and
         resolves to accept a proposal superior to         Fees and Expenses (see page _____)
         the merger and pays SKI the fee described
         below under "Fees and Expenses"; or              Each party will pay the costs and expenses
                                                      incurred by it in connection with the merger.
o        by SKI, if the board of directors of
         Westan shall have failed to recommend, or
         shall have withdrawn, modified or amended
         in any material respect its approval or
         recommendation of, the merger, shall have
         recommended a different acquisition
         proposal, shall have resolved to accept a
         proposal it deems superior to the proposed
         merger, or shall have recommended to
         Westan's stockholders that they tender
         their shares in an offer commenced by a
         third party.

Westan will pay SKI a fee of $50,000 if:

o        prior to obtaining stockholder approval,
        Westan determines to accept a proposal
        superior to the merger and terminates the
        merger agreement; or

o        Westan's board of directors fails to
        recommend the merger proposal, or
        withdraws, modifies or amends its
        recommendation or recommends a competing
        proposal; or

o        prior to the special meeting a competing
        proposal is announced, stockholders do not
        approve the merger proposal and the
        announced proposal is consummated within
        12 months after termination of the merger
        agreement.

SKI will release Westan from loans made to Westan
in the approximate amount of $100,000 if SKI:

o        fails to consummate the merger by March
        31, 2005, unless extended by the parties,
        if the conditions to SKI's obligation to
        close the merger have been satisfied
        (other than such conditions not satisfied
        because of a breach of a representation,
        warranty or covenant of SKI or LZ
        Acquisition under the merger agreement).

     Any payment by Westan or SKI of the
applicable fee or forgiveness described above will
constitute the other party's sole remedy for the
circumstances giving rise to that payment or
forgiveness.

Dissenters' Rights of Appraisal (see page _____)

     Any stockholder who does not wish to accept
the $0.32 per share cash consideration in the
merger has the right under Wyoming law to have
his, her or its shares appraised by a Wyoming
state district court.  This "right of appraisal"
is subject to a number of restrictions and
technical requirements.  Generally, in order to
exercise appraisal rights, among other things:

 o        you must not vote in favor of the
          merger agreement; and

 o        you must make a written demand for
          appraisal in compliance with Wyoming
          law before the vote on the merger
          agreement.

      Merely voting against the merger agreement
 will not preserve your right of appraisal under
 Wyoming law.  Annex C to this proxy statement
 contains the Wyoming statute relating to your
 right of appraisal.  Failure to follow all of
 the steps required by this statute will result
 in the loss of your right of appraisal.

 Financing of the Merger (see pages _____ to
 -----)

      SKI will pay the cash consideration to
 Westan's unaffiliated stockholders from its
 internal funds and funds to be obtained through
 borrowings from banks and/or individuals.

Selected Consolidated Financial Data of Westan

     The following table sets forth selected consolidated financial data for Westan and its subsidiaries as of and for each of the five years in the period ended December 31, 2003, and as of and for the nine months ended
September 30, 2003 and 2004.  No pro forma data giving effect to the proposed merger is provided because Westan does not believe such information is material to stockholders in evaluating the proposed merger since (1) the proposed merger consideration is all cash and (2) if the proposed merger is completed, the common stock of Westan would cease to be publicly traded.

     The financial information for Westan as of and for each of the five years in the period ended December 31,
2003 has been derived from the consolidated financial statements of Westan which have been audited by our independent certified public accountants.  The financial information for Westan as of and for the nine months ended September 30, 2003 and 2004 has been derived from the unaudited consolidated financial statements of Westan which, in the opinion of Westan's management, include all adjustments necessary for a fair presentation of
Westan's financial position and results of operations.  All such adjustments are of a normal recurring nature.
The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be achieved for the full year, and cannot be used to indicate financial performance for the entire year.  The following financial information should be read in conjunction with "Management's Discussion and
Analysis of Financial Condition and Results of Operation" and the Consolidated Financial Statements of Westan and
the notes thereto included in Westan's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and Quarterly Report on Form 10-Q for the period ended September 30, 2004 which are enclosed with this proxy statement and incorporated by reference.  Also please refer to "Available Information."

                                                                                                         As of or for the
                                                                                                        Nine Months Ended
                                                     As of or for the Year Ended December 31,             September 30,
                                                     ----------------------------------------             -------------
                                    1999           2000          2001         2002         2003         2003         2004
                                    ----           ----          ----         ----         ----         ----         ----
Statements of Operations Data:
Gross revenues               $ 8,877,837    $10,017,284     $9,600,115  $9,803,306   $10,260,678   $8,762,208   $8,938,611
Nonoperating revenues                  0              0              0   1,496,455             0            0            0
Total Revenues                 8,660,995     10,017,284      9,600,115  11,299,761    10,260,678    8,762,208    8,938,611
Costs and expenses             9,585,701     10,254,637     10,136,435  10,221,836    10,722,651    8,199,900    8,816,970
Income (Loss) before taxes      (707,864)      (237,353)      (536,320)  1,077,925      (461,973)     562,218      121,641
Provision for income taxes             0              0              0           0             0            0            0
Minority interest                162,821         52,708        119,495     263,349       101,759      137,787       38,930
                             -----------    -----------     ----------  ----------   -----------   ----------   ----------
Net income                   ($  545,043)   ($  184,645)    ($ 416,825) $  814,576   ($  360,214)  $  424,431       82,711
                             ===========    ===========     ==========  ==========   ===========   ==========   ==========

Balance Sheet Data:
Current assets               $   840,423    $   883,234     $  836,198  $  967,961   $   896,026          N-A   $1,201,520
Property and equipment         9,374,111      9,487,802      9,254,166   8,908,204     9,016,325                 9,001,879
Other assets                     638,608        612,244        513,643     465,949       497,873                 1,341,658
                             -----------    -----------     ----------  ----------   -----------                ----------
Total assets                 $10,853,142    $10,983,280     $10,604,007 $10,342,114  $10,410,224                $11,545,057
                             ===========    ===========     =========== ===========  ===========                ===========

Current liabilities          $ 2,010,700    $ 1,808,133     $2,208,538  $2,374,492   $ 3,112,676                $2,088,266
Long term liabilities          8,402,327      8,972,385      8,729,127   7,223,356     7,015,255                 9,052,859
Minority interest in
 subsidiary                    2,071,635      2,018,927      1,899,432   2,162,780     2,061,021                 2,100,367
Shareholders' equity
 (deficit)                    (1,631,520)    (1,816,165)    (2,233,090) (1,418,514)   (1,778,728)              (1,696,435)
                             -----------    -----------     ----------  ----------   -----------                ----------
Total liabilities and
Shareholders' equity
 (deficit)                  $ 10,853,142   $ 10,983,280    $10,604,007 $10,342,114   $10,410,224               11,545,057
                             ===========    ===========     =========== ===========  ===========                ===========

                                   THE PARTIES

Western Standard Corporation

     Westan was  organized as a Wyoming  corporation  in 1955 for the purpose of engaging in the natural resources business, particularly uranium and oil and gas exploration.  On November 2, 2004, we sold our minor  interests in our remaining oil and gas leases,  which had been  providing only a minimal amount of revenue.
These properties were sold to an unaffiliated oil and gas company for $65,000.

     In 1971 and 1972 we acquired real estate,  including the Snow King ski area in Jackson,  Wyoming.  Construction of a 204 room hotel and convention center on the property  began in 1973,  became  operational  in 1976 and was  completed in
1977. In 1981, 50% of the Snow King property was sold to Pick-Jackson  Corp. and the remaining 50% was transferred to two partnerships.

     In 1992 Snow King Resort,  Inc. ("SKRI")  reacquired the land, ski area and
the  hotel.  We  own   approximately  76%  of  the  voting  power  of  SKRI  and
approximately 39% of its common stock.  SKRI's operations have been consolidated in our  financial  statements.  We have  essentially  no  operations or business except for our ownership interest in SKRI.

     Our   properties,   which  we  call  the  Snow  King  Resort,   consist  of
approximately  52 acres of fee land and 404 acres of land leased from the United
States Forest  Service (370 acres) and the Town of Jackson,  Wyoming (34 acres).
We operate a hotel, ski area and conduct other recreational  activities on these properties.  Our resort is located about six blocks from the Jackson Town Square and about 10 miles from the Jackson Hole Airport.

     Our address is 400 East Snow King  Avenue,  Post Office Box 1846,  Jackson,
Wyoming 83001 and our telephone number is (307) 734-3177.

SKI and LZ Acquisition, Inc.

     Snow King  Interests  LLC ("SKI") is a Wyoming  limited  liability  company organized  by Manuel  B.  Lopez and  James M.  Peck.  SKI was  formed to own and conduct the business of Westan,  which will be a wholly-owned  subsidiary of SKI following the merger. LZ Acquisition, Inc. is a Wyoming corporation and owned by
SKI. LZ  Acquisition,  Inc. was  organized for the sole purpose of effecting the merger and will be merged with and into  Westan.  The address of both SKI and LZ
Acquisition is 4950 Beaver Pond Drive, Wilson, Wyoming 83014.

                   INFORMATION CONCERNING THE SPECIAL MEETING

Time, Place and Date

     This proxy  statement is furnished in connection  with the  solicitation by the board of directors of proxies from Westan  stockholders for use at a special meeting of  stockholders  to be held at 11:00 a.m.,  Mountain  Time,  on Friday,
_________________,  2005,  at the Snow King  Resort,  400 East Snow King Avenue,
Jackson, Wyoming 83001, or at any adjournment or postponement thereof,  pursuant to the enclosed Notice of Special Meeting of Stockholders.

Purpose of the Special Meeting

     At the  special  meeting,  the  stockholders  of  Westan  will be  asked to consider and vote upon the approval of the merger agreement and the transactions contemplated  thereby.  A copy of the merger agreement is attached to this proxy statement as Annex A. Pursuant to the merger  agreement,  each outstanding share of common stock other than (1) common  stock held by Messrs.  Lopez and Peck and
their  affiliates,  SKI  or  LZ  Acquisition,   or  (2)  common  stock  held  by
stockholders  who perfect  their  rights  under  Wyoming law to dissent from the merger and seek a judicial  appraisal  of the fair value of their shares will be converted into $0.32 per share, without interest.

     Based on the factors described below under "Special Factors--Recommendation of  the  Special  Committee  and  Board  of  Directors"  and  on  the  unanimous recommendation  of its  special  committee,  the  board of  directors  of Westan recommends that stockholders vote "FOR" approval of the merger agreement and the transactions contemplated thereby.

Record Date; Voting at the Meeting; Quorum

     The board has fixed the close of  business on  ______________,  2004 as the record date for the special meeting. Only stockholders of record as of the close of  business on the record date will be entitled to notice of and to vote at the special meeting.

     As of the close of  business  on the record  date,  Westan had  outstanding
9,963,015  shares of its common  stock,  held of record by  approximately  3,500 registered  holders,  although Westan believes it has other beneficial owners of its  common  stock.  Holders of the common  stock are  entitled  to one vote per share.  The  presence  in  person  or by proxy of the  holders  of not less than one-half of the voting power of the outstanding common stock entitled to vote at the special meeting constitutes a quorum. Broker non-votes and shares present or represented but as to which a stockholder  abstains from voting will be included in determining whether there is a quorum at the special meeting.

Required Vote

     Under  Wyoming  law and  Westan's  articles  of  incorporation,  the merger agreement must be approved by the affirmative  vote of the holders of two-thirds of the voting power of the outstanding  shares of common stock.  The affirmative vote of  6,642,043  shares of common  stock will be  necessary  to satisfy  this voting requirement.  Messrs.  Lopez and Peck and their affiliates have agreed to vote their shares in accordance  with the majority of shares cast for or against the proposed  transaction by  unaffiliated  stockholders  voting in person or by proxy at the  special  meeting.  SKI and  Messrs.  Lopez  and  Peck,  and  their affiliates,  currently  own 5,438,213  shares of common stock in the  aggregate, representing  approximately 54% of our outstanding  shares of common stock as of the Record Date.

     Because  Westan's merger agreement must be approved by the affirmative vote of the holders of  two-thirds of the voting power of the  outstanding  shares of common stock,  failure to return an executed  proxy card or to vote in person at the special meeting or abstaining from the vote will  constitute,  in effect,  a vote against approval of the merger agreement and the transactions  contemplated thereby. Similarly, broker non-votes will have the same effect as a vote against approval of the merger agreement and the transactions contemplated thereby.

Voting and Revocation of Proxies

     The  enclosed  proxy  card is  solicited  on  behalf of  Westan's  board of directors.  The giving of a proxy does not  preclude the right to vote in person should  any  stockholder  giving  the  proxy  so  desire.  Stockholders  have an unconditional  right to revoke  their  proxy at any time prior to its  exercise, either by filing with Westan's secretary at Westan's principal executive offices a written  revocation or a duly executed proxy bearing a later date or by voting in person at the special  meeting.  Attendance  at the special  meeting  without casting a ballot  will not, by itself,  constitute  revocation  of a proxy.  Any written notice revoking a proxy should be sent to  Computershare  Trust Company,
Inc., Post Office Box 1596, Denver, Colorado 80201.

Action to be Taken at the Special Meeting

     All shares of common stock  represented at the special  meeting by properly executed proxies received prior to or at the special meeting,  unless previously
revoked,   will  be  voted  at  the  special  meeting  in  accordance  with  the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted FOR the  approval  of the merger  agreement  and the  transactions contemplated  thereby.  As explained below in the section entitled  "Dissenters'
Rights of  Appraisal,"  a vote in favor of the merger  agreement  means that the stockholder  owning  those  shares  will not have the right to dissent  and seek judicial appraisal of the fair value of such stockholder's  shares.  Westan does not know of any  matters,  other  than as  described  in the  Notice of  Special
Meeting of Stockholders,  which are to come before the special  meeting.  If any other  matters are  properly  presented at the special  meeting for action,  the persons named in the enclosed  proxy card and acting  thereunder  generally will have  discretion to vote on such matters in accordance with their best judgment.
Pursuant  to our bylaws,  any  adjournment  of the  special  meeting may be made without notice,  other than by an announcement  made at the special meeting,  by approval of the holders of a majority  of the shares of  Westan's  common  stock present in person or represented by proxy at the special meeting, whether or not a quorum exists.  The proposal  granting to the proxies the authority to vote to adjourn the special  meeting to satisfy  conditions to the closing of the merger agreement  must be  approved  and  adopted by the  holders of a majority  of the shares of our  common  stock  present in person or  represented  by proxy at the special  meeting.  Although  it is not  currently  anticipated,  the most likely reason for adjournment would be to solicit additional votes to approve and adopt the merger agreement and to authorize the merger.

Proxy Solicitation

     Westan is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority  for the execution of proxies.  Westan may reimburse  such persons for their expenses in so doing. In addition to the  solicitation of proxies by mail, the  directors,  officers  and  employees  of Westan and its  subsidiaries  may, without  receiving any additional  compensation,  solicit  proxies by telephone, telefax, telegram or in person.

     No person is authorized to give any information or make any  representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

     Westan stockholders should not send any certificates representing shares of common stock with their proxy card. If the merger is consummated,  the procedure for the exchange of certificates  representing shares of common stock will be as set forth in this proxy statement. See "The Merger Agreement--The Exchange Fund;
Payment for Shares of Common  Stock" and "The Merger  Agreement--  Transfers  of
Common Stock."

                                 SPECIAL FACTORS

Background of the Merger

     As discussed  above,  Westan developed and built the Snow King Resort hotel and convention  center  facilities and has operated the resort,  either alone or with partners,  during the last 27 years.  Westan owns  approximately 76% of the voting common stock and  approximately  39% of the total stock (including common and preferred) of Snow King Resort,  Inc. ("SKRI") which in turn owns all of the resort's  operating  assets  and  approximately  52  acres of fee  land.  SKRI's operations  over the years have  largely been  unprofitable,  except in the year
2002 when the sale of real estate lots turned an operating  loss into net income for that year.  See  Westan's  Annual  Report on form  10-KSB for the year ended
December  31, 2003 and its  Quarterly  Report on Form 10-QSB for the nine months ended September 30, 2004, both included with this proxy  statement,  for further discussion of Westan's business and results of operations.

     Given its history of losses and  sizeable  debt  burden,  Westan  sought to attract  a buyer  for the SKRI  assets in 2001.  In the  summer of 2001,  Westan engaged the real estate brokerage firm of Sonnenblick-Goldman Company to prepare a presentation  which included  SKRI's assets and  approximately  8 acres of fee land owned by others contiguous to or near the Snow King resort. Westan believed the larger package might offer a more attractive  development  opportunity for a large,  well  capitalized  company.  On November 13,  2001,  Sonnenblick-Goldman summarized  the results of its  marketing  efforts in a letter to Westan:  three persons inspected the property,  one person submitted a letter of intent subject to several  conditions  but covering only a part of the property,  seven persons submitted letters indicating an interest (two of whom made verbal offers) and 74 persons declined the opportunity. The one person submitting a one page letter of intent  indicated  an offer of $11 million for the fee simple  interest  and the leasehold  interest in the events center owned by the Town of Jackson.  A verbal offer of $9 million from another party for the same fee and leasehold properties was  relayed  to Westan by  Sonnenblick-Goldman.  The other  parties  submitting
letters  of  interest   suggested   various  things:   a  management   agreement
arrangement, a joint venture, a vacation time share development, and a potential debt or equity investment in a buyer or in a joint venture. There were no offers for the entire  package  as  presented  by  Sonnenblick-Goldman.  After  careful consideration  by  Westan's  board  of each  indication  of  interest,  and some follow-up  by  Sonnenblick-Goldman,  it was  determined  that the  consideration offered  or  discussed  was  inadequate  and,  after  payment  of debt and other expenses,  would leave Westan  stockholders  with little or nothing.  Also,  the board  determined  that  the  other  proposals  discussed  involving  management agreements,  joint ventures and proposals  involving only select portions of the properties would not enhance Westan's stockholders' values.

     Given the results of Sonnenblick-Goldman's marketing efforts, the fact that no  indications of interest have been received  since,  and the fact that Westan owns only 39% of the common stock of the operating  entity, it concluded that it had few, if any, viable strategic alternatives to enhance stockholder's value.

     In 2003,  Stanford E. Clark,  President  of Westan  until  January 6, 2004, turned 86 years of age. He indicated to Manuel B. Lopez, President of SKRI, that he wished to retire and sell his stake in Westan  which  consisted  of 1,847,018 shares or  approximately  18.5% of  Westan's  outstanding  common  stock.  After several months of  negotiations  concluded in November 2003, Mr. Lopez agreed to buy Mr. Clark's Westan shares for approximately $535,000 or $0.29 per share.

     Mr. Lopez then began to consider  ways he might arrange for the purchase of
Westan  shares held by  unaffiliated  stockholders.  He  approached  Mr. Peck, a stockholder  and fellow director of Westan.  Mr. Lopez began this  consideration because  he  believed  that if  fiduciary  duties  to public  stockholders  were eliminated,  conflicts  of  interest  which would  otherwise  hamper or preclude future conflicted transactions and master development of SKRI's properties,  and perhaps smaller land positions owned in part by him and by unaffiliated persons, would be significantly  reduced.  Further, he believed that he had the financial ability  to  purchase  the  Westan  shares  held by  unaffiliated  stockholders.
Finally,  Westan's lenders were unwilling to continue to extend credit to Westan and SKRI given  their  precarious  financial  position  and  operational  issues without personal guarantees of Messrs.  Lopez, Peck and others. At present,  Mr.
Lopez  and  his  wife  are   guarantors  of   $6,425,000   in  mortgage,   land,
infrastructure  and  construction  loans to  SKRI.  Mr.  Lopez  is  increasingly reluctant to continue to provide personal guarantees to SKRI, to benefit Westan, a publicly-held company.

     In July,  2004, Mr. Lopez formed SKI and employed legal counsel to consider the  proposed  purchase  of  shares  from  Westan's  unaffiliated  stockholders.
Westan's board of directors formed a special committee  consisting of Mr. Clark, its only  independent  director.  Mr. Clark  engaged  legal counsel and Ehrhardt
Keefe Steiner & Hottman PC ("EKS&H") an accounting  and financial  advisory firm to assist in his efforts to obtain a fair value for the shares of Westan held by
unaffiliated  stockholders.   The  financial  advisor  engaged  by  the  special
committee had begun to conduct preliminary analyses in July 2004 when two of its principals  visited the  Jackson,  Wyoming  area and the Snow King  Resort.  The principals  met with Mr.  Lopez who  showed  them the Snow  King and  contiguous properties  and they  talked in general  terms  about  hotel  operations,  local development  and  related  matters.  No  discussions  with  regard  to values or valuations occurred. Again, in August 2004 a principal and an associate of EKS&H visited  Jackson,  Wyoming to obtain a more in-depth  understanding of SKRI, its operations  and  properties.  During this visit,  EKS&H  retained Rocky Mountain
Appraisals,  a well known local real estate  appraisal  firm to assist it in its various  analyses.  There were no discussions as to value or valuation of SKRI's properties. During this period, a form of Agreement and Plan of Merger which was prepared by SKI and its counsel and  presented to the special  committee and its counsel and financial advisor.  There was no price mentioned in the draft merger agreement.

     A  conference  was held on  September  10,  2004 at the  offices  of EKS&H.
Attending  were  representatives  of that  firm,  Mr.  Lopez and  legal  counsel representing SKI and legal counsel representing the special committee. A general discussion  ensued in which Mr. Lopez explained the  capitalization of SKRI, the relative rights of the Class A and Class B common  stockholders  and the Class A preferred stockholders. Westan owns 12,000 Class B common shares which represent approximately  76% of the  voting  power  of SKRI and  approximately  39% of its equity  ownership.  Mr. Lopez noted that Westan's 39% ownership of SKRI would be critical  in  the  valuation  of  Westan's  shares.  EKS&H  then  discussed  the methodology it intended to use in preparation of its valuation report. That firm advised  the group that it believed  that a sales or  liquidation  valuation,  a discounted cash flow analysis,  and a comparable company analysis appeared to be appropriate.  EKS&H also advised  that it would take  several  weeks to complete work necessary to render a preliminary  evaluation to the special  committee and its  counsel.  The parties  agreed to keep in touch,  to provide any  additional information and to arrange a meeting to discuss the results of EKS&H work.

     On  October  14,  2004,  a meeting  was held at the  offices  of EKS&H.  In attendance were  representatives of EKS&H, counsel to the special committee (Mr.
Clark, the sole member of the special committee was available by telephone). Mr.
Lopez  and  counsel  to  SKI.  The  purpose  of the  meeting  was to  receive  a preliminary  report  from  EKS&H in order to enable  the  special  committee  to determine  whether it wished to pursue a transaction  with SKI and to enable SKI to decide whether it wished to pursue a transaction with Westan.

     EKS&H  discussed  the nature and scope of its work to date,  the  appraisal information it had received from Rocky Mountain Appraisals, the Jackson, Wyoming real estate appraiser it had engaged, the valuation methodologies it intended to use if a transaction were to be proposed and a range of preliminary  valuations.
EKS&H stated that its work to date was  preliminary  only and subject to further work and refinement.

     EKS&H  informed the group that using an asset based,  sale and  liquidation model,  the aggregate net value  attributable to stockholders of Westan would be
$3.2 million or $0.32 per Westan share. Using a discounted cash flow model EKS&H estimated  an aggregate  valuation  of $1.6 million or $0.16 per share.  Using a comparable  company  transaction,  EKS&H  estimated an aggregate  valuation from
$1.57  million to $3.4 million or between  $0.157 and $0.34 per share.  Based on all of its analyses,  EKS&H stated that its preliminary  conclusion  indicated a net valuation (after tax of $225,000) of $3.2 million or $0.32 per Westan common share.  EKS&H cautioned that these  preliminary  estimations were for discussion purposes only and that they could change if it were  directed to fully  complete its work.

     SKI indicated that it would take EKS&H's preliminary work under advisement, and if it wished to proceed,  would  either  propose a  transaction  to Westan's special committee, or not, within one month.

     On  November  10,  2004,  a meeting  was  convened  to  discuss a  possible transaction.  Persons present at that meeting were Mr. Clark, the sole member of the special committee,  the special  committee's  counsel and representatives of the special committee's  financial advisor,  EKS&H,  Messrs.  Lopez and Peck and
SKI's legal counsel.  Messrs.  Clark,  Lopez and Peck were also present in their capacities as directors of Westan.  Messrs.  Lopez and Peck had previously fully disclosed  the nature and extent of their  personal  interest  in SKI and in the proposed merger to the board of directors. The members of the board of directors discussed the merger agreement,  asked questions of counsel, and agreed that the material issues presented in the previous negotiations (i.e., primarily break-up fees, expense  reimbursements,  and neutralized  voting) had been satisfactorily resolved.

     EKS&H presented to the board and special  committee a report discussing the methods and results of EKS&H's valuation work. The valuations indicated by EKS&H ranged from a low of $0.157 per share of Westan to a high of $0.34, depending on the method of valuation used. Considering all methods of analyses,  EKS&H stated
that the asset  based and  liquidation  sale  approach  appeared  to be the most objectively  determinable and accordingly  indicated a valuation of $3.2 million net after taxes of $225,000 or  approximately  $0.32 per share of Westan  common stock.

     Mr.  Lopez  stated  that SKI would be willing  to offer  $0.30 per share to unaffiliated  stockholders of Westan pursuant to the terms and conditions of the merger agreement. He noted that this was one cent more per share than the amount he paid for Mr. Clark's large block of shares in November 2003.

     Messrs. Lopez, Peck and SKI's legal counsel were asked to temporarily leave the meeting while Mr. Clark, the member of the special committee, conferred with its legal counsel and the representatives of EKS&H.

     The meeting of the board and special committee was subsequently  reconvened and counsel to the special committee  indicated that the special committee would feel more  comfortable  if SKI's  offer  could be raised to the top of the range indicated in EKS&H's asset based and  liquidation  sale valuation  approach,  or
$0.32 per share.  Messrs.  Lopez and Peck stated that they were willing to raise
SKI's  offer  to  $0.32  per  share   payable  only  to  Westan's   unaffiliated
stockholders.

     EKS&H  then   delivered  to  the  special   committee   its  oral  opinion,
subsequently  confirmed in a written opinion dated as of November 15, 2004, that as of that date and based on the assumptions  made,  matters  considered and the limitations on the review  undertaken as described in the written  opinion,  the
$0.32 per share merger  consideration was fair from a financial point of view to the  unaffiliated  stockholders  of Westan.  The  opinion  was  premised  on the material terms of the November 10, 2004 draft of the merger agreement which were not  altered by any  subsequent  changes  in the final  merger  agreement  dated
November 15, 2004.

     After considering,  among other things,  EKS&H's oral opinion,  the special committee  determined  that the merger of LZ  Acquisition  with and into Westan, with Westan as the surviving  corporation,  was in the best  interests of Westan
and  its  unaffiliated   stockholders  and  that  the  $0.32  per  share  merger
consideration  was fair to Westan's  unaffiliated  stockholders.  Counsel to the special  committee  made  it  clear  that  the  merger  agreement  provides  for neutralized  voting so that  Messrs.  Lopez and Peck will be  obligated  to vote their shares in accordance with the majority vote of unaffiliated  stockholders.
The special  committee  approved the merger  agreement and recommended  that the board determine that the merger is advisable and in the best interests of Westan and its unaffiliated  stockholders and that the merger  consideration is fair to the unaffiliated  stockholders.  The special committee also recommended that the board approve the merger  agreement and determine to submit the merger agreement to Westan's  stockholders and recommend that its stockholders  vote to adopt the merger agreement.

     The board of Westan  held a meeting  on  November  10,  2004.  The  special committee  discussed the information and oral opinion  provided by EKS&H and the draft merger agreement with SKI. Therefore, considering, among other things, the recommendation  of the special  committee  as more fully  discussed  immediately below, the board of directors,  with Messrs.  Lopez and Peck participating after fully  disclosing  their  conflicting  interest  in  the  proposed  transaction,
determined   that  the  merger  and  merger   agreement  and  the   transactions
contemplated  therein  were  advisable,  fair to and in the  best  interests  of
Westan's  unaffiliated  stockholders.  It was resolved that the merger agreement should be signed as soon as possible to become effective on Monday, November 15,
2004.

     Recommendation of the Special Committee and Board of Directors; Fairness of
the Merger

         Special Committee

         Factors Supporting Decision to Approve the Merger.

     In recommending approval of the merger agreement and the merger to the full board of directors on (as described above),  the special committee  considered a number of factors.  The  material  factors,  both  negative  and  positive,  are summarized below.

         The material positive factors include:

o    Market Price and Premium.  The special  committee  considered the fact that the merger would provide Westan's unaffiliated  stockholders with a premium for their  shares  compared to the market  price of Westan's  common  stock because (1) the $0.32 per share to be  received  by  Westan's  unaffiliated stockholders in the merger would exceed by $0.17 (113%) the highest closing price  per share of  Westan's  common  stock as quoted on the OTC  Bulletin
     Board for the period from January 1, 2004 to November 15, 2004; and (2) the
     $0.32 per share  represented  a 166%  premium to the  closing  price of the shares of common stock on November  15,  2004,  the day prior to the public announcement of SKI's  proposal;  and (3) a 247% premium to the average bid price for the period between January 1, 2003 and November 15, 2004;

o    Advantage  of  Liquidity  Given  Public  Company  Limitations.  The special committee  considered  the  limitations  Westan  suffered  and would likely continue  to suffer as a public  company,  including  its  limited  trading volume, lack of institutional  sponsorship,  low public float, small market capitalization,  and complete lack of research attention from analysts, all of which  adversely  affect the trading  market for and the value of Westan common stock in view of the liquidity offered by the merger;

o    Increasing  Competition.  The special  committee  considered the increasing competition  faced by the Snow King Resort in Jackson,  Wyoming,  including two large developments that were opened or expanded in Jackson,  Wyoming in
     2002 and 2003, and that such competition  could  potentially erode Westan's market share, making it a good time to consider alternatives to maintaining and operating Westan as a publicly held company;

o    Transaction  Value in Excess of Public Company Value. The special committee considered the risks and factors identified above which are associated with remaining an independent public company and the special  committee's belief that the proposed  transaction  values Westan's  prospects more highly than would the public markets for the foreseeable future;

o    Presentations of the Financial  Advisor.  The special committee  considered the presentations and opinion of EKS&H as to the fairness, from a financial point of view, of the merger consideration to the unaffiliated stockholders of Westan;

o    Financial  Condition  and  Operating   Prospects.   The  special  committee
     considered  its  knowledge  of  Westan's  business,   operations,   assets,
     financial  condition,  operating  results  and  prospects,  in light of the premium offered under the terms of the merger agreement  including Westan's history of continued  operating  losses and  substantial  indebtedness  and interest costs;

o    Debt Guarantees. Manuel B. Lopez and James M. Peck have, along with others, guaranteed bank debts on behalf of Westan and its subsidiaries. The special committee  was aware that these  persons have no  obligation to continue to guarantee  any future  debts and their  refusal to do so could  result in a highly material adverse effect on Westan's consolidated financial position;

o    Form of Merger  Consideration.  The special  committee  considered the fact that the  consideration  to be  received by  Westan's  stockholders  in the merger will consist entirely of cash, providing  stockholders with complete liquidity of their investment;

o    Effect of  Termination  Fee. The special  committee  considered the $50,000 termination fee payable to SKI if the merger agreement  terminated  because of, among other things, the board of directors' withdrawal or modification, in a manner  adverse  to SKI,  of its  recommendation  of the merger or its
     recommendation  of  an  alternative  transaction,   or  its  entry  into  a
     definitive  agreement for an alternative  transaction,  and determined that the  termination  fee was low enough  that it should not unduly  discourage superior third-party offers; and

o    Absence of a Financing  Contingency.  The special committee  considered the fact that if SKI is unable to obtain the  financing  necessary  to complete the  transaction,  that failure to obtain financing would entitle Westan to liquidated damages of up to $100,000 in the form of debt forgiveness.

         Factors Detracting From Decision to Approve the Merger.

     The  special  committee  also  considered  a  variety  of risks  and  other potentially  negative  factors  concerning  the merger.  The  material  negative factors consist of:

o    Limited  Ability to Entertain  Proposals From Other Potential  Buyers.  The
     special  committee  considered  the fact that the merger  agreement,  which generally  prohibits  Westan  from  entertaining  any  proposal  that would compete  with the  merger,  does permit  Westan to consider an  unsolicited acquisition  proposal and to modify or withdraw its  recommendation  of the merger or recommend an alternative  acquisition  proposal and terminate the merger agreement,  if the board of directors  determines after consultation with its financial  advisors that the  alternative  proposal  would be more favorable to the Westan stockholders;

o    Lack of Significant Bidding Process.  The special committee  considered the fact that,  though Westan had engaged a national real estate brokerage firm to "test  the  waters"  in 2001,  in  connection  with the  possibility  of
     strategic   alternatives,   Westan  did  not  initiate  a  process  whereby
     potentially  interested  third  parties were  engaged in an active  bidding process for ownership of Westan or the sale of SKRI's assets;

o    Taxation of Merger Consideration. The special committee considered that the transaction would be a taxable event to Westan's unaffiliated  stockholders for federal income tax purposes which could have an adverse impact on those with a tax basis of less than $0.32 per share;

o    Loss of Equity Interest.  The special committee considered the fact that if the merger is  consummated,  Westan's  unaffiliated  stockholders  will not participate  in the  future  growth  of  Westan.  Because  of the risks and uncertainties  associated  with  Westan's  future  prospects,  the  special committee  concluded  that the merger was  preferable to preserving for the holders of such stock a speculative potential future return; and

o    Interests of Certain  Parties.  The special  committee also recognized that
     SKI,  owned  and  controlled  by  Messrs.  Lopez and  Peck,  would  have an opportunity, subject to the risks of Westan's business, to benefit from any increases  in the  value  of  Westan  following  the  merger.  The  special committee recognized that this represented a conflict between the interests of SKI and Westan's unaffiliated stockholders.

     Federal   securities  laws  require   disclosure  of  whether   transaction
participants  considered  specified  factors in evaluating a transaction such as the merger.  For the reasons  described below, the following factors in addition to the positive and negative factors discussed above were also considered by the special committee:

o    Relationship  Between Merger  Consideration and Net Book Value. The special committee  did not  consider  whether the merger  consideration  offered to
     Westan's  unaffiliated  stockholders  constitutes fair value in relation to the net book value of Westan, because Westan has a negative book value; and

o    Relationship Between Merger Consideration and Recent Acquisitions of Westan
     Stock. The special committee  considered  whether the merger  consideration offered to Westan's  unaffiliated  stockholders  constitutes  fair value in relation to the prices paid by Westan or SKI or any of their  affiliates in connection  with purchases of Westan's  common stock by any of such persons during the last two full fiscal years of Westan,  and  determined  that the
     merger   consideration   was  about  10%  more  than  that   negotiated  at
     arm's-length  by Mr.  Clark,  a director  of Westan and sole  member of the special  committee,  in the sale of his large block of Westan shares to Mr.
     Lopez in November, 2003.

     The foregoing  discussion of the information and factors  considered by the special  committee  is not meant to be  exhaustive,  but  includes  all material factors,  both  positive and negative,  considered  by the special  committee to support its decision to recommend  the approval of the merger  agreement  and to determine that the transactions  contemplated  thereby are in the best interests of Westan and fair to Westan's unaffiliated stockholders.  The special committee did not  assign  relative  weights  or other  quantifiable  values  to the above factors;  rather, the special committee viewed its position and  recommendations as being based on the totality of the  information  presented to and considered, and that on  balance,  the  positive  factors  discussed  above  outweighed  the negative factors discussed above.

     The special  committee  believes that the merger  consideration is fair, in part,  based on the opinion of EKS&H as to the fairness,  from a financial point of view, of the proposed transaction. The analysis underlying the EKS&H opinion, which was expressly adopted by the special committee, is summarized below.

     The special  committee  also  believes the process it followed in approving the merger agreement was procedurally fair because:

o    the special  committee  consists of an  independent  director who is not an officer or controlling stockholder of Westan;

o    the member of the special  committee will not  personally  benefit from the consummation of the merger contemplated by the merger agreement;

o    the special committee  retained  independent  legal and financial  advisors that assisted it in its evaluation of the SKI proposal; and

o    the special  committee  and its counsel  insisted on a voting  process that required  SKI and its  affiliates  to vote their  shares for or against the merger  proposal in  accordance  with the majority of  unaffiliated  Westan stockholders.

Board of Directors of Westan

     The board  formed  the  special  committee  to act  solely on behalf of the unaffiliated  stockholders of Westan for purposes of considering and negotiating the merger agreement and related matters. The board appointed Stanford E. Clark, its only  independent  director,  to the special  committee.  Mr. Clark has been associated with Westan for  approximately  30 years as an officer,  director and former  stockholder.  After  formation  of the  special  committee,  the special committee retained EKS&H as its financial advisor and EKS&H provided its opinion to the special  committee as to the fairness  from a financial  point of view of the  merger  consideration  of $0.32  cash per  share to  Westan's  unaffiliated stockholders as of November 15, 2004,  subject to the  limitations,  assumptions and qualifications stated therein.

     The board reviewed each of the factors  presented by the special  committee as described above and considered the special committee's process and actions in arriving at its recommendation to the board. In reaching its determination,  the
board  considered  the  special  committee's  determinations,   recommendations,
approval of the merger  agreement,  and  declaration  of the merger  agreement's advisability.  It also  carefully  considered  the report and  fairness  opinion delivered by EKS&H to the special committee. The board, however, did not attempt to determine what weight should be given to each of the factors described above.

     Westan is undertaking the transaction  with SKI at this time as a result of the special committee's  consideration of the factors outlined above relating to the  limitations on Westan's growth as a public  company,  its recent  financial
performance,  its  substantial  bank  and  other  indebtedness,   the  need  for
continuing personal guarantees of that debt, the potential impact of competition on  its  future  prospects,  the  long-standing  concerns  of the  entire  board
(including the special  committee)  regarding the continuing  depressed price of
Westan's common stock, the weakness in the market for its stock, and because the
$0.32 per share  offered by SKI at this time  represents a  substantial  premium over the price of Westan's  stock in the market at virtually any time during the past several  years.  Westan is also  undertaking  the  transaction at this time because  it does not have,  and  cannot  afford to  obtain,  the  financial  and personnel  resources  to:  (1)  continue  to comply on a timely  basis  with its periodic reporting  requirements under the Securities  Exchange Act of 1934; and
(2) become compliant during 2005 with Section 404 of the  Sarbanes-Oxley  Act of
2002.

     The board believes that sufficient procedural safeguards to ensure fairness of the transaction and to permit the special committee to effectively  represent the interests of the holders of Westan's unaffiliated stockholders were present,
and  therefore  there  was  no  need  to  retain  any  additional   unaffiliated
representative to act on behalf of Westan's unaffiliated stockholders. The board reached this conclusion in view of:

o    the independent status of the member of the special  committee,  whose sole
     purpose  was  to  represent   the   interests   of  Westan's   unaffiliated
     stockholders; .

o    retention by the special  committee of independent  financial  advisors and legal counsel; .

o    the commitment of Mr. Lopez and Mr. Peck,  principals of SKI, to vote their shares and affiliates' shares  (approximately  54% of Westan's  outstanding shares) in accordance  with the majority of shares voted for or against the proposed merger transaction by unaffiliated stockholders; and .

o    the fact that the special  committee,  even though consisting of a director of Westan and  therefore  not  completely  unaffiliated  with Westan,  is a mechanism well  recognized  under  corporate law to provide for fairness in transactions of this type.

     The merger agreement was approved by the three members of Westan's board of directors.  Neither  Westan nor SKI have made any  provision  to grant  Westan's unaffiliated  stockholders  access to their corporate files or to obtain counsel or appraisal services at their expense.

     The board  believes  that the merger is advisable and is fair to and in the best interests of Westan and its unaffiliated  stockholders  and, based upon the analysis  and the opinion of the special  committee's  financial  advisor as set forth above (which the board expressly adopts) and on the  recommendation of the special committee,  recommends to Westan's  unaffiliated  stockholders that they vote FOR  approval of the merger  agreement  and the  transactions  contemplated thereby.

SKI's Position as to the Fairness of the Merger to Unaffiliated Stockholders

     The SEC's rules  require SKI and its  principals  to state whether it or he believes the merger is fair or unfair to Westan's unaffiliated stockholders,  to indicate the extent,  if any, to which that belief is based on specific  factors enumerated in the rules, and to specify, to the extent  practicable,  the weight assigned to each such factor.

     Each of SKI, Mr. Lopez, and Mr. Peck  (collectively the "Buyers")  believes that the  merger  is fair to  Westan's  unaffiliated  stockholders  based on the factors  supporting its fairness set forth below,  without having  quantified or otherwise assigned relative weights to those factors:

o    The special  committee  considered  the fact that the merger would  provide
     Westan's unaffiliated stockholders with a premium for their shares compared to the market  price of  Westan's  common  stock  because (1) the $0.32 per share to be received by Westan's  unaffiliated  stockholders  in the merger would  exceed  by $0.17  (113%)  the  highest  closing  price  per share of
     Westan's  common stock as quoted on the OTC  Bulletin  Board for the period from  January 1, 2004 to  November  15,  2004;  and (2) the $0.32 per share represented  a 166%  premium to the  closing  price of the shares of common stock on November 15,  2004,  the day prior to the public  announcement  of
     SKI's  proposal;  and (3) a 247%  premium to the  average bid price for the period between January 1, 2003 and November 15, 2004;

o    The $0.32 per share  merger  consideration  exceeds  the per share net book value of Westan (which value is a deficit);

o    EKS&H has rendered its opinion to the special  committee that, based on and subject to the limitations,  assumptions and  qualifications  stated in the opinion, the $0.32 per share merger consideration is fair, from a financial point of view, to Westan's unaffiliated  stockholders (while the Buyers did not have the benefit of receiving, and are not entitled to rely on, EKS&H's opinion,  analysis or  presentation  to the special  committee,  the Buyers believe  that  the  rendering  of such  an  opinion  by a firm  of  EKS&H's expertise and reputation supports the fairness of the merger); and

o    Westan's board of directors  took effective  steps to ensure the procedural fairness of the merger,  including the formation of an independent  special
     committee  to  consider  and   negotiate   solely  on  behalf  of  Westan's
     unaffiliated  stockholders  the  price and  terms of any  transaction,  the special committee's retention of independent legal and financial advisors;

o    The Buyers considered the $0.29 per share purchase price of Westan's common stock purchased by Mr. Lopez from Mr. Clark in November,  2003; none of the
     Buyers purchased any other shares of Westan in the last two years; and

o    The Buyers agreed to a requirement  that approval of a majority of Westan's unaffiliated  stockholders  who vote be  obtained  in order to  effect  the merger and  considered  that as a factor  supporting  the  fairness  of the merger.

Benefits and Detriments of the Merger

     To Westan's Unaffiliated Stockholders

     Westan and SKI believe  that the primary  benefit of the merger to Westan's unaffiliated stockholders is the realization of the value of their investment in
Westan in cash at a price that represents a substantial premium over current and historical  market prices for the Westan common stock.  In addition,  the merger will  eliminate  the risk to those  stockholders  of a  possible  future  market decline or complete loss of value of Westan's common stock.

     The primary detriment of the merger to Westan's  unaffiliated  stockholders is that they will cease to  participate  in any future  earnings of Westan or to benefit  from any  increase in Westan's  value.  In  addition,  each of Westan's unaffiliated  stockholders  will recognize a taxable gain on consummation of the merger if and to the extent  that the amount of cash he, she or it  receives  in the merger  exceeds his,  her or its tax basis in his, her or its Westan  common stock. Westan is also committed to pay various fees and expenses associated with the merger and if it does not occur, the approximate $100,000 liquidated damages fee SKI may have to pay to Westan may not fully compensate it for those expenses and diversions of management time expended in the merger effort.

     To the Buyers and Westan

     The primary benefit to SKI of the merger is that it will participate in all of any future  earnings of Westan and will benefit from any increase in Westan's value.  SKI  believes  that Westan will  benefit from the merger by gaining more operating  flexibility,  because it will no longer need to  consider  the public trading market or potential conflicts of interest, and by reducing its operating and  administrative  costs  because  of a  reduction  in  its  public  reporting obligations  arising  principally  from its equity  securities  being  privately rather than publicly held after the merger.

     The  Buyers  have   guaranteed   certain  bank  debts  of  Westan  and  its
subsidiaries,  generally for no consideration. They believe it is inequitable to continue to  personally  guarantee  debts of a public  company and believe  that inequity would be ameliorated if the merger occurs.

     The primary  detriments of the merger to SKI and Westan are the cash outlay required to pay the merger consideration,  and diminution of Westan's ability to use Westan common stock as currency for acquisitions,  capital-raising  efforts, incentive option or other purposes.

Opinion of Financial Advisor to the Special Committee

     The special committee engaged EKS&H to provide financial  advisory services to the special  committee in connection with its  consideration  of the proposed merger. Pursuant to its engagement, EKS&H rendered an opinion as to the fairness from a financial point of view of the consideration to be received in the merger by  stockholders  of Westan,  other than the Buyers,  SKI, LZ  Acquisition,  and affiliates of the Buyers. See Annex B for a copy of the full opinion.

     On  November  10,  2004,  at a meeting  of the  special  committee  held to evaluate the proposed merger,  EKS&H delivered to the special committee its oral opinion,  subsequently  confirmed in a written  opinion dated as of November 15,
2004, that as of that date and based on the assumptions made, matters considered and the limitations on the review  undertaken  described in the written opinion, the merger  consideration to be paid in connection with the merger was fair from a financial point of view to the stockholders of Westan.

     You should  consider  the  following  when  reading the  discussion  of the opinion of EKS&H in this document:

o    We urge you to read  carefully  the entire  opinion of EKS&H,  which is set forth in Annex B to this proxy statement.

o    The EKS&H opinion was prepared for the information of the special committee in connection  with its  evaluation of the merger and does not constitute a recommendation to the stockholders of Westan as to how they should vote, or take any other action, with respect to the merger.

o    The EKS&H opinion did not address the relative merits of the merger and the other business  strategies  that Westan's board of directors has considered or may be  considering,  nor does it address  the  decision  of the special committee or Westan's board of directors to proceed with the merger.

     The EKS&H  opinion was  necessarily  based upon market,  economic and other conditions  that were in effect on, and  information  made available to EKS&H as of, the date of the opinion. You should understand that subsequent  developments may  affect  the  conclusion  expressed  in the EKS&H  opinion,  and that  EKS&H disclaims  any  undertaking  or obligation to advise any person of any change in any  matter  affecting  its  opinion  which may come or be  brought  to  EKS&H's attention after the date of its opinion.

     Opinion and Analysis of Ehrhardt Keefe Steiner & Hottman PC

     In connection with the preparation of the EKS&H opinion, EKS&H:

o    Reviewed certain publicly available financial statements and other business and financial information of Western Standard Corporation (the "Company");

o    Reviewed  certain  internal  financial  statements and other  financial and operating data,  including  certain  financial  forecasts and  projections, concerning the Company,  its  investment in Snow King Resort,  Inc and Snow
     King Resort Center, Inc. prepared by the management of the Company;

o    Held  discussions  with  the  management  of  the  Company  concerning  the businesses,  past and current  operations,  financial  condition and future prospects of the Company and its subsidiaries and investments;

o    Reviewed the financial  terms and  conditions  set forth in a draft,  dated
     November 10, 2004,  of the merger  agreement;  reviewed the stock price and trading history of the Company's common stock;

o    Compared  the  financial  performance  of the Company  with that of certain other publicly traded resort companies deemed comparable with the Company;

o    Compared the financial terms of the merger with the financial terms, to the
     extent  publicly  available,   of  other  transactions  that  EKS&H  deemed
     relevant;

o    Participated in discussions and negotiations  among  representatives of the
     Company, the Buyers and their financial and legal advisors;

o    Made such other  studies  and  inquiries,  and  reviewed  such other  data, including independent real estate appraisals, as EKS&H deemed relevant; and

o    Relied as to all legal  matters  relevant to  rendering  its opinion on the advice of counsel.

Related Entities

     The Company owns  investments in two entities,  Snow King Resort,  Inc. and
Snow King Resort Center, Inc. In 1992 Snow King Resort, Inc. ("SKRI") reacquired the land,  ski area and the hotel.  The Company  owns  approximately  76% of the common stock of SKRI;  however,  SKRI has shares of preferred stock  outstanding that share equally with its common stock leaving the Company an approximate  39%
economic  interest in SKRI.  The Company  owns  approximately  49% of the voting stock of Snow King Resort  Center,  Inc.  ("SKRCI").  SKRCI leases the Snow King
Center from the Town of Jackson and operates a variety of for profit  activities on the premises.  Snow King Center is located at the base of Snow King Mountain, approximately  200 yards west of the hotel. This facility opened in May 1993 and serves as a meeting and event venue in summer and an ice rink in the winter. The ice rink can be converted into a Pavilion,  with 18,900 square feet of dry-floor meeting and exhibit space.  The Cougar (680 square feet) and Lodge (2,360 square feet) are other meeting room options. Other winter facilities include a food and beverage  concession and a pro shop offering  equipment  rentals.  The Company's lease with the Town of Jackson for Snow King Center expires May 1, 2033.

         Schedules of the ownership of the above entities are as follows:

Snow King Resort, Inc.

                                                            Class A and Class B
                                                                  Common                   Class A Preferred
                     Shareholders                              Shares Owned                  Shares Owned
         ------------------------------------------    ---------------------------    --------------------------
           Western Standard                                         12,000                             0
           Bar B Bar Corp                                            1,110                         4,440
           Richard Sugden                                              740                         2,960
           Creed & Clarene Law Trusts                                  740                         2,960
           Paintbrush Partners (Wold)                                  370                         1,480
           Peck Trust                                                  370                         1,480
           Manuel & Deborah Lopez Trusts                               370                         1,480

Snow King Resort, Center Inc.

                     Shareholders                              Shares Owned
         ------------------------------------------    ---------------------------
           Western Standard                                            480
           Bar B Bar Corp                                              150
           Richard Sugden                                              100
           Creed & Clarene Law Trusts                                  100
           Paintbrush Partners (Wold)                                   50
           Peck Trust                                                   50
           Manuel & Deborah Lopez Trusts                                50

     In its review and analysis,  and in arriving at its opinion,  EKS&H assumed and relied upon the accuracy and  completeness of all of the financial and other information  provided to it  (including  information  furnished  to it orally or otherwise  discussed  with it by the  management  of the  Company)  or  publicly available  and  neither  attempted  to verify,  nor assumed  responsibility  for verifying,  any of such  information.  EKS&H relied upon the  assurances  of the management  of the Company that they were not aware of any facts that would make such information inaccurate or misleading.  Furthermore, EKS&H did not obtain or make,  or assume any  responsibility  for obtaining or making,  any  independent evaluation or appraisal of the properties,  assets or liabilities (contingent or otherwise) of the Company.

     With  respect  to  the  financial   forecasts  and  projections   (and  the
assumptions and bases therefore) for the Company that EKS&H reviewed,  EKS&H has assumed that the forecasts and projections:

o    Were  reasonably  prepared  in  good  faith  on  the  basis  of  reasonable assumptions;

o    Reflect the best  currently  available  estimates  and  judgments as to the future financial condition and performance of the Company; and

o    Would  be  realized  in  the  amounts  and in the  time  periods  currently estimated.

In addition, EKS&H assumed that:

o    The merger will be consummated upon the terms set forth in the draft of the merger  agreement,  dated November 15, 2004,  without  material  alteration thereof; and

o    The historical financial statements of the Company were audited by Clifford
     H. Moore and Company.

EKS&H expressed no opinion as to:

o    Any tax or other consequences that may result from the merger.

     The  following  is a  summary  of the  material  aspects  of the  financial analyses  performed by EKS&H in  connection  with  rendering  its  opinion.  The summary of the financial  analyses is not a complete  description  of all of the analyses  performed  by EKS&H.  Certain of the  information  in this  section is presented in tabular form. In order to better understand the financial  analyses
performed  by  EKS&H,   these  tables  must  be  read  together  with  the  text
accompanying  each table.  The opinion is based upon the totality of the various analyses  performed by EKS&H and no particular portion of the analyses should be considered standing alone.

Comparable Companies Analysis

     The Company  has minimal  operations  outside its  investment  in Snow King
Resort, Inc. (the "Subsidiary"). The Subsidiary includes the operations from the hotel, ski resort, and real estate development in Jackson, Wyoming. Due to this,
EKS&H utilized the financial information from Snow King Resort, Inc. in order to arrive at the  value of the  investment  and  resulting  value of the  Company's shares.

     Using publicly available information,  EKS&H analyzed,  among other things, the trading multiples of the following small  capitalization  regional operators in the resort  industry which EKS&H believed to be reasonably  comparable to the
Subsidiary:

o    American  Skiing Company - American Skiing Company is an operator of alpine ski and snowboard resorts in the United States. The company develops,  owns and operates a range of  hospitality-related  businesses,  including  skier
     development  programs,   hotels,  golf  courses,   restaurants  and  retail
     locations.  The company also develops  markets and operates  ski-in/ski-out alpine  villages,  townhouses,  condominiums  and quarter  share  ownership hotels.  The company manages its operations in two business  segments,  ski resort operations and mountainside real estate development.

o    Blue Ridge Real Estate Company - Blue Ridge Real Estate Company owns 18,581 acres of land in Northeastern Pennsylvania, which are predominately located in the  Pocono  Mountains.  Of this  acreage,  13,843  acres  are  held for investment and 4,738 are held for development. Income is derived from these lands through leases,  selective timbering by others,  condemnation,  sales and other  dispositions.  Blue Ridge also owns the Jack Frost  Mountain Ski
     Area,  which is leased to its subsidiary,  Jack Frost Mountain  Company,  a
     225-site  campground,  a retail store leased to Wal-Mart, a shopping center and 12  residential  investment  properties.  In  addition  to  Jack  Frost
     Mountain  Company,  the  company's  other  wholly  owned  subsidiaries  are
     Northeast  Land Company,  Boulder Creek Resort  Company and BRRE  Holdings,
     Inc.

o    Vail Resorts, Inc. - Vail Resorts, Inc. is a holding company that operates, through various subsidiaries in three business segments:  Mountain, Lodging
     and  Real  Estate,   which  represented   approximately  69%,  25%  and  6%
     respectively,  of the company's revenues for the fiscal year ended July 31,
     2004 (fiscal 2004).  The company's  Mountain segment owns and operates five
     premier  ski  resort   properties  that  provide  a  comprehensive   resort
     experience  throughout  the year to a diverse  clientele with an attractive demographic  profile.  The Lodging segment owns and/or manages a collection of luxury hotels, a destination  resort at Grand Teton National Park, and a series  of  strategic  lodging  properties  located  in  proximity  to  the company's mountain operations

     The foregoing analysis indicated that recent market prices for common stock of  these  companies  represented  price/sales  ratios  for both an  equity  and enterprise  level,  as set forth below.  In all cases,  balance sheet and income statements  results for the  comparable  companies  were obtained from generally available  third-party sources. In general, the enterprise value of a company is equal to the value of its fully-diluted common equity plus debt, minus cash.

                                      Enterprise                   Equity
                                     Value/Assets               Price/Assets
                                          Ratio                     Ratio
                                          2003                      2003
                                  ---------------------     ----------------------
         High                                1.41                      1.01
         Low                                 0.75                      0.01
         Mean                                1.09                      0.48
         Median                              1.10                      0.40

     The  following  table  shows the range of  implied  values per share of the
Company  common stock  calculated by  multiplying  the  Company's  2003 sales by ranges  of  multiples  derived  from the  trading  multiples  of the  comparable companies  identified  above.  In determining  the ranges of trading  multiples,
EKS&H  applied its  experience  and judgment to develop the  following  multiple ranges after a review of each of the above named comparable companies.  However, these  multiple  ranges  were not the  results of any  mathematical  calculation applied to these comparable companies.

                                                                                    Minority
                                                    Subject's        Selected        interest
                                                      assets         multiple         value             Round
                                                    ---------------------------------------------------------
Equity capital multiples of 3 companies:
       Market value/sales                           $10,216,973        1.01          10,332,969        $10,300,000

                                                                                 Less:
                                                                                Interest-   Minority
                                      Subject's      Selected    Invested       bearing      interest
                                        assets       multiple     capital        Debt         value       Round
                                        -----------------------------------------------------------------------
Equity capital multiples of 3 companies:
       Market value/sales             $10,310,287      1.41      14.537.505   (8,676,861)   5,860,644    $5,900,000

     The comparable  companies' analysis suggested a range of values of the Snow
King  Resort,  Inc.  common stock from $125.51 per share to $269.77 per share of which the Company owns 12,000 shares  indicating a value of the investment  from
$1,568,852 to $3,372,125. These values were utilized when valuing the investment of Snow King Resort, Inc.

Discounted Cash Flow Analysis

     EKS&H performed a discounted cash flow analysis on the after- tax free cash flows of Snow King Resort,  Inc. for  calendar  years  December 31, 2004 through
December 31, 2014 using  estimates  prepared by the  Company's  management.  The proposed real estate  development has been approved by the city, as discussed in the Master Plan prepared by the Company. Detailed assumptions have been included in the model in regards to the real  estate  development  and the Master Plan of the Company.  EKS&H first  discounted  the estimated  after-tax  free cash flows through the calendar  years  ending  December  31, 2014 using  discount  rate of
18.5%.  EKS&H then added to the present value of these after-tax free cash flows the  terminal  value of Snow King  Resort,  Inc.  in the  calendar  year  ending
December 31, 2014 based on 6.5% ongoing sustainable  growth,  discounted back to the present at the same discount rates.

     The  discounted  cash  flow  analysis  suggested  a value of the Snow  King
Resort,  Inc. common stock of $135.34 per share of which the Company owns 12,000 shares  indicating a value of the  investment  from  $1,624,131.  This value was utilized when valuing the investment of Snow King Resort, Inc.

Asset-Based Approach

     EKS&H performed a balance sheet analysis, included receiving appraisals for the real estate owned by Snow King Resort,  Inc. Value is derived by analysis of the individual assets and liabilities comprising the business. In this approach, the tangible and intangible  assets of the business are  individually  appraised using the Cost,  Market,  and  Income  Approaches.  The Cost  Approach  involves estimation of the current  reproduction  cost of the asset,  less an estimate of accrued depreciation to reflect physical, functional, and economic obsolescence.

     The Subsidiary owns various parcels of real estate in the Jackson,  Wyoming area, in addition the shareholders and officers own interests in related parties which own land  connecting  to the  Subsidiary,  see  exhibit  at the end of the report.

     The Company's  shareholders  and officers hold investments in the following entities:

o    Love  Ridge  Development,  LLC is a  partnership  formed to develop 10 lots purchased from SK Land Limited  Liability  Company.  Love Ridge is building condominiums  adjacent to Snow King Resort, Inc. The condominiums have been and  will  be  rented  to  Resort  guests.  The  ownership  of  Love  Ridge
     Development, LLC is as follows:

                                                                                              Percentage
                                      Shareholders                                               Owned
                           ------------------------------------------                 --------------------------
                              Manuel & Deborah Lopez Trusts                                       46%
                              Law Trusts & Cache Creek Kids                                       34%
                              Wold Brothers, Inc.                                                 12%
                              Joseph Byron                                                         8%

o    SK Land Limited  Liability  Company was formed by the  shareholders of Snow
     King Resort,  Inc. (except for the Company) to acquire  approximately  five acres of land adjacent to the Resort. During 2000, SK Land sold most of its land holdings to Love Ridge Development, LLC.

     The ownership of SK Land Limited Liability Company is as follows:

                                                                                              Percentage
                                      Shareholders                                               Owned
                           ------------------------------------------                 --------------------------
                              Manuel & Deborah Lopez Trusts                                       28.00%
                              Bar B Bar Corp                                                      23.88%
                              Richard Sugden                                                      16.06%
                              Creed & Clarene Law Trusts                                          16.06%
                              Paintbrush Partners (Wold)                                           8.00%
                              Peck Trust                                                           8.00%

o    KM6  holds a 4.92  acres  parcel  of  land,  indicated  as  Parcel 6 on the attached exhibit. The ownership of KM6 is as follows:

                                                                                              Percentage
                                      Shareholders                                               Owned
                           ------------------------------------------                 --------------------------
                              Bill Resor and Story Clark                                          66.67%
                              Manuel & Deborah Lopez Trusts                                       30.82%
                              SK Land, LLC                                                         2.51%

o    Jackson Hole Springs  Water Company was organized to bottle and sell spring water on the Resort's  property.  It is a wholly owned  subsidiary  of Snow
     King Resort,  Inc.  Testing and water rights  expenses have been  incurred.
     These  expenses have been recorded as an investment in Jackson Hole Springs
     Water Company.

     In order to  determine  the value of the real estate  owned by the Company,
EKS&H utilized a third party real estate  appraiser.  EKS&H obtained  appraisals from  Andrew  Cornish,  SRA of Rocky  Mountain  Appraisals,  located in Jackson,
Wyoming.  The appraisals included values for the 14.57 acres including the hotel and fixed  assets  included  on the  parcel of land.  EKS&H  have  reviewed  the appraisal and  determined  the approached  utilized  appears to be  appropriate;
EKS&H do not  place an  opinion  on the  final  value but will rely on the value based on the appraisers  experience and knowledge of real estate.  The indicated
value based on Mr.  Cornish's  appraisal is  $20,020,000.  The second  appraisal obtained  included two parcels of land totaling  37.29 acres.  The appraisal was completed  by  the  same  appraiser,  EKS&H  have  reviewed  the  appraisal  and determined the approached utilized appears to be appropriate; EKS&H do not place an opinion on the final value.  The indicated  value based on the Mr.  Cornish's appraisal for the 37.29 acres is $5,695,000.

     In addition to the real estate  appraisals  above,  the Subsidiary  owns an alpine  slide and ski resort  equipment  that is located  on leased  land.  This equipment was not included in the appraisals  above. As of December 31, 2003 the equipment  had a book value of $29,665;  based on our analysis of the  projected net margins  derived from the ski operations  EKS&H  determined that there is no value in addition to the book value of the assets.  Consequently,  EKS&H did not adjust the assets utilized in the ski operations.

     In addition to the above fair market value  adjustments,  Ehrhardt,  Keefe,
Steiner,  & Hottman PC adjusted the liabilities for capital gains tax associated with the built-in  gains of the above real estate and the  cumulative  preferred dividend owed to the preferred shareholders of Snow King Resort, Inc.

     The asset-based  analysis  suggested a value of the Snow King Resort,  Inc.
common  stock of  $276.33  per share of which the  Company  owns  12,000  shares indicating a value of the investment of $3,315,934. This value was utilized when valuing the investment of Snow King Resort, Inc.

Conclusion of the Value of Snow King Resort, Inc.

     Based on our above analyses of the public companies, the cash flow, and the assets held by Snow King Resort,  Inc.  EKS&H have  determined  the value of the
Company's investment in Snow King Resort is $3,315,934.

Oil and Gas Interest

     In addition to the above  investment in Snow King Resort,  the Company owns working interests in oil and gas properties;  these interests  currently have an offer  presented  by RIM  Operating,  Inc. On November 2, 2004,  the oil and gas
interests were sold for their assumed value of $65,000.

Snow King Resort Center, Inc.

     As stated above, the Company has a 49% interest in Snow King Resort Center,
Inc.  ("SKRCI") Revenues from the investment are derived from ice floor rentals, dry floor  rentals,  food and  beverage.  As of  December  31,  2003,  SKRCI has negative  equity of  approximately  $1,600,000 and operates at a net loss.  Snow
King Resort, Inc. transfers funds to the entity in order to continue operations.
EKS&H analyzed the  projections  obtained from the Company in order to determine the value of the investment and found that SKRCI has no foreseeable  net profit.
Consequently,  the investment has no value;  outside of the promotional value to
SKRI.

Asset-Based Approach of the Company

     The  above  investments  in  Snow  King  Resort,  Inc.  and the oil and gas
interest total  $3,380,934.  However,  the distribution of the Snow King Resort,
Inc.  share value would  create a tax on the  dividend  of  $225,484.  The total equity in the Company from the investments  would be  approximately  $3,200,000, based on outstanding shares of the Company of 9,963,015;  the concluded value of the  investments  would be $0.32 per share,  as  compared to the $0.32 per share cash consideration in the merger.

Market Approach

     The  best   indication   of  value  for  a  company  would  be  the  market
capitalization  of its  publicly-traded  stock. The market  capitalization  of a company  can be  calculated  based on its  current  stock  price times the total outstanding shares. However, the shares of the Company are not actively traded.

     EKS&H  analyzed the Company's  trading price over the last year,  the stock traded as follows:

                                          Stock
                                          Price
                                  ---------------------
         High                                0.25
         Low                                 0.01
         Mean                                0.05
         Median                              0.03

     The stock  price  analysis  suggested  a range of  values of the  Company's common  stock from $0.01 per share to $0.25 per share,  as compared to the $0.32 per share cash consideration in the merger.

Other Factors

     Portions of the EKS&H financial analyses  incorporated  projections of Snow
King Resort,  Inc adjusted EBITDA net income that were provided by the Company's management,  with certain adjustments made by EKS&H. In preparing the discounted cash flow analysis,  EKS&H made certain  assumptions  regarding the Subsidiary's projected tax rate,  projected  capital  expenditures  and projected  changes in working capital,  which  assumptions  were based on the Subsidiary's  historical experience.

     No  company,  business  or  transaction  referred  to in any  of the  above analyses is  identical  to Snow King  Resort,  Inc.,  the Company or the merger.
Accordingly,  consideration  of the  analyses  described  above is not  entirely mathematical. Rather it involves complex considerations and judgments concerning differences  in financial and operating  characteristics  and other factors that could affect the public trading,  acquisition and other values of the comparable
companies,   precedent   transactions  or  the  business  segment,   company  or
transaction  to which they are being  compared.  These  estimates may or may not prove to be accurate.

     While this  summary  describes  the  analysis and factors that EKS&H deemed material in its  presentation  to the  Company  special  committee,  it is not a comprehensive  description of all analyses and factors  considered by EKS&H. The preparation  of a fairness  opinion is a complex  process that involves  various determinations  as to the most  appropriate  and  relevant  methods of financial analysis and the  application of these methods to the particular  circumstances.
Therefore,  a fairness opinion is not readily susceptible to partial analysis or summary  description.  In arriving at its opinion,  EKS&H did not  attribute any particular  weight to any analysis or factor  considered  by it, but rather made qualitative  judgments as to the significance and relevance of each analysis and factor.  Accordingly,  EKS&H  believes that its analyses must be considered as a whole and that selecting  portions of its analyses and of the factors considered by it, without considering all analyses and factors could create a misleading or incomplete  view of the  evaluation  process  underlying  its  opinion.  Several analytical  methodologies  were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by EKS&H. Each analytical technique has inherent strengths and weaknesses, and the nature of the available
information  may  further  affect  the  value  of  particular  techniques.   The
conclusion  reached by EKS&H is based on all  analyses  and  factors  taken as a whole and also on  application  of EKS&H's own  experience  and  judgment.  This
conclusion  may  involve   significant   elements  of  subjective  judgment  and
qualitative  analysis.  EKS&H  expresses  no  opinion  as to the  value or merit standing  alone  of any one or more  parts  of the  analysis  it  performed.  In performing  its  analyses,  EKS&H  made  numerous  assumptions  with  respect to industry performance, general business and other conditions and matters, many of which are beyond the control of the Company or EKS&H. Any estimates contained in these analyses are not necessarily  indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses.  Accordingly,  analyses relating to the value of  businesses do not purport to be appraisals or to reflect the prices at which these  businesses  actually may be sold in the future,  and these  estimates are inherently subject to uncertainty.

     The engagement  letter among EKS&H,  the special  committee and the Company provides  that,  for  its  services,  EKS&H  is  entitled  to  receive  a fee of approximately $50,000 upon delivery of the fairness opinion, and with respect to the fee payable upon delivery of the fairness opinion, such fee was paid without regard to the conclusion reached in the opinion.  The payment of EKS&H's fee was not contingent upon the consummation of the merger.  The Company has also agreed to reimburse  EKS&H for its  reasonable  and  customary  out-of-pocket  expenses related to this work and to indemnify and hold harmless EKS&H and its affiliates and any  other  person,  director,  employee  or  agent  of  EKS&H or any of its affiliates,  or any person  controlling  EKS&H or its  affiliates,  for  certain losses, claims, damages,  expenses and liabilities relating to or arising out of services  provided by EKS&H. The terms of the fee arrangement with EKS&H,  which the Company and EKS&H believe are customary in transactions of this nature, were agreed  between  the special  committee  and EKS&H,  and the board of  directors approved these fee arrangements.

     EKS&H  is  a  regionally  recognized  accounting,  auditing  and  financial advisory firm and was retained based on its experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally.
As part of its  business,  EKS&H  is  frequently  engaged  in the  valuation  of businesses  and their  securities in connection  with mergers and  acquisitions, negotiated underwritings, private placements and for other purposes.

     The  fairness  opinion  states  that  the  opinion  may not be  summarized, described or referred to or  furnished  to any party  except with EKS&H's  prior written consent. EKS&H has consented to the inclusion of this description and to the inclusion of it fairness  opinion,  dated  November 15, 2004, as an annex to this proxy statement.

                                    [Graphic]

     [Land map showing  SKRI's 52 acre land  position  and two small  parcels in which  affiliates own an  interest--see  "Asset Based  Approach"  above for specific details.]

SKI's Purpose and Reasons for the Merger

     SKI's  purpose in  undertaking  the merger is to obtain the benefits to SKI and Westan  described  under  "Benefits and Detriments of the Merger." SKI chose the merger  structure  because it was the most  efficient  means to acquire  the entire  equity  interest  in Westan and provide  cash to  Westan's  unaffiliated stockholders.

     SKI has  considered to undertake the merger since late 2003 for the reasons referred to above,  and chose to undertake the merger at the time because of its belief that financing would be available for the merger. Also, affiliates of SKI are considering  whether or not to extend any further guarantees of Westan's and its  subsidiaries'  bank debts if Westan  remains a public  company with a large minority ownership that is not guaranteeing such debts.

Interests of Certain Persons in the Merger; Certain Relationships

     In considering the recommendation of the special committee and the board of directors  with  respect to the merger,  you should be aware that two members of the board and of Westan's  management  have interests that may present actual or potential  conflicts  of interest  in  connection  with the merger.  The special committee  and the board were aware of these  potential  or actual  conflicts of interest and considered  them along with other matters  described under "Special
Factors--Recommendation of the Special Committee and Board of Directors."

Retained Equity Interest

     Manuel B. Lopez and James M. Peck and their affiliates  beneficially own an
aggregate  of  5,438,213   shares  of  Westan's   common   stock,   representing
approximately 54% of the total outstanding shares. If the merger is consummated, they will own  directly or  indirectly  all of the  outstanding  common stock of
Westan and will  therefore  participate  in all of its future  earnings  and any increase in value.

Directors and Management of the Surviving Corporation

     After the merger, Manuel B. Lopez and James M. Peck will comprise the board of directors of Westan.  Manuel B. Lopez will continue to serve as President and
James M. Peck will continue to serve as secretary and treasurer.  See "Directors and Management" for additional information.

Directors and Officers Indemnification

     SKI  and  Westan  have  agreed  to  provide,   or  cause  to  be  provided,
indemnification to each director,  officer, employee and agent of Westan against any costs,  expenses,  losses,  claims and damages arising out of or relating to their  activities on behalf of Westan prior to or in connection with the merger.
SKI and  Westan  have  agreed  not to amend,  repeal  or  otherwise  modify  the indemnification provisions of Westan's articles of incorporation or bylaws for a period of six years from completion of the merger.

Certain Effects of the Merger

     If the merger is consummated,  Westan's  unaffiliated  stockholders will no longer  have any  interest  in, and will not be  stockholders  of,  Westan  and, therefore,  will not  benefit  from any  future  earnings  of Westan or from any increase  in its value and will no longer  bear the risk of any  decrease in its value.  Instead,  each  unaffiliated  stockholder will have the right to receive upon consummation of the merger $0.32 in cash for each share of common stock he, she or it  holds,  without  interest.  The  benefit  of the  transaction  to our unaffiliated stockholders is the payment of a premium, in cash, above the market price for such stock prior to the announcement of the transaction, and a premium
based  on  prices  in  several  years.   This  cash  payment  assures  that  all
unaffiliated  stockholders will receive the same amount for their shares, rather than taking the risks  associated  with  attempting  to sell their shares in the open market.  The detriment to such holders is their inability to participate as continuing stockholders in the possible future growth of Westan.

     If the merger is  consummated,  SKI will hold the entire equity interest in
Westan and will  therefore  be the sole  beneficiary  of any future  earnings of
Westan and any increases in Westan's value.  However,  SKI will bear the risk of any decrease in value of Westan and the risks  associated  with the  significant amount of debt  burdening  Westan and the lack of liquidity in its investment in
Westan. See "Special Factors--Benefits and Detriments of the Merger."

     Westan's common stock is currently registered under the Securities Exchange
Act of 1934, and is traded on the OTC Bulletin Board. As a result of the merger, the  registration of the common stock under the Exchange Act will be terminated, and the common stock will no longer be quoted on the OTC Bulletin Board.  Westan will  thereafter be relieved of its obligation to comply with the proxy rules of
Regulation 14A under Section 14 of the Exchange Act, and its officers, directors and  beneficial  owners of more than 10% of the common stock will be relieved of the reporting requirements and "short swing" trading provisions under Section 16 of the  Exchange  Act.  Further,  Westan  will no longer be subject to  periodic reporting  requirements  under  Section  13 of the  Exchange  Act and will cease filing information with the SEC.

Plans for Westan after the Merger

     SKI expects that, except as described in this proxy statement, the business and operations of Westan will be continued  substantially  as they are currently being  conducted by Westan and its  subsidiaries.  However,  SKI expects that it may, from time to time,  evaluate and review Westan's  business,  operations and properties and make such changes as it considers appropriate.

     Except as described in this proxy statement,  neither the Buyers nor Westan have any present  plans or proposals  involving  Westan which relate to or would
result   in  an   extraordinary   corporate   transaction   such  as  a  merger,
reorganization, liquidation, sale or transfer of a material amount of assets, or any material change in the present indebtedness or capitalization,  or any other material change in Westan's corporate  structure or business.  After the merger,
SKI will review  proposals  or may propose the  acquisition  or  disposition  of
assets  or  other   changes   in   Westan's   business,   corporate   structure,
capitalization,  management or dividend  policy which they consider to be in the best interests of Westan and its stockholders.

Conduct of the Business of Westan if the Merger is not Consummated

     If the merger is not consummated, the board of directors expects to seek to retain Westan's current management and continue business as usual and attempt to meet its substantial debt  obligations.  There can be no assurance of success in the latter  regard nor can there be any  assurance  that Messrs.  Lopez and Peck will continue to provide bank guarantees of Westan and its  subsidiaries'  debt.
There are no plans in such  circumstances  to  operate  Westan's  business  in a manner  substantially  different  than  the  manner  in  which  it is  presently operated.

Accounting Treatment

     The merger will be accounted for in accordance  with the purchase method of accounting under U.S. generally accepted accounting principles.

Financing of the Merger

     It is  estimated  that  approximately  $1.5  million  will be  required  to complete  the  merger  and pay  related  fees  and  expenses.  See "--  Fees and
Expenses." The Buyer  anticipates that financing for the merger will be provided from internal  funds,  supplemented  if need be by bank borrowings or borrowings from  individuals.  The merger is not  contingent on financing,  although if the merger is not  consummated  through  SKI's  inability to finance it,  damages to
Westan are limited to debt  forgiveness by the Buyer in an amount  approximating
$100,000.

Regulatory Requirements; Third Party Consents

     Westan  does not  believe  that any  material  federal or state  regulatory approvals,  filings or notices are required by Westan or SKI in connection  with the merger other than:

o    such clearances, approvals, filings or notices required pursuant to federal and state securities laws; and

o    the filing of the  articles  of merger with the  Secretary  of State of the
     State of Wyoming.

     Westan does not believe any other  material  third party  consents  will be required by Westan in connection with the merger.

Material Federal Income Tax Consequences of the Merger

     The following  discussion is a summary of the material  federal  income tax consequences expected to result to stockholders whose shares of common stock are converted to cash in the merger.  This summary does not purport to be a complete analysis of all  potential tax effects of the merger.  For example,  the summary does not consider the effect of any applicable state, local or foreign tax laws.
In addition, the summary does not address all aspects of federal income taxation
that  may  affect   particular   stockholders  in  light  of  their   particular
circumstances  and  is  not  intended  for  stockholders   (including  insurance
companies,  tax-exempt organizations,  financial institutions or broker-dealers, stockholders  who  hold  their  common  stock as part of a  hedge,  straddle  or conversion transaction, stockholders who acquired their common stock pursuant to the  exercise of an employee  stock option or  otherwise  as  compensation,  and stockholders  who are not citizens or residents of the United States or that are foreign  corporations,  foreign  partnerships or foreign estates or trusts as to the United  States) that may be subject to special  federal income tax rules not discussed below. The following summary also does not address tax consequences to the Buyer.  The  following  summary  assumes that  stockholders  have held their common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986.

     This  summary is based on the current  provisions  of the Code,  applicable
Treasury  Regulations,   judicial  authority  and  administrative   rulings  and
practice.  No ruling from the IRS has been or will be sought nor will an opinion of counsel be obtained with respect to any aspect of the transactions  described herein.  Accordingly,  there can be no assurance that the IRS will not challenge the tax  consequences  expressed  in this  discussion  or that a court would not sustain this type of challenge.  Future legislative,  judicial or administrative changes or interpretations  could alter or modify the statements and conclusions set forth herein, and any such changes or  interpretations  could be retroactive and could affect the tax consequences of the merger to  stockholders.  We cannot predict at this time  whether  any  current  proposed  tax  legislation  will be enacted or, if enacted,  whether any tax law  changes  contained  therein  would affect the tax  consequences  of the  merger to  stockholders.  It is  therefore possible that the federal  income tax  treatment may differ from that  described below.

     State  and  local  tax laws may also  impose  income  or other  taxes  upon stockholders  whose shares of common stock are  converted to cash in the merger.
State and local  income  tax laws vary from  state to state and this  discussion does not address state or local tax issues.

         Sales Treatment for Holders of Common Stock

     Except as provided below, the conversion of common stock in the merger will be  fully  taxable  to  stockholders  as a  sale  or  exchange  of  such  stock.
Accordingly,  a stockholder who, pursuant to the merger,  converts such holder's common  stock into cash will  recognize  a gain or loss equal to the  difference between (1) the amount of cash received in the merger and (2) such stockholder's tax basis in the  common  stock.  Generally,  a  stockholder's  tax basis in his common stock will be equal to such stockholder's cost therefor. In the case of a stockholder who is an individual, such capital gain will be taxable at a maximum capital  gains rate of  ________%  if the holder held the common  stock for more than one year at the time of consummation of the merger.  If the holder held the common stock for less than one year at the time of  consummation  of the merger, in general the capital gain would be taxed at ordinary income tax rates. Certain limitations apply to the  deductibility of capital losses by stockholders.  Gain or loss must be determined separately for each block of common stock acquired at the same cost in a single transaction.

     Redemption Treatment for Dissenters and Other Stockholders

     For federal income tax purposes, Westan may be deemed to be the source of a portion of the cash  consideration  issued in the merger  (particularly  if debt used to fund the merger is assumed by Westan in the  merger)  and Westan will be deemed to be the source of cash  consideration  for payments in  satisfaction of dissenters' rights. Therefore, to the extent that cash received by a stockholder is from Westan or deemed to be from Westan,  the receipt of cash in exchange for such stockholder's  common stock in the merger or in satisfaction of dissenters'
rights  will be treated as a  redemption  of common  stock  taxable  for federal income tax purposes as determined under section 302 of the Code.

     Section  302(d) of the Code  provides  that if the  receipt  of  redemption payments has the effect of a  distribution  of property,  then cash  distributed will be treated as a dividend  taxable under section 301 of the Code as ordinary income to a stockholder receiving such cash payments, generally to the extent of the stockholder's share of undistributed accumulated earnings and profits of the company. The remainder,  if any, will be treated first as a recovery of basis in a stockholder's  common stock,  and second as capital gain arising from the sale or exchange of property. The determination of whether or not the receipt of cash payments  has the effect of a  distribution  of a dividend  will  depend on each stockholder's  particular  circumstances  and is made by applying  the  dividend equivalency tests of section 302 of the Code.

     Under section 302 of the Code, a stockholder  receiving a cash payment as a redemption  will  not be  treated  as  having  received  a  dividend  equivalent distribution if the transaction:

o    results in a "complete  redemption" of the stockholder's equity interest in the company;

o    results in a  "substantially  disproportionate"  redemption with respect to the stockholder; or

o    is  "not  essentially  equivalent  to  a  dividend"  with  respect  to  the stockholder.

Each of these section 302 tests is explained more fully below.

     Constructive Ownership of Stock and Other Issues

     In  applying  each of the section  302 tests,  stockholders  must take into account not only shares that they  actually own but also shares they are treated as owning  under the  constructive  ownership  rules of section 318 of the Code.
Pursuant to the constructive ownership rules, a stockholder is treated as owning any shares that are owned, actually and in some cases constructively, by certain related  individuals and entities as well as shares that the stockholder has the right to acquire by  exercise  of an option or by  conversion  or  exchange of a security.  Due to the factual nature of the section 302 tests  described  below, stockholders  should  consult  their  tax  advisors  to  determine  whether  the conversion of their shares and receipt of a payment  pursuant to the merger will be deemed dividend equivalent in their particular circumstances.

     Section 302 Tests

     One of the following tests must be satisfied in order for the  distribution not to be  treated  as the  equivalent  of a  dividend  for  federal  income tax purposes.

o    Complete  Termination  Test.  The  distribution  will result in a "complete redemption" of the stockholder's equity interest in the company only if all of the  common  stock that is  actually  owned by the  stockholder  is sold pursuant to the merger and the shares that are constructively  owned by the stockholder  are sold or, with respect to shares  owned by certain  related individuals, the stockholder effectively waives, in accordance with section
     302(c)  of the  Code,  attribution  of  shares  which  otherwise  would  be considered as constructively owned by the stockholder. Certain restrictions apply to the  waiver of  attribution  of  shares.  Stockholders  wishing to satisfy the "complete  redemption"  test through waiver of the constructive ownership rules should consult their tax advisors.

o    Substantially  Disproportionate  Test.  The  distribution  will result in a
     "substantially disproportionate" redemption with respect to the stockholder if, among other things,  the stockholder  owns actually and  constructively less than 50% of the total  combined  voting  power of all classes of stock after the  redemption,  and the percentage of the then  outstanding  voting
     common  stock  actually  and   constructively   owned  by  the  stockholder
     immediately  after the purchase is less than 80% of the  percentage  of the previously  outstanding  voting  common stock  actually and  constructively owned by the stockholder immediately before the purchase.

o    Not  Essentially  Equivalent to a Dividend Test. The  distribution  will be treated as "not  essentially  equivalent to a dividend" if the reduction in the stockholder's  proportionate interest actually and constructively owned constitutes a "meaningful  reduction"  given the  stockholder's  particular circumstances.  Whether  the  receipt  of  a  cash  payment  will  be  "not essentially  equivalent to a dividend"  will depend upon the  stockholder's particular facts and circumstances.  Stockholders  should consult their tax
     advisors  as  to  the   application  of  this  test  in  their   particular
     circumstances.

     If a  stockholder  receives  only cash  payments and  satisfies  any of the section 302 tests described above, the stockholder will be treated as if it sold its common stock and will recognize capital gain or loss as described above.

     If a  stockholder  does not satisfy any of the section 302 tests  described above,  the  purchase of a  stockholder's  common stock will not be treated as a sale or exchange under section 302 of the Code. Instead,  the amount received by a stockholder in the redemption will be treated as a dividend distribution under section 301 of the Code,  taxable at ordinary  income tax rates,  to the extent, first, of the  stockholder's  applicable  share of Westan's current earnings and profits,  as defined for U.S. federal income tax purposes,  and, second,  of the
U.S. stockholder's applicable share of Westan's current earnings and profits, as defined for U.S.  federal income tax purposes.  To the extent the amount exceeds the  stockholder's  applicable  share of current and  accumulated  earnings  and profits, the excess first will be treated as a tax free return of capital to the extent of the stockholder's  basis in its common stock and any remainder will be treated as capital gain, which may be long term capital gain as described above.
The  determination  of whether a corporation has earnings and profits is complex and  the  legal  standards  to be  applied  are  subject  to  uncertainties  and ambiguities.  Additionally,  the amount of current  earnings  and profits can be determined  only at the end of the  taxable  year.  Accordingly,  it is  unclear whether Westan will have sufficient current and accumulated earnings and profits to cover the amount of any payment  made to  stockholders.  To the extent that a redemption  is treated as the  receipt by the  stockholder  of a  dividend,  the stockholder's  tax basis in the  redeemed  shares will be added to any shares of common  stock  retained  or  sold  by the  stockholder,  and  may be lost if the stockholder does not actually retain any stock ownership in Westan.

     Backup Withholding

     A  stockholder  whose common  stock is  converted  to cash  pursuant to the merger may be subject to backup  withholding equal to the fourth lowest tax rate under  section  1(c) of the Code with  respect  to the gross  proceeds  from the conversion of such common stock unless such  stockholder (1) is a corporation or other exempt  recipient  and, when required,  establishes  this exemption or (2)
provides its correct taxpayer  identification  number,  certifies that it is not currently subject to backup  withholding and otherwise  complies with applicable requirements of the backup withholding rules. A stockholder who does not provide
Westan  with its  correct  taxpayer  identification  number  may be  subject  to penalties  imposed by the IRS.  Any amount  withheld  under  these rules will be credited against the stockholder's federal income tax liability.

     Westan  will  report  to  stockholders  and to the  IRS the  amount  of any reportable  payments,  including  payments made to stockholders  pursuant to the merger, and any amount withheld pursuant to the merger.

     Each  stockholder  should  consult  his,  her or its own tax  advisor  with respect to the particular tax consequences to it of the  transactions  described herein,  including the applicability and effect of state,  local and foreign tax law.

Fees and Expenses

     Whether or not the merger is  consummated,  except as  otherwise  described herein,  all fees and expenses  incurred in  connection  with the merger will be paid by the party incurring such fees and expenses.

     Estimated fees and expenses (rounded to the nearest  thousand)  incurred or to be paid by Westan or SKI in  connection  with the merger,  the  financing and related transactions are as follows:

                                                        Westan            SKI
                                                        ------            ---
Special Committee's financial advisor's fees (1)...............$..............$.
Special Committee's fees........................................................
Legal and accounting fees and expenses..........................................
Printing and solicitation fees and expenses.....................................
SEC filing fees.................................................................
Other expenses..................................................................
   Total........................................................................
--------------
(1)   See "Special Factors--Opinion of Financial Advisor to the Special Committee."

     To the  extent  not  paid by SKI or  Westan  prior to  consummation  of the merger,  all  such  fees  and  expenses  will be paid  by SKI if the  merger  is consummated.  If the  merger  is not  consummated,  each  party  will  bear  its respective fees and expenses, as provided in the merger agreement. SKI will loan
Westan approximately  $100,000 which will be used by Westan to defray its merger costs.  The loan will be repayable on demand although SKI recognizes that Westan has  little  or no  present  ability  to repay the  loan.  If the  merger is not consummated through the fault of SKI, the loan obligation will be cancelled. See
"The Merger Agreement--Fees and Expenses."

                              THE MERGER AGREEMENT

     The  following  is a  summary  of the  material  provisions  of the  merger agreement and the amendment thereto,  copies of which are attached as Annex A to this proxy statement.  This summary is qualified in its entirety by reference to the full text of the merger agreement.

The Merger; Merger Consideration

     The merger  agreement  provides that the merger will become  effective upon the filing of  articles of merger  with the  Secretary  of State of the State of
Wyoming or at such other time,  not to exceed 30 days after such filing,  as the parties  may agree and  specify in the  certificate  of merger  (the  "effective time").  If the merger is approved  at the special  meeting by the holders of at least  two-thirds  of all  outstanding  shares  of common  stock,  and the other conditions to the merger are  satisfied,  it is currently  anticipated  that the merger will be consummated in early 2005; however,  there can be no assurance as to the  timing of the  consummation  of the  merger or that the  merger  will be consummated.

     At the effective time of the merger, LZ Acquisition will be merged with and into Westan, the separate  corporate  existence of LZ Acquisition will cease and
Westan will continue as the surviving corporation. At the effective time:

o    each share of Westan common stock, issued and outstanding immediately prior to the  effective  time (other than common stock held by Messrs.  Lopez and
     Peck and their affiliates, SKI, LZ Acquisition, or dissenting stockholders)
     will,  by virtue of the  merger and  without  any action on the part of the holder thereof, be converted into and become the right to receive $0.32 per share, without interest;

o    each share of Westan common stock issued and outstanding  immediately prior to  the  effective  time  that  is  owned  by SKI  or LZ  Acquisition  will automatically  be canceled,  retired and cease to exist and no payment will be made with respect thereto;

o    each  share  of  common  stock of LZ  Acquisition  issued  and  outstanding immediately  prior to the effective  time will be converted into and become one share of common stock of Westan as the surviving  corporation  and will constitute the only outstanding share of capital stock of Westan;

o    dissenting stockholders who do not vote to approve the merger agreement and who otherwise  strictly comply with the provisions of the Wyoming  Business
     Corporation Act regarding statutory appraisal rights have the right to seek a determination of the fair value of the shares of common stock and payment in cash  therefor  in lieu of the merger  consideration  of $0.32 per share
     (see "Dissenters' Rights of Appraisal"); and

o    each certificate  representing shares of Westan common stock that have been converted to cash under the terms of the merger  agreement will,  after the effective time,  evidence only the right to receive,  upon the surrender of such  certificate,  an  amount of cash per  share  equal to $0.32,  without interest.

Treatment of Certain Shares Held by the Buyers

     On or immediately prior to the effective time,  Messrs.  Lopez and Peck and their  affiliates  will  contribute  his or their  interests in Westan to SKI in exchange for membership interests of SKI. The shares of Westan common stock held by SKI will, pursuant to the merger agreement,  be canceled in the merger and no consideration will be paid therefor. The one share of LZ Acquisition now held by
SKI will  automatically  be converted into one share of Westan which will be the only Westan share outstanding after the effective time of the merger.

The Exchange Fund; Payment for Shares of Westan Common Stock

     On or  before  the  closing  date of the  merger,  SKI will  enter  into an agreement with a bank, trust company or other exchange agent selected by SKI and reasonably  satisfactory to Westan (the "exchange  agent").  As of the effective time,  SKI or Westan will  deposit or cause to be  deposited  with the  exchange agent cash in the  amount  equal to the  aggregate  merger  consideration  (such amount  being  defined as the  number of shares to be  purchased  multiplied  by
$0.32,  and hereinafter  referred to as the "exchange  fund") for the benefit of holders  of shares of Westan  common  stock  (other  than  common  stock held by dissenting stockholders and shares to be canceled without consideration pursuant to the merger agreement).

     Within five days following the effective time, the exchange agent will mail to each  holder of record of  shares of common  stock  that have been  converted pursuant to the merger agreement into the right to receive merger consideration, a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger  consideration.  No  stockholder  should  surrender  any certificate  until the stockholder  receives the letter of transmittal and other instructions  relating  to  surrender.  Upon  surrender  of  a  certificate  for cancellation to the exchange agent, together with a letter of transmittal,  duly executed,  and such other customary documents as may be required pursuant to the instructions,  the holder of such  certificate  will be  entitled  to receive in exchange  therefor the merger  consideration  into which the number of shares of common  stock  previously  represented  by  such  certificate  shall  have  been converted  pursuant to the merger agreement,  without any interest thereon,  and the certificates so surrendered will be canceled.

     If payment of the merger consideration is to be made to a person other than the person in whose name the certificate surrendered is registered, it will be a condition  of payment  that the  certificate  so  surrendered  will be  properly endorsed  (together with signature  guarantees on such certificate) or otherwise be in proper form for transfer and that the person  requesting  such payment pay to the  exchange  agent any  transfer or other  taxes  required by reason of the payment of the merger consideration to a person other than the registered holder thereof or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

     Stockholders  should not send their  certificates  now and should send them only  pursuant  to  instructions  set forth in the letter of  transmittal  to be mailed to  stockholders  promptly  after the effective  time. In all cases,  the merger  consideration  will be paid only in accordance  with the  procedures set forth in this proxy statement and the letter of transmittal.

     After three  hundred  and  sixty-five  days from the  effective  time,  the exchange agent will deliver to Westan,  or otherwise at the direction of Westan, any portion of the exchange fund that remains  undistributed  to or unclaimed by the holders of certificates (including the proceeds of any investments thereof).
Any holders of certificates  who have not  theretofore  complied with the above-
described  procedures to receive  payment of the merger  consideration  may then look only to Westan for  payment of the merger  consideration  to which they are entitled.

Transfers of Common Stock

     At the effective  time,  Westan's stock transfer books will be closed,  and there will be no further  transfers of  certificates on the records of Westan or its transfer agent.  If, after the effective time  certificates are presented to the exchange agent or Westan, they will be canceled and exchanged for the merger consideration  as  provided  above  and  pursuant  to the  terms  of the  merger agreement (subject to applicable law in the case of dissenting stockholders).

Conditions

     The  respective  obligations  of SKI and LZ  Acquisition  and of  Westan to consummate  the merger are subject to the  fulfillment  or waiver (to the extent permitted  by  applicable  law) at or prior  to the  effective  time of  certain conditions including the following:

o    the merger  agreement  shall have been adopted by the requisite vote of the stockholders of Westan in accordance with Wyoming Business Corporation Act;
     and

o    none of the parties to the merger  agreement  shall be subject to any order or injunction of any governmental  authority of competent jurisdiction that prohibits the  consummation of the merger;  if any such order or injunction shall have been issued,  each party has agreed to use its  reasonable  best efforts to have such order overturned or injunction lifted.

     Unless waived by Westan,  the  obligation of Westan to effect the merger is also subject to the following additional conditions:

o    SKI and LZ Acquisition  shall have performed in all material respects their agreements contained in the merger agreement required to be performed on or prior to the effective time and the  representations  and warranties of SKI and LZ  Acquisition  contained  in the merger  agreement  shall be true and correct on and as of the  effective  time as if made at and as of such date
     (except to the extent that such  representations and warranties speak as of an earlier date),  except for failures to perform or to be true and correct that would not reasonably be expected to have a material  adverse effect on
     SKI or LZ Acquisition,  and Westan shall have received a certificate of the chief executive officer or chief financial officer of SKI to that effect.

     Unless  waived by SKI and LZ  Acquisition,  the  obligations  of SKI and LZ
Acquisition  to effect  the  merger  are  subject  to the  following  additional conditions:

o    Westan  shall  have  performed  in all  material  respects  its  agreements contained in the merger  agreement  required to be performed on or prior to the  effective  time  and the  representations  and  warranties  of  Westan contained  in the merger  agreement  shall be true and correct on and as of the effective  time as if made at and as of such date (except to the extent that such  representations  and  warranties  speak as of an earlier  date), except for  failures to perform  and to be true and correct  that would not reasonably be expected to have a material adverse effect on Westan, and SKI shall have received a  certificate  of the chief  executive  officer or the chief financial officer of Westan to that effect;

o    no  suit,  action  or  other  claim  shall  have  been  instituted  by  any shareholder or third party challenging the merger; and

o    the number of dissenting  shares shall  constitute  not more than 5% of the shares of Westan outstanding immediately prior to the effective time.

Representations and Warranties

     The merger agreement contains  representations and warranties of SKI and LZ
     Acquisition and Westan.

     The  representations  and warranties of SKI and LZ  Acquisition  relate to, among other things:

o    their respective organization and qualification to do business;

o    their  authority to enter into and consummate the merger  agreement and the transactions contemplated thereby;

o    the absence of a conflict between the merger agreement and the transactions contemplated  thereby, with laws applicable to, and material agreements of,
     SKI and LZ Acquisition;

o    the consents and filings  required with respect to the merger agreement and the transactions contemplated thereby;

o    the  accuracy of the  information  provided by SKI and LZ  Acquisition  for inclusion  in this proxy  statement  and in filings to be made with the SEC with respect to the proposed merger;

o    approval  of the  merger  agreement  by  the  stockholders  of  SKI  and LZ
     Acquisition; and

o    the lack of brokers used by SKI and LZ Acquisition.

     The representations and warranties of Westan relate to, among other things:

o    the  organization  and  qualification  to do  business  of  Westan  and its subsidiaries;

o    the capitalization of Westan;

o    Westan's and its  subsidiaries'  authority to enter into and consummate the merger agreement and the transactions contemplated thereby;

o    the absence of a conflict between the merger agreement and the transactions contemplated  thereby, with laws applicable to, and material agreements of,
     Westan and its subsidiaries;

o    the consents and filings  required with respect to the merger agreement and the transactions contemplated thereby;

o    the accuracy of previous filings made with the SEC;

o    compliance with law and contracts;

o    the  accuracy of the proxy  statement  and  filings  made with the SEC with respect to the proposed merger;

o    the  absence of  undisclosed  liabilities  and  changes in the  business of
     Westan;

o    the status of litigation;

o    compliance with respect to taxes, employee plans and environmental matters;

o    title to properties;

o    the required  vote of  stockholders  of Westan with respect to the proposed merger; and

o    the lack of brokers used by Westan.

Covenants

     Westan has agreed to  operate,  and to cause  each of its  subsidiaries  to operate,  their respective  businesses in the ordinary and usual course prior to the effective time. In this regard,  Westan has agreed that it will not, without the  consent of SKI,  engage in  certain  types of  transactions.  Specifically,
Westan has agreed that prior to the  effective  time,  Westan  shall,  and shall cause its subsidiaries to:

o    conduct  their  respective  businesses  in the ordinary and usual course of business and consistent with past practice;

o    not  (a)  amend  or  propose  to  amend   their   respective   articles  of
     incorporation or bylaws or equivalent  constitutional documents, (b) split, combine or reclassify their outstanding capital stock, or (c) declare,  set aside or pay any dividend or distribution payable in cash, stock,  property or  otherwise,  except for the payment of  dividends  or  distributions  to
     Westan or a  wholly-owned  subsidiary  of Westan by a director  or indirect wholly-owned subsidiary of Westan;

o    not issue,  sell, pledge or dispose of, or agree to issue,  sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their  capital stock of any class or any debt or equity  securities  convertible  into or exchangeable  for any such capital  stock,  except that Westan may issue  shares upon the  exercise of options outstanding on the date hereof;

o    not  (a)  incur  or  become   contingently   liable  with  respect  to  any
     indebtedness  for  borrowed  money other than  borrowings  in the  ordinary course of business or borrowings  under the existing  credit  facilities of
     Westan or of any of its  subsidiaries up to the existing  borrowing  limit, and  borrowings  to  refinance  existing  indebtedness  on terms  which are reasonably  acceptable  to SKI; (b) redeem,  purchase,  acquire or offer to purchase  or  acquire  any  shares  of its  capital  stock or any  options, warrants  or rights to acquire  any of its  capital  stock or any  security convertible  into or  exchangeable  for its  capital  stock  other  than in connection with the exercise of outstanding  options  pursuant to the terms of  Westan's  option  plans;  (c)  without  SKI's  consent,  or  except  as previously  disclosed  to  SKI,  make  any  acquisition  of any  assets  or businesses  other than  expenditures  for  current  assets in the  ordinary course of  business  and  expenditures  for fixed or capital  assets in the ordinary course of business; (d) without SKI's consent acquire any property in  Wyoming;  (e)  sell,  pledge,  dispose  of or  encumber  any  assets or businesses  other  than sales of  businesses  or assets  disclosed  to SKI, pledges or  encumbrances  pursuant to  existing  edit  facilities  or other permitted  borrowings,  sales of real estate assets or facilities  for cash consideration (including any debt assumed by the buyer of such real estate, assets or facilities) to  non-affiliates of Westan of less than $100,000 in each such case and  $500,000 in the  aggregate,  sales or  dispositions  of businesses  or assets as may be required by  applicable  law,  and sales or dispositions  of  assets in the  ordinary  course,  or (f)  enter  into any binding contract, agreement,  commitment or arrangement with respect to any of the foregoing;

o    use all reasonable  efforts to preserve  intact their  respective  business organizations and goodwill, keep available the services of their respective present officers and key employees,  and preserve the goodwill and business relationships with customers and others having business  relationships with them,  other  than  as  expressly  permitted  by the  terms  of the  merger agreement;

o    not  enter  into,  amend,  modify  or  renew  any  employment,  consulting, severance or similar  agreement  with,  or grant any salary,  wage or other increase  in  compensation  or  increase  in any  employee  benefit to, any director or officer of Westan or of any of its subsidiaries, except (a) for changes  that are  required  by  applicable  law,  (b) to satisfy  existing obligations, or (c) in the ordinary course of business consistent with past practice;

o    not enter into, establish, adopt, amend or modify any pension,  retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus,  group  insurance or other  employee  benefit,  incentive or welfare plan,  agreement,  program or  arrangement,  in  respect  of any  director, officer or employee of Westan or of any of its subsidiaries, except in each such  case  as may be  required  by  applicable  law  or by  the  terms  of contractual  obligations  existing  as of the date  hereof,  including  any collective bargaining agreement;

o    not make expenditures, including, but not limited to, capital expenditures, or enter into any binding  commitment  or  contract  to make  expenditures, except (a)  expenditures  which Westan or its  subsidiaries  are  currently contractually  committed  to make,  (b) other  expenditures  not  exceeding
     $250,000  individually  or $500,000  in the  aggregate,  (c) for  emergency repairs and other  expenditures  necessary  in light of  circumstances  not anticipated as of the date of the merger  agreement  which are necessary to avoid significant  disruption to Westan's business or operations consistent with past practice (and, if reasonably practicable, after consultation with
     SKI), or (d) for repairs and maintenance in the ordinary course of business consistent with past practice;

o    not make, change or revoke any material tax election unless required by law or make any agreement or settlement with any taxing authority regarding any material  amount  of  taxes  or  which  would  reasonably  be  expected  to materially  increase the  obligations of Westan to pay taxes in the future;
     and

o    not  settle or  compromise  any  litigation  to which  Westan or any of its subsidiaries  is a party or with respect to which they may incur  liability in excess of $250,000  per action or claim or $500,000  for all actions and claims in the aggregate.

     Nothing contained in the merger agreement is intended to give SKI, directly or  indirectly,  rights to control or direct  Westan's  operations  prior to the effective time.  Prior to the effective time,  Westan will exercise,  consistent with the terms and  conditions  of the merger  agreement,  complete  control and supervision of its operations.

     Westan and SKI have made further agreements regarding,  among other things, advising each other of  representations  or  warranties  contained in the merger agreement becoming untrue, of their respective failure to comply with or satisfy covenants,  conditions or agreements  contained in the merger agreement,  and of any change,  event or circumstance  that could  reasonably be expected to have a material  adverse  effect on such  party or on its  ability  to  consummate  the proposed  merger,  cooperating  in  the  preparation  of  required  governmental filings,  in obtaining  required  permits and  regulatory  approvals  and in the release  of  public  announcements,  and  granting  access  to  information  and maintaining confidentiality.

     The merger agreement  provides that, prior to the effective time or earlier termination of the merger agreement, except as described below, Westan will not, and will not permit any of its subsidiaries to,  initiate,  solicit,  negotiate, encourage or provide confidential information to facilitate, and Westan will use all reasonable efforts to cause any officer,  director or employee of Westan, or any attorney,  accountant,  investment banker,  financial advisor or other agent retained by it or any of its subsidiaries not to, initiate,  solicit, negotiate, encourage or provide non-public or confidential  information to facilitate,  any proposal  or offer  to  acquire  all or any  substantial  part of the  business, properties  or capital stock of Westan,  whether by merger,  purchase of assets,
tender  offer  or  otherwise,   whether  for  cash,   securities  or  any  other
consideration or combination  thereof (any such  transactions  being referred to herein as an "Acquisition Transaction").

     Notwithstanding  the  limitations  described  above,  Westan may,  prior to receipt of Westan's stockholders' approval of the merger agreement,  in response to an  unsolicited  bona  fide  written  offer or  proposal  with  respect  to a potential or proposed Acquisition  Transaction  ("Acquisition  Proposal") from a corporation,  partnership,  person  or  other  entity  or  group  (a  "Potential
Acquirer") which Westan's board of directors  determines in good faith and after consultation with the special committee's  independent financial advisor,  could reasonably  be expected to result (if  consummated  pursuant to its terms) in an
Acquisition  Transaction more favorable to Westan's stockholders than the merger
(a   "Qualifying   Proposal"),   furnish   (subject  to  the   execution   of  a
confidentiality  agreement)  confidential  or  non-public  information  to,  and negotiate with, such Potential  Acquirer,  may resolve to accept,  or recommend, and, upon  termination  of the merger  agreement and after payment to SKI of the fee described under "--Termination"  below, enter into agreements relating to, a
Qualifying  Proposal  which  Westan's  board of  directors,  in good faith,  has determined is reasonably  likely to be consummated.  Westan's board of directors may also take and disclose to Westan's  stockholders a position  contemplated by
Rule 14e-2 under the Exchange Act (stating  Westan's position on any third-party tender offers) or otherwise make disclosure  required by the federal  securities laws.

Termination

     The merger  agreement may be terminated  and the merger may be abandoned at any time prior to the effective time (notwithstanding any approval of the merger agreement by the stockholders of Westan):

o    by mutual written consent of Westan and SKI;

o    by either  Westan or SKI, if the merger has not been  consummated  by March
     31,  2005,  unless  extended  by the  parties,  provided  that the right to terminate the merger  agreement is not available to any party whose failure to fulfill any of its obligations  under the merger  agreement has been the cause of or resulted in the failure to consummate the merger by such date;

o    by either Westan or SKI if any judgment,  injunction,  order or decree of a court  or  governmental  agency  or  authority  of  competent  jurisdiction restrains or prohibits the  consummation of the merger,  and such judgment, injunction,  order or decree  becomes final and  nonappealable  and was not entered at the request of the terminating party;

o    by either  Westan or SKI, if (a) there has been a breach by the other party of any  representation or warranty  contained in the merger agreement which has not been cured in all material  respects  within 30 days after  written notice of such  breach by the  terminating  party,  or (b) there has been a breach  of any of the  covenants  or  agreements  set  forth in the  merger agreement  on the part of the  other  party,  which is not  curable  or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;

o    by Westan  if,  prior to receipt of Westan  stockholders'  approval  of the merger agreement,  Westan receives a superior proposal,  resolves to accept such superior proposal, and gives SKI two days' prior written notice of its intention to terminate the merger agreement,  however such termination will not be  effective  until such time as the  payment  discussed  below  under
     "--Fees and Expenses" has been received by SKI;

o    by SKI, if the board of  directors  of Westan has failed to  recommend,  or withdraws,  modifies  or amends in any  material  respect  its  approval or recommendation of the merger or resolves to do any of the foregoing, or has recommended  another  Acquisition  Proposal or if the board of directors of
     Westan has resolved to accept a superior proposal or has recommended to the stockholders  of Westan  that they  tender  their  shares in a tender or an exchange offer  commenced by a third party  (excluding any affiliate of SKI or any group of which any affiliate of Westan is a member);

o    by SKI, if any suit,  action or other claim shall have been  instituted  by any shareholder or third party challenging the merger; or

o    by Westan or SKI if the  stockholders  of Westan fail to approve the merger at a duly held meeting of stockholders  called for such purpose  (including any adjournment or postponement  thereof) or by SKI if holders of more than
     5% of  Westan's  outstanding  shares vote  against the merger and  exercise their dissenters' rights.

Fees and Expenses

     All costs and expenses incurred in connection with the merger agreement and the transactions  contemplated  thereby will be paid by the party incurring such expenses.

     Westan agreed to pay SKI a fee in the amount of $50,000 if:

o    Westan  terminates  the  merger  agreement  because,  prior to  receipt  of
     Westan's stockholders' approval, it has received a superior proposal from a third party and resolves to accept the superior proposal;

o    SKI  terminates  the merger  agreement  because the board of  directors  of
     Westan has failed to  recommend,  or  withdraws,  modifies or amends in any material  respect its approval of the merger,  has  recommended  a superior proposal,  has resolved to accept a superior  proposal or has recommended a third party tender or exchange offer to stockholders; or

o    the merger  agreement is  terminated  for any reason at a time at which SKI was not in material breach of its  representations,  warranties,  covenants and  agreements  contained  in the merger  agreement  and was  entitled  to terminate  the  merger  agreement  because  Westan  stockholders  failed to approve  the merger at a duly  called  meeting and (a) prior to the time of the  stockholders'  meeting a  proposal  by a third  party  relating  to an
     Acquisition  Transaction had been publicly proposed or publicly  announced, and (b) on or prior to the 12 month  anniversary of the  termination of the merger  agreement  Westan or any of its  subsidiaries or affiliates  enters into an  agreement  or  letter of  intent  (or  resolves  or  announces  an intention to do so) with respect to an Acquisition  Transaction involving a person,  entity or group if such  person,  entity,  group (or any member of such group,  or any affiliate of any of the foregoing) made a proposal with respect to an  Acquisition  Transaction  on or after the date of the merger agreement  and  prior to the  stockholders'  meeting  and such  Acquisition
     Transaction is consummated.

     SKI will release Westan from loans made to Westan in the approximate amount of $100,000 if SKI fails to consummate the merger by 12:00 noon Mountain Time on
March 31, 2005,  unless  extended by the parties,  if Westan has  satisfied  the conditions  to closing the merger  required  of it,  unless the failure to do so resulted  from  breach of a  representation,  warranty  or covenant of SKI or LZ
Acquisition  under the  merger  agreement.  If SKI  fails to close  the  merger, release of the loans will be considered Westan's liquidated damages.

Amendment/Waiver

     Before or after approval of the merger agreement by the  stockholders,  the merger agreement may be amended by the written  agreement of the parties thereto at any time prior to the effective  time if such  amendment is approved by their respective boards of directors.

     At any time prior to the effective time, Westan, SKI and LZ Acquisition may extend the time for  performance of any of the  obligations or other acts of the
other  parties  to  the  merger   agreement,   waive  any  inaccuracies  in  the
representations  and  warranties  contained  in the merger  agreement  or in any document  delivered  pursuant to the merger agreement,  or waive compliance with any agreements or conditions contained in the merger agreement. Any extension or waiver will be valid only if set forth in writing and signed by the party making such extension or waiver.

                              THE VOTING AGREEMENTS

     Manuel B. Lopez, James M. Peck,  officers and directors of Westan and their affiliates,  entered into voting agreements on November 15, 2004. The agreements cover 5,438,213  shares, or approximately  54% of Westan's  outstanding  shares.
These persons have agreed that they will vote in accordance with the majority of shares cast for or against the proposed transaction by unaffiliated stockholders voting  in  person  or by proxy at the  special  meeting.  The  agreements  will terminate automatically on the earliest of:

o    the date on which the merger agreement is terminated;

o    the closing of the merger agreement; and

o    March 31, 2005 unless extended by the parties.

                         DISSENTERS' RIGHTS OF APPRAISAL

     The  following  is a summary  of  dissenters'  rights  available  to Westan stockholders,  which  summary  is not  intended  to be a complete  statement  of applicable  Wyoming law and is qualified in its entirety by reference to Article
13 of the Wyoming Business  Corporation Act ("WBCA"),  which is set forth in its entirety as Annex C.

Right to Dissent

     Westan  stockholders  are  entitled  to dissent  from the merger and obtain payment of the fair value of their shares if and when the merger is effectuated.
"Fair  value,"  with  respect to a  dissenter's  shares,  means the value of the shares  immediately  before the  effective  time of the  merger,  excluding  any appreciation  or depreciation in anticipation of the merger except to the extent that exclusion would be inequitable. Under Article 13 of the WBCA, a stockholder entitled to dissent and obtain  payment for his,  her or its shares may not also challenge the corporate  action  creating the right to dissent unless the action is unlawful or fraudulent with respect to the stockholder or the corporation.

     Under  Section  7-16-1303(a)  of the WBCA a record  stockholder  may assert dissenters'  rights  as to  fewer  than  all  shares  registered  in the  record stockholder's name only if the record  stockholder  dissents with respect to all shares  beneficially  owned by any one  person and  causes  the  corporation  to receive  written  notice  which  states such  dissent and the name,  address and federal taxpayer  identification  number, if any, of each person on whose behalf the record stockholder asserts dissenters' rights.

     Section 7-16-1303(b) of the WBCA provides that a beneficial stockholder may assert dissenters' rights as to the shares held on the beneficial  stockholder's behalf only if (a) the beneficial  stockholder causes the corporation to receive the record stockholder's  written consent to the dissent not later than the time the beneficial  stockholder  asserts  dissenters'  rights and (b) the beneficial stockholder  dissents  with  respect  to all  shares  beneficially  owned by the beneficial stockholder.

     Westan will require that, when a record  stockholder  dissents with respect to the  shares  held by any  one or  more  beneficial  stockholders,  each  such beneficial  stockholder  must certify to Westan that the beneficial  stockholder has asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights.

Procedure for Exercise of Dissenters' Rights

     The notice  accompanying  this proxy statement states that  stockholders of
Westan are entitled to assert dissenters' rights under Article 13 of the WBCA. A
Westan  stockholder  who wishes to assert  dissenters'  rights shall:  (a) cause
Westan to receive before the vote is taken on the merger at the special meeting, written  notice  of the  stockholder's  intention  to  demand  payment  for  the stockholder's  shares if the merger is effectuated;  and (b) not vote the shares in favor of the merger. A Westan  stockholder who does not satisfy the foregoing requirements  will not be entitled to demand payment for his or her shares under
Article 13 of the WBCA.

Dissenters' Notice

     If the merger is approved at the special meeting,  Westan will send written notice to dissenters  who are entitled to demand  payment for their shares.  The notice  required  by  Westan  will be  given  no later  than 10 days  after  the effective  time and will: (a) state that the merger was authorized and state the effective  time or  proposed  effective  date of the  merger,  (b) set  forth an address at which Westan will receive  payment demands and the address of a place where  certificates must be deposited,  (c) supply a form for demanding payment, which form shall  request a dissenter to state an address to which payment is to be made,  (d) set the date by which Westan must  receive the payment  demand and certificates for shares,  which date will not be less than 30 days nor more than
60 days  after the date the notice is given,  (e) state that if a record  Westan stockholder  dissents  with  respect  to the  shares  held  by any  one or  more beneficial  stockholders each such beneficial stockholder must certify to Westan
that  the  beneficial   stockholder   and  the  record   stockholder  or  record
stockholders of all shares owned beneficially by the beneficial stockholder have asserted, or will timely assert,  dissenters' rights as to all such shares as to which there is no limitation of the ability to exercise  dissenters' rights, and
(f) be accompanied by a copy of Article 13 of the WBCA.

Procedure to Demand Payment

     A  stockholder  who is given a  dissenters'  notice to  assert  dissenters'
rights will, in accordance with the terms of the dissenters'  notice,  (a) cause
Westan to receive a payment  demand  (which  may be a demand  form  supplied  by
Westan and duly  completed  or other  acceptable  writing)  and (b)  deposit the
stockholder's  stock   certificates.   A  stockholder  who  demands  payment  in
accordance  with the foregoing  retains all rights of a stockholder,  except the right to transfer the shares until the effective time, and has only the right to receive  payment for the shares after the  effective  time. A demand for payment and deposit of  certificates  is  irrevocable  except that if the effective time does not  occur  within  60 days  after  the date set by Westan by which it must receive the payment demand,  Westan will return the deposited  certificates  and release the transfer  restrictions  imposed.  If the effective  time occurs more than 60 days after the date set by Westan by which it must  receive  the payment demand, then Westan will send a new dissenters' notice. A Westan stockholder who does not demand  payment  and deposit his or her Westan  share  certificates  as required  by the date or dates set forth in the  dissenters'  notice will not be entitled to demand payment for his, her or its Westan shares under Article 13 of the WBCA, in which case,  pursuant to the merger  agreement,  he, she or it will receive cash  consideration  for each of his, her or its shares equal to the per share price received by non-dissenting stockholders.

Payment

     At the  effective  time or upon receipt of a payment  demand,  whichever is later,  Westan will pay each dissenter who complied with the notice requirements referenced in the preceding paragraph,  the Westan estimate of the fair value of the dissenter's shares plus accrued interest. Payment shall be accompanied by an audited balance sheet as of the end of the most recent fiscal year of Westan or, an audited income  statement for that year, and an audited  statement of changes in stockholders'  equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements, if any, for the interim period,  which interim financial  statements will be unaudited.  Payment will also be  accompanied  by a statement  of the estimate by Westan of the fair value of the shares and an explanation of how the interest was calculated, along with a  statement  of the  dissenter's  right to  demand  payment  and a copy of
Article 13 of the WBCA.  With  respect to a dissenter  who  acquired  beneficial ownership of his, her or its shares after  Westan's  first  announcement  of the terms of the transaction on November 15, 2004, or who does not certify that his, her or its shares were acquired before that date,  Westan may, in lieu of making the payment described above,  offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

If Dissenter is Dissatisfied with Offer

     If a dissenter  disagrees with the Westan payment or offer,  such dissenter may give  notice to Westan in writing of the  dissenter's  estimate  of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such  estimate,  less any payment made prior  thereto,  or reject the offer of Westan and demand  payment of the fair value of the shares and interest due if: (a) the dissenter  believes that the amount paid or offered is less than the  fair  value  of the  shares  or  that  the  interest  due  was  incorrectly calculated,  (b) Westan fails to make payment  within 60 days after the date set by Westan by which it must  receive  the  payment  demand or (c) Westan does not return  deposited  certificates  if the effective time is 60 days after the date set by Westan by which the payment  demand  must be received by the  stockholder asserting  dissenter's  rights.  A dissenter  waives the right to demand payment under  this  paragraph  unless he or she  causes  Westan to  receive  the notice referenced in this paragraph within 30 days after Westan makes or offers payment for the shares of the dissenter, in which event, such dissenter will receive all cash for his or her  Westan  shares in an  amount  equal to the  amount  paid or offered by Westan.

Judicial Appraisal of Shares

     If a  demand  for  payment  made  by a  dissenter  as set  forth  above  is unresolved,  Westan may,  within 60 days after  receiving  the  payment  demand, commence a proceeding  and  petition a court to determine  the fair value of the shares and accrued  interest.  If Westan does not commence the proceeding within the 60 day  period,  it  shall  pay  to  each  dissenter  whose  demand  remains unresolved the amount  demanded.  Westan must commence any proceeding  described above in the District  Court of the County of Teton,  Wyoming.  Westan must make all dissenters whose demands remain  unresolved  parties to the proceeding as in an action  against their shares,  and all parties shall be served with a copy of the petition.  Jurisdiction  in which the proceeding is commenced is plenary and exclusive.  One or more persons may be appointed by the court as  appraisers  to receive  evidence and  recommend a decision on the  question of fair value.  The appraisers will have the power described in the court order appointing them. The parties to the  proceeding  will be  entitled  to the same  discovery  rights as parties  in  other  civil  proceedings.  Each  dissenter  made  a  party  to the proceeding  will be entitled to  judgment  for the amount,  if any, by which the court finds the fair value of the dissenter's shares,  plus interest,  to exceed the  amount  paid  by  Westan,  or for  the  fair  value,  plus  interest,  of a dissenter's shares for which Westan elected to withhold payment.

Court and Counsel Fees

     The  court in an  appraisal  proceeding  shall  determine  all costs of the proceeding,  including the  reasonable  compensation  and expenses of appraisers appointed by the court.  The court will assess the costs against Westan;  except that the court may assess costs  against all or some of the  dissenters,  in the amount  the court  finds  equitable,  to the  extent  the court  finds  that the dissenters  acted  arbitrarily,  vexatiously,  or not in good faith in demanding payment.  The court may also assess the fees and expenses of counsel and experts for the respective  parties,  in amounts the court finds equitable:  (a) against
Westan and in favor of the  dissenters  if the court  finds that  Westan did not substantially  comply with its obligations under the dissenter's rights statute, or (b) against  either Westan or one or more  dissenters,  in favor of any other party,  if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights  provided by Article 13 of the WBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated,  and that the fees for those services should not be assessed against Westan,  the court may award to such counsel  reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

     Any written  notice  required to be sent to Westan by a Westan  stockholder electing to exercise his or her dissenter's  rights under Article 13 of the WBCA should be to James M. Peck at the offices of Westan,  400 East Snow King Avenue,
Post Office Box 1846, Jackson, Wyoming 83001.

                           MARKET FOR THE COMMON STOCK

Common Stock Market Price Information; Dividend Information

     Westan's  common stock is traded on the OTC Bulletin  Board and in the pink sheets under the symbol  "WSTD." The  following  table  shows,  for the calendar quarters  indicated,  the per share  high and low  closing  prices of the common stock  based on  published  financial  sources.  WSTD  trading  volume  has been extremely low, and trading  transactions  have been isolated and sporadic in the last several years.  Westan has not paid any dividends on its common stock since its inception in 1955.

                                                                                              Total Share
             2002                          Low                         High                      Volume
             ----                                                                                ------

         First Quarter                  $  0.05                   $    0.07                      39,600
         Second Quarter                    0.06                        0.05                      29,200
         Third Quarter                     0.06                        0.03                      46,500
         Fourth Quarter                    0.05                        0.03                      90,200

                                                                                              Total Share
             2003                          Low                         High                     Volume
             ----                                                                               ------

         First Quarter                  $  0.03                   $    0.05                      56,600
         Second Quarter                    0.03                        0.05                      14,700
         Third Quarter                     0.01                        0.03                     223,500
         Fourth Quarter                    0.01                        0.25                     360,260

                                                                                              Total Share
             2004                          Low                          High                    Volume
             ----                          ---                          ----                    ------

         First Quarter                 $   0.11                   $    0.13                      69,892
         Second Quarter                    0.08                        0.11                      75,400
         Third Quarter                     0.08                        0.15                     119,540
         Fourth Quarter                    0.08                        0.30                     198,990
             (through November 20)

     On November  15,  2004,  the last day  Westan's  stock  traded prior to the public announcement of the merger transaction described in this proxy statement, the closing  price of its common stock on the OTC Bulletin  Board was $0.12.  On
November 20, 2004,  the closing  prices for the common stock on the OTC Bulletin
Board was  $0.30.  The  market  price for  Westan  common  stock is  subject  to fluctuation and stockholders are urged to obtain current market quotations.

     As of November 20, 2004, there were 9,963,015 shares of our $0.05 par value common stock issued and outstanding.

Common Stock Purchase Information

     Neither  Westan nor any of its  executive  officers  or  directors,  or the
Buyers or any of their  affiliates,  has engaged in any transaction with respect to Westan's common stock within the past 60 days.  Since December 31, 2001, none of the foregoing persons has purchased any of Westan's common stock, except that on November 14, 2003 Manuel B. Lopez purchased 1,847,018 shares held by Stanford
E. Clark and his affiliates at a price of $0.29 per share.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Westan's  common stock as of November 20, 2004 for: (a) each of its directors  and  executive  officers,  (b)  all of the  directors  and  executive officers  as a group,  and (c) each  person  known by Westan to be a  beneficial owner of more than 5% of its  common  stock.  All  information  with  respect to beneficial  ownership by our directors,  executive officers or beneficial owners has been furnished by the respective  director,  officer or beneficial owner, as the case may be. Unless indicated  otherwise,  each of the stockholders has sole voting  and  investment  power  with  respect  to the  shares  of  common  stock beneficially owned.

                                                              Amount and Nature of               Percent
                                                               Beneficial Ownership                 of
                      Name                                 Direct               Indirect           Class
                      ----                                 ------               --------         ---------

Stanford E. Clark....................................             -0-                -0-               -0-

Deborah Wilson Lopez &
Manuel B. Lopez, TTEES
Deborah Wilson Lopez
Living Trust, dated
February 25, 1997....................................                         1,500,000  (1)         15.1%

Manuel B. Lopez &
Deborah Wilson Lopez, TTEES
Manuel B. Lopez
Living Trust, dated
February 25, 1997
P.O. Box 928
Jackson, Wyoming 83001...............................       2,582,122 (1)             --             25.9%

James M. Peck
Box 1233
Jackson, Wyoming 83001...............................         688,046 (2)         668,045 (1)        13.6%

David Peck
924 Nevada
Lovell, Wyoming  82431                                        668,045                 --              6.8%

John Peck
Box 1137
Jackson, Wyoming  83001                                       668,045                 --              6.8%

Directors and executive
officers as a group
  (three persons)....................................       3,270,168          2,168,045             54.6%
--------------------

(1)  These shares are owned by the respective  trusts,  dated February 25, 1997.
     Manuel  B.  Lopez is a  trustee  of both  trusts  and may be deemed to have voting and/or investment powers over the shares.

(2)  James M. Peck,  owns  688,046  shares  directly  and is the  trustee of the
     Elizabeth Ann Christensen Trust, a trust for his sister's benefit that owns
     668,045 shares. Mr. Peck disclaims  beneficial ownership of the shares held by the Trust.

     We  have no  shares  authorized  for  issuance  under  any  option,  equity compensation, or similar plan.

                            DIRECTORS AND MANAGEMENT

Westan

     Set forth  below are the name of each  director  and  executive  officer of
Westan and his position with Westan.  Their  business  addresses are the same as
Westan: 400 East Snow King Avenue, Post Office Box 1846, Jackson, Wyoming 83001.
Each is a citizen of the United  States of  America.  None of these  persons has been  convicted in a criminal  proceeding  in the last five years nor has any of them been a party to any judicial or administrative  proceeding during that time which  resulted in a judgment,  decree or final order  enjoining the person from future  violations  of or  prohibiting  activities  subject  to federal or state securities  laws or a finding of any  violation  of federal or state  securities laws. Also set forth below are the material occupations,  positions, offices and employment  of each  such  person  and  the  name of any  corporation  or  other organization in which any material occupation, position, office or employment of each such person was held during the last five years. All directors and officers are citizens of the United States.

                          Name                          Age                Position(s) Held
                          ----                          ---                ----------------

                  Manuel B. Lopez                       61         President, Treasurer and a director
                  James M. Peck                         40         Secretary and a director
                  Stanford E. Clark                     87         A director

     Manuel B. Lopez was a Vice  President  and a director of Westan since 1979.
He became  President upon the retirement of Mr. Clark on January 6, 2004. He has also been the President and a director of Snow King Resort,  Inc. ("SKRI") since
February,  1992. SKRI is our principal  subsidiary.  He has been President and a director of Snow King Resort Management, Inc. ("SKRMI") since 1986. This company is a management company which was co-owned by Messrs.  Lopez and Clark until Mr.
Clark's retirement in 2004. It is now owned by Mr. Lopez.

     James M.  Peck  has been a  director  of  Westan  since  January  1,  1988, corporate Secretary since 1999 and our Treasurer since January 6, 2004. Mr. Peck also owns and operates a miniature golf course in Jackson,  Wyoming. He acquired a company that provides  float trips on the Snake River near Jackson in 1993. He has been a director and employee of SKRI since February, 1992.

     Stanford E. Clark has been President, Treasurer, Comptroller and a director of  Westan  from 1957  through  1969 and from  1974 to  January  6, 2004 when he retired in all capacities except as one of our three directors. He was Treasurer and a  director  of SKRI  since  February,  1992.  He was Vice  President  and a director of SKRMI from 1986 until his retirement in 2004.

     No family  relationships  exist  between or among any of our  director  and executive officers. No director serves as a director of any other company with a class of equity securities  registered under the Securities Exchange Act of 1934 or a company  registered as an investment  company under the Investment  Company
Act of 1940.

SKI and LZ Acquisition

     Manuel B.  Lopez  and  James M.  Peck own 100% of SKI and Mr.  Lopez is the
manager of SKI.  Mr.  Lopez and Mr. Peck  comprise  the board of directors of LZ
Acquisition. After the merger, Mr. Lopez and Mr. Peck will comprise the board of directors of Westan.  Mr. Lopez will continue to serve as Westan's President and
Mr. Peck will continue to serve as Secretary and  Treasurer.  The resumes of Mr.
Lopez and Mr. Peck are set forth above.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains or incorporates by reference certain forward-
looking  statements  and  information  relating  to Westan that are based on the beliefs of management as well as assumptions  made by and information  currently available to Westan.  Forward-looking  statements include statements  concerning
plans,  objectives,   goals,  strategies,  future  events  or  performance,  and underlying  assumptions and other  statements which are other than statements of historical facts,  including statements regarding the completion of the proposed
merger.  When  used  in  this  document,  the  words  "anticipate,"   "believe,"
"estimate,"   "expect,"  "plan,"  "intend,"  "project,"  "predict,"  "may,"  and
"should"  and similar  expressions,  are  intended  to identify  forward-looking statements.  Such statements  reflect the current view of Westan with respect to future events,  including the completion of the proposed merger, and are subject to numerous risks,  uncertainties and assumptions.  Many factors could cause the actual results, performance or achievements of Westan to be materially different from any future results,  performance or  achievements  that may be expressed or implied by such forward-looking statements, including:

o    the failure of stockholders to approve the merger  agreement;  intensity of
     competition,   particularly   including  the  opening  of  new  hotels  and
     recreational  facilities by  competitors  in Westan's  market area in 2002,
     2003 and those to be opened in the future;
o    adverse weather conditions;
o    levels of tourism activity in general and in Jackson, Wyoming and the State of Wyoming in particular;
o    continued operating losses;
o    working capital deficits;
o    Westan's ability to meet significant debt obligations and covenants; and
o    effects of national and regional economic and market conditions,  labor and marketing costs.

     Should one or more of these risks or uncertainties  materialize,  or should underlying assumptions prove incorrect,  actual results may vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended.  Westan does not intend,  or assume any  obligation,  to update  these forward-looking  statements to reflect actual results, changes in assumptions or changes in the factors affecting such forward-looking statements.

                              INDEPENDENT AUDITORS

     The  firm  of  Clifford  H.  Moore  and  Company  has  served  as  Westan's independent  auditors  for  more  than  20  years.  The  consolidated  financial statements of Westan for each of the years in the two year period ended December
31, 2003  included in Westan's  Annual  Report on Form 10-KSB for the year ended
December  31, 2003  enclosed  with this proxy  statement,  have been  audited by
Clifford H. Moore and Company as stated in their reports appearing  therein.  It is expected  that  representatives  of  Clifford  H. Moore and  Company  will be present at the special  meeting,  both to respond to  appropriate  questions  of stockholders of Westan and to make a statement if they so desire.

                              FINANCIAL STATEMENTS

     See the financial  statements  for Westan  included in its Annual Report on
Form 10-KSB for the year ended December 31, 2003 and in its Quarterly  Report on
Form 10-QSB for the quarterly and nine months periods ended  September 30, 2004, both of which are enclosed with this proxy statement.

                       WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows Westan to "incorporate by reference"  information  into this proxy statement,  which means that Westan can disclose important  information by referring you to another  document filed  separately with the SEC. The following documents  previously  filed by Westan with the SEC are included with this proxy statement for your convenient  review, and are incorporated by reference in this proxy statement and are deemed to be a part hereof:

(1)  Westan's Annual Report on Form 10-KSB for the year ended December 31, 2003;

(2)  Westan's  Quarterly  Report on Form  10-QSB for the quarter and nine months ended September 30, 2004; and

(3)  Westan's Current Reports on Form 8-K dated November 15, 2004.

     Any  statement  contained in a document  incorporated  by reference  herein shall be deemed to be modified or superseded for all purposes to the extent that a  statement  contained  in this  proxy  statement  modifies  or  replaces  such statement. The forward-looking statements made in the incorporated documents are not protected by the safe harbor for forward-looking statements.

                                 OTHER BUSINESS

     Westan's  board  of  directors  does not know of any  other  matters  to be presented  for  action at the  special  meeting  other than as set forth in this proxy  statement.  If any other business should properly come before the special meeting,  the persons named in the enclosed proxy card intend to vote thereon in accordance with their best judgment on the matter.

                       STOCKHOLDER MEETINGS AND PROPOSALS

     Westan has decided not to hold an annual meeting of  stockholders,  because of the merger proposal described in this proxy statement and the related special meeting of stockholders.  If the merger is consummated,  there will no longer be any  unaffiliated  stockholders  of Westan  and no public  participation  in any future  meetings of  stockholders.  However,  if the merger is not  consummated,
Westan's  unaffiliated  stockholders  will continue to be entitled to attend and participate in Westan's  stockholders'  meetings.  In such case, its next annual meeting  would be held in May or June 2005.  Pursuant  to Rule  14a-8  under the
Exchange Act  promulgated  by the SEC, any  stockholder  of Westan who wished to present a proposal at the next annual meeting of  stockholders of Westan (in the event  the  merger is not  consummated),  and who  wished to have such  proposal included in Westan's  proxy  statement for that meeting,  must have  delivered a copy of such  proposal to Westan at 400 East Snow King  Avenue,  Post Office Box
1846, Jackson,  Wyoming 83001,  Attention:  Secretary, so that it is received no later than January 1, 2005. A stockholder  proposal  submitted  outside the Rule
14a-8  process will be  considered  untimely if not received by Westan  within a reasonable  time prior to the mailing of proxy  material  relating to the annual meeting.

                              AVAILABLE INFORMATION

     No  person  is  authorized  to  give  any   information   or  to  make  any
representations,  other than as contained in this proxy statement, in connection with the merger agreement or the merger, and, if given or made, such information or  representations  may not be relied upon as having been authorized by Westan,
SKI or LZ Acquisition. The delivery of this proxy statement shall not, under any circumstances,  create  any  implication  that  there  has been no change in the information set forth herein or in the affairs of Westan since the date hereof.

     Because the merger is a "going private"  transaction,  SKI, LZ Acquisition, the Buyers and Westan have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger.  This proxy statement  does not contain  all of the  information  set forth in the  Schedule
13E-3 and the exhibits  thereto.  Copies of the Schedule  13E-3 and the exhibits thereto are available  for  inspection  and copying at the  principal  executive offices of Westan during regular business hours by any interested stockholder of
Westan,  or a representative  who has been so designated in writing,  and may be inspected  and  copied,  or  obtained by mail,  by written  request  directed to
Secretary,  Western Standard Corporation, 400 East Snow King Avenue, Post Office
Box 1846, Jackson, Wyoming 83001.

     Westan is currently subject to the information requirements of the Exchange
Act and in accordance  therewith files periodic  reports,  proxy  statements and other  information  with the SEC relating to its  business,  financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule  13E-3 and the exhibits  thereto,  may be copied (at  prescribed rates) at the public reference facilities maintained by the SEC at:

o    233 Broadway, New York, New York 10279;

o    Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549;
     and

o    500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

     For further  information  concerning the SEC's public  reference rooms, you may  call  the  SEC at  1-800-SEC-0330.  Some of this  information  may  also be
accessed  on  the  world  wide  web  through  the  SEC's  Internet   address  at
"http://www.sec.gov."

                                     ANNEX A

                          Agreement and Plan of Merger

                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                November 15, 2004

                                      AMONG

                          WESTERN STANDARD CORPORATION

                             SNOW KING INTERESTS LLC

                                       AND

                              LZ ACQUISITION, INC.

                                        i

                                TABLE OF CONTENTS
ARTICLE I
THE MERGER; CLOSING
-------------------
         Section 1.01      The Merger
         ------------      ----------
         Section 1.02      Effective Time
         ------------      --------------
         Section 1.03      Effects of the Merger
         ------------      ---------------------
         Section 1.04      Conversion of Shares
         ------------      --------------------
         Section 1.05      Payment of Shares
         ------------      -----------------
         Section 1.06      The Closing
         ------------      -----------
         Section 1.07      Dissenters' Rights
         ------------      ------------------

ARTICLE II
THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS
-------------------------------------------------
         Section 2.01      Articles of Incorporation
         ------------      -------------------------
         Section 2.02      Bylaws
         ------------      ------
         Section 2.03      Directors and Officers
         ------------      ----------------------

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY
--------------------------------------------------------------
         Section 3.01      Organization and Qualification
         ------------      ------------------------------
         Section 3.02      Authority; Non-Contravention; Approvals
         ------------      ---------------------------------------
         Section 3.03      Proxy Statement and Other SEC Filings
         ------------      -------------------------------------
         Section 3.04      Brokers and Finders
         ------------      -------------------

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
---------------------------------------------
         Section 4.01      Organization and Qualification
         ------------      ------------------------------
         Section 4.02      Capitalization
         ------------      --------------
         Section 4.03      Subsidiaries
         ------------      ------------
         Section 4.04      Authority; Non-Contravention; Approvals
         ------------      ---------------------------------------
         Section 4.05      Reports and Financial Statements
         ------------      --------------------------------
         Section 4.06      Absence of Undisclosed Liabilities
         ------------      ----------------------------------
         Section 4.07      Absence of Certain Changes or Events
         ------------      ------------------------------------
         Section 4.08      Litigation
         ------------      ----------
         Section 4.09      Proxy Statement and Other SEC Filings
         ------------      -------------------------------------
         Section 4.10      No Violation of Law
         ------------      -------------------
         Section 4.11      Compliance with Agreements
         ------------      --------------------------
         Section 4.12      Taxes
         ------------      -----
         Section 4.13      Employee Benefit Plans; ERISA
         ------------      -----------------------------
         Section 4.14      Labor Controversies
         ------------      -------------------
         Section 4.15      Environmental Matters
         ------------      ---------------------
         Section 4.16      Title to Assets
         ------------      ---------------
         Section 4.17      Company Stockholders' Approval; Neutralized Voting
         ------------      --------------------------------------------------
         Section 4.18      Brokers and Finders
         ------------      -------------------

ARTICLE V
COVENANTS
---------
         Section 5.01      Conduct of Business by the Company Pending the Merger
         ------------      -----------------------------------------------------
         Section 5.02      Control of the Company's Operations
         ------------      -----------------------------------
         Section 5.03      Acquisition Transactions
         ------------      ------------------------
         Section 5.04      Access to Information
         ------------      ---------------------
         Section 5.05      Notices of Certain Events
         ------------      -------------------------
         Section 5.06      Meeting of the Company's Stockholders
         ------------      -------------------------------------
         Section 5.07      Proxy Statement and Other SEC Filings
         ------------      -------------------------------------
         Section 5.08      Public Announcements
         ------------      --------------------
         Section 5.09      Expenses and Fees
         ------------      -----------------
         Section 5.10      Agreement to Cooperate
         ------------      ----------------------
         Section 5.11      Directors' and Officers' Indemnification
         ------------      ----------------------------------------

ARTICLE VI
----------
CONDITIONS TO THE MERGER
------------------------
         Section 6.01      Conditions to the Obligations of Each Party
         ------------      -------------------------------------------
         Section 6.02      Conditions to Obligation of the Company to Effect the Merger
         ------------      ------------------------------------------------------------
         Section 6.03      Conditions to Obligations of Parent and Subsidiary to Effect the Merger
         ------------      -----------------------------------------------------------------------

ARTICLE VII
-----------
TERMINATION
-----------
         Section 7.01      Termination
         ------------      -----------

ARTICLE VIII
------------
MISCELLANEOUS
-------------
         Section 8.01      Effect of Termination
         ------------      ---------------------
         Section 8.02      Nonsurvival of Representations and Warranties
         ------------      ---------------------------------------------
         Section 8.03      Notices
         ------------      -------
         Section 8.04      Interpretation
         ------------      --------------
         Section 8.05      Miscellaneous
         ------------      -------------
         Section 8.06      Counterparts
         ------------      ------------
         Section 8.07      Amendments; No Waivers
         ------------      ----------------------
         Section 8.08      Entire Agreement
         ------------      ----------------
         Section 8.09      Severability
         ------------      ------------
         Section 8.10      Specific Performance
         ------------      --------------------

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this  "Agreement") is entered into as of
November  15,  2004 by and among  Snow King  Interests  LLC,  a Wyoming  limited liability company ("Parent"), LZ Acquisition, Inc., a Wyoming corporation wholly owned by Parent  ("Merger  Subsidiary"),  and Western  Standard  Corporation,  a
Wyoming corporation (the "Company").  Parent,  Merger Subsidiary and the Company
are referred to collectively herein as the "Parties."

     WHEREAS, the respective Managers and Boards of Directors of Parent,  Merger
Subsidiary  and the Company have each  approved the merger of Merger  Subsidiary with and into the Company on the terms and subject to the  conditions  set forth in this Agreement (the "Merger");

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  respective representations,  warranties,  covenants and  agreements  set forth herein,  the parties hereto agree as follows:

                                    ARTICLE I
                               THE MERGER; CLOSING

Section  1.01......The  Merger.  Upon the terms and subject to the conditions of this Agreement,  and in accordance with the Wyoming  Business  Corporation  Act,
Sections  17-16-101 to 1803 of Chapter 16 of the Wyoming  Statutes (the "WBCA"),
Merger  Subsidiary  shall be merged with and into the  Company at the  Effective
Time (as defined in Section 1.02).  Following the Merger, the separate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving corporation  (the "Surviving  Corporation")  wholly-owned  by Parent,  and shall succeed to and assume all the rights and  obligations  of Merger  Subsidiary  in accordance with the WBCA.

Section  1.02......Effective  Time.  The  Merger  shall  become  effective  when articles of merger (the "Articles of Merger"),  executed in accordance  with the relevant  provisions  of the WBCA,  are filed with the Secretary of State of the
State  of  Wyoming;  provided,   however,  that,  upon  mutual  consent  of  the
constituent corporations to the Merger, the Articles of Merger may provide for a later date of  effectiveness  of the Merger not more than 30 days after the date the  Articles  of  Merger  are  filed.  When  used in this  Agreement,  the term
"Effective  Time"  shall mean the date and time at which the  Articles of Merger are  accepted  for record or such  later time  established  by the  Articles  of
Merger.  The filing of the  Articles of Merger  shall be made on the date of the
Closing (as defined in Section 1.06).

Section  1.03......Effects  of the Merger. The Merger shall have the effects set forth in Section 17-16-1106 of the WBCA.

Section  1.04......Conversion of Shares. At the Effective Time, by virtue of the
Merger and  without  any action on the part of Parent,  Merger  Subsidiary,  the
Company or the holders of any of the following securities:

     (a)  each issued and outstanding  share of the Company's  common stock, par value $0.05 per share ("Company Common Stock"), held by the Company as treasury stock and each issued and outstanding share of Company Common
          Stock  owned  by  any  subsidiary  of  the  Company,   Parent,  Merger
          Subsidiary  or any other  subsidiary  of Parent  shall be canceled and retired  and shall  cease to exist,  and no payment  or  consideration shall be made with respect thereto;

     (b)  each issued and outstanding share of Company Common Stock,  other than shares of Company  Common Stock  referred to in  paragraph  (a) above, shall be  converted  into the  right to  receive  an  amount  in cash, without interest, equal to $0.32 (the "Merger Consideration").  At the
          Effective  Time,  all such  shares of Company  Common  Stock  shall no longer be outstanding and shall  automatically be canceled and retired
          and  shall  cease  to  exist,   and  each  holder  of  a   certificate
          representing  any such shares of Company  Common  Stock shall cease to have any rights with respect thereto,  except the right to receive the
          Merger Consideration, without interest; and

     (c)  each  issued  and  outstanding  share of  capital  stock or  ownership interest of Merger  Subsidiary  shall be converted into one fully paid and nonassessable share of common stock, par value $0.05 per share, of the Surviving Corporation.

Section  1.05......Payment  of Shares.  (a) Prior to the Effective Time,  Parent
shall appoint a bank, trust company or transfer agent reasonably satisfactory to the Company to act as disbursing agent (the "Disbursing  Agent") for the payment of Merger  Consideration upon surrender of certificates  representing the shares of Company  Common Stock.  Parent will enter into a disbursing  agent  agreement with the Disbursing  Agent, in form and substance  reasonably  acceptable to the
Company.  At or prior to the Effective Time, Parent shall deposit or cause to be deposited  with the  Disbursing  Agent in trust for the benefit of the Company's stockholders cash in an aggregate amount necessary to make the payments pursuant to Section 1.04 to holders of shares of Company Common Stock (such amounts being hereinafter  referred to as the "Exchange  Fund").  The  Disbursing  Agent shall invest the  Exchange  Fund,  as the  Surviving  Corporation  directs,  in direct obligations  of the United  States of  America,  obligations  for which the full faith and credit of the United  States of America is pledged to provide  for the payment of all principal and interest or commercial paper obligations  receiving the highest rating from either  Moody's  Investors  Service,  Inc. or Standard &
Poor's,  a division  of The McGraw Hill  Companies,  or a  combination  thereof, provided  that,  in any such  case,  no such  instrument  shall  have a maturity exceeding  three months.  Any net profit  resulting  from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The
Exchange Fund shall be used only as provided in this Agreement.

     (b)......Promptly  (but no later than five days) after the Effective  Time, the Surviving  Corporation shall cause the Disbursing Agent to mail to each person who was a record holder as of the Effective  Time of an  outstanding certificate or certificates  which  immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"),  and whose shares  were  converted  into the  right to  receive  Merger  Consideration pursuant to Section 1.04(b),  a form of letter of transmittal  (which shall specify that delivery shall be effected,  and risk of loss and title to the
     Certificates  shall pass, only upon proper delivery of the  Certificates to the Disbursing  Agent) and  instructions for use in effecting the surrender of the  Certificates  in exchange for payment of the Merger  Consideration.
     Upon surrender to the Disbursing Agent of a Certificate, together with such letter of  transmittal  duly  executed  and such other  documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid promptly in exchange  therefor cash in an amount equal to the product of the number of shares of Company Common Stock represented by such
     Certificate  multiplied by the Merger  Consideration,  and such Certificate shall forthwith be canceled. No interest will be paid or accrue on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered,  it shall be a condition  of payment  that the  Certificate  so surrendered  be  properly  endorsed  or  otherwise  be in  proper  form for transfer  and that the person  requesting  such payment pay any transfer or other taxes  required  by reason of the payment to a person  other than the registered  holder  of the  Certificate  surrendered  or  establish  to the satisfaction of the Surviving Corporation that such tax has been paid or is not  applicable.  Until  surrendered in accordance  with this Section 1.05, each Certificate  (other than Certificates  representing  shares of Company
     Common  Stock  owned  by any  subsidiary  of the  Company,  Parent,  Merger
     Subsidiary or any other  subsidiary of Parent and shares of Company  Common
     Stock held in the treasury of the Company,  which have been canceled) shall
     represent   for  all  purposes   only  the  right  to  receive  the  Merger
     Consideration  in cash multiplied by the number of shares of Company Common
     Stock evidenced by such Certificate, without any interest thereon.

     (c)......From  and after the Effective Time, there shall be no registration of  transfers  of shares of Company  Common  Stock  which were  outstanding immediately  prior to the Effective Time on the stock transfer books of the
     Surviving  Corporation.  From and after the Effective  Time, the holders of shares  of  Company  Common  Stock  outstanding  immediately  prior  to the
     Effective  Time shall cease to have any rights with  respect to such shares of Company  Common Stock except as otherwise  provided in this Agreement or by  applicable  law. All cash paid upon the  surrender of  Certificates  in accordance  with  this  Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates.  If, after the Effective Time,
     Certificates  are  presented to the Surviving  Corporation  for any reason, such  Certificates  shall be canceled and exchanged for cash as provided in this Article I. At the close of business on the day of the  Effective  Time the stock ledger of the Company shall be closed.

     (d)......At  any time more  than 365 days  after the  Effective  Time,  the
     Surviving  Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds  which had been made  available  to the  Disbursing
     Agent and not disbursed in exchange for  Certificates  (including,  without limitation,  all interest and other income received by the Disbursing Agent in respect  of all such  funds).  Thereafter,  holders of shares of Company
     Common Stock shall look only to the Surviving  Corporation  (subject to the terms of this  Agreement,  abandoned  property,  escheat and other  similar laws) as general creditors thereof with respect to any Merger Consideration
     that  may  be  payable,   without  interest,  upon  due  surrender  of  the
     Certificates  held  by  them.  If any  Certificates  shall  not  have  been surrendered  prior to five years after the Effective  Time (or  immediately prior to such time on which any payment in respect  hereof would  otherwise escheat or become the  property of any  governmental  unit or agency),  the payment in respect of such  Certificates  shall, to the extent permitted by applicable law, become the property of the Surviving Corporation,  free and clear of all claims or interest of any person previously  entitled thereto.
     Notwithstanding the foregoing,  none of Parent, the Company,  the Surviving
     Corporation  nor the  Disbursing  Agent  shall be liable to any holder of a share of Company  Common Stock for any Merger  Consideration  in respect of such share of Company Common Stock delivered to a public official  pursuant to any abandoned property, escheat or other similar law.

     (e)......If any Certificate has been lost,  stolen, or destroyed,  upon the making of an affidavit of that fact by the person claiming such Certificate to be  lost,  stolen,  or  destroyed  and,  if  required  by the  Surviving
     Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be  made  against  the  Surviving  Corporation  with  respect  to  such
     Certificate,  the Disbursing  Agent will deliver in exchange for such lost, stolen, or destroyed Certificate, the appropriate Merger Consideration with respect to the shares of Company Common Stock formerly  represented by that
     Certificate.

     (f)......The Surviving Corporation or the Disbursing Agent, as the case may be,  may deduct  and  withhold  from the  consideration  otherwise  payable pursuant to this  Agreement to any holder of shares of Company Common Stock such amounts as the Surviving  Corporation or the Disbursing  Agent, as the
     case may be, may be required  to deduct and  withhold  with  respect to the making of any such  payment  under the Internal  Revenue  Code of 1986,  as amended,  or any  provision  of state,  local,  or foreign  tax law. To the extent withheld by the Surviving  Corporation or the Disbursing Agent, such withheld  amounts  shall be treated for all  purposes of this  Agreement as having  been paid to the holders of the shares of Company  Common  Stock in respect of which such deduction and withholding was made.

     Section 1.06......The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the executive offices of the Company in Jackson,  Wyoming,  commencing at 9:00 a.m. local time on the  second  business  day  following  the  satisfaction  or  waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated  hereby  (other than  conditions  with  respect to actions the
     Parties  will  take at the  Closing)  or such  other  place and date as the
     Parties may mutually determine (the "Closing Date").

     Section  1.07......Dissenters'  Rights.  Notwithstanding  anything  in this
     Agreement  to the  contrary,  shares of Company  Common  Stock  outstanding immediately  prior to the  Effective  Time and held by a holder who has not voted in favor of the  Merger  and who has  dissented  from the  Merger  in accordance with Chapter 16 of the WBCA  ("Dissenting  Shares") shall not be converted into the right to receive the Merger Consideration as provided in
     Section 1.04(b), unless and until such holder fails to perfect or withdraws or  otherwise  loses his right to  payment  under the WBCA.  If,  after the
     Effective  Time, any such holder fails to perfect or withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been  converted  as of the  Effective  Time  into the  right to receive the Merger Consideration, if any, to which such holder is entitled, without  interest  thereon.  The  Company  shall  give  Parent  and  Merger
     Subsidiary  prompt notice of any notice of dissent received by Company and, prior to the Effective Time,  Parent and Merger  Subsidiary  shall have the right to participate in all  negotiations  and proceedings  with respect to such dissents.  Prior to the Effective Time, Company shall not, except with the prior written consent of Parent and Merger Subsidiary, make any payment with respect to, or settle or offer to settle, any such dissents.

                                   ARTICLE II
                THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS

     Section 2.01......Articles of Incorporation.  The Articles of Incorporation
     of the  Company in effect at the  Effective  Time shall be the  articles of incorporation of the Surviving Corporation until amended in accordance with applicable law and this Agreement.

     Section 2.02......Bylaws.  The bylaws of Merger Subsidiary in effect at the
     Effective  Time shall be the  bylaws of the  Surviving  Corporation,  until amended in accordance with applicable law and this Agreement.

     Section   2.03......Directors   and  Officers.   The  directors  of  Merger
     Subsidiary  immediately  prior to the Effective Time shall be the directors of the Surviving  Corporation as of the Effective Time. The officers of the
     Merger Subsidiary shall be the officers of the Surviving  Corporation as of the Effective  Time,  subject to the right of the Board of Directors of the
     Surviving Corporation to appoint or replace officers.

                                   ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

     Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that, except as set forth in the Disclosure Schedule dated as of the date  hereof  and  signed  by an  authorized  officer  of  Parent  (the  "Parent
Disclosure Schedule"), it being agreed that disclosure of any item on the Parent
Disclosure  Schedule shall be deemed  disclosure with respect to all Sections of this  Agreement if the  relevance of such item is  reasonably  apparent from the face of the Parent Disclosure Schedule:

Section 3.01......Organization and Qualification.  Parent is a limited liability company and Merger  Subsidiary is a  corporation,  in each case duly  organized, validly  existing  and in good  standing  under  the  laws of the  state  of its organization  and has the requisite  corporate power and authority to own, lease and operate its assets and  properties and to carry on its business as it is now being conducted.  Each of Parent and Merger  Subsidiary is qualified to transact business and is in good standing in each  jurisdiction  in which the  properties owned,  leased or operated by it or the nature of the  business  conducted by it makes such qualification necessary,  except where the failure to be so qualified and in good standing  would not  reasonably be expected to have Parent  Material
Adverse Effect.  In this Agreement,  the term "Parent  Material  Adverse Effect"
means an  effect  that is  materially  adverse  to (i) the  business,  financial condition or ongoing operations of Parent and its subsidiaries, taken as a whole or (ii) the ability of Parent or any of its subsidiaries to obtain financing for or to consummate any of the transactions contemplated by this Agreement.

Section  3.02......Authority;  Non-Contravention;  Approvals. (a) Each of Parent
and Merger  Subsidiary has full power and authority to enter into this Agreement and to  consummate  the  transactions  contemplated  hereby,  including  without limitation,  the consummation of the financing of the Merger. This Agreement and the Merger have been approved and adopted by the Managers and Board of Directors of Parent and Merger  Subsidiary  and Parent as the sole  stockholder  of Merger
Subsidiary,  and no other proceeding on the part of Parent or Merger  Subsidiary is necessary to authorize the  execution  and delivery of this  Agreement or the consummation by Parent and Merger  Subsidiary of the  transactions  contemplated hereby.  This  Agreement  has been duly executed and delivered by each of Parent and  Merger  Subsidiary  and,  assuming  the due  authorization,  execution  and delivery  hereof  by the  Company,  constitutes  a  valid  and  legally  binding agreement of each of Parent and Merger  Subsidiary  enforceable  against each of them in accordance with its terms,  except that such  enforcement may be subject to (i) bankruptcy, insolvency, reorganization,  moratorium or other similar laws affecting or relating to  enforcement  of creditors'  rights  generally and (ii)
general equitable principles.

(b)......The  execution,  delivery and  performance of this Agreement by each of
Parent  and  Merger  Subsidiary  and  the  consummation  of the  Merger  and the transactions  contemplated hereby, do not and will not violate, conflict with or result in a breach of any  provision  of, or  constitute  a default (or an event which,  with notice or lapse of time or both, would constitute a default) under, or result in the termination  of, or accelerate the performance  required by, or result  in a right of  termination  or  acceleration  under,  or  result  in the creation  of  any  lien,  security  interest  or  encumbrance  upon  any  of the properties  or  assets of  Parent  or any of its  subsidiaries  under any of the
terms,   conditions  or  provisions  of  (i)  the  respective   certificates  of
incorporation or bylaws of Parent or any of its subsidiaries,  (ii) any statute, law, ordinance,  rule, regulation,  judgment,  decree, order, injunction,  writ, permit or license of any court or governmental authority applicable to Parent or any of  its  subsidiaries  or any of  their  respective  properties  or  assets, subject, in the case of consummation, to obtaining (prior to the Effective Time)
the Parent  Required  Statutory  Approvals (as defined in Section  3.02(c)),  or
(iii) any note, bond, mortgage,  indenture,  deed of trust, license,  franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (each a "Contract" and collectively  "Contracts") to which Parent or any  of its  subsidiaries  is  now a  party  or by  which  Parent  or any of its subsidiaries  or any of their  respective  properties  or assets may be bound or affected,  except, with respect to any item referred to in clause (ii) or (iii), for any such violation, conflict, breach, default, termination,  acceleration or creation of liens,  security interests or encumbrances that would not reasonably be expected to have a Parent  Material  Adverse  Effect and would not materially delay the consummation of the Merger.

     (c)  Except for (i)  applicable  filings with the  Securities  and Exchange
          Commission  (the "SEC")  pursuant to the  Securities  Exchange  Act of
          1934,  as amended  (the  "Exchange  Act"),  (ii) filing of Articles of
          Merger  with  the  Secretary  of  State of the  State  of  Wyoming  in
          connection  with the Merger,  and (iii)  filings with and approvals by
          any  regulatory   authority  with  jurisdiction  over  the  Company's,
          Parent's or any Parent  affiliate's  real estate  operations  required under any Federal, state, local or foreign statute,  ordinance,  rule, regulation,  permit,  consent,  approval,  license,  judgment,  order, decree, injunction or other authorization governing or relating to the current or  contemplated  activities  and  operations  of the Company,
          Parent or any Parent affiliate (the filings and approvals  referred to in clauses (i) through  (iii)  being  collectively  referred to as the
          "Parent  Required  Statutory  Approvals"),  no declaration,  filing or registration with, or notice to, or authorization, consent or approval of, any  governmental or regulatory body or authority is necessary for the  execution  and  delivery  of this  Agreement  by Parent or Merger
          Subsidiary,  or the consummation by Parent or Merger Subsidiary of the
          transactions   contemplated  hereby,  other  than  such  declarations,
          filings, registrations, notices, authorizations, consents or approvals which,  if not  made  or  obtained,  as the  case  may be,  would  not reasonably be expected to have a Parent  Material  Adverse  Effect and would not materially delay the consummation of the Merger.

Section 3.03......Proxy Statement and Other SEC Filings. None of the information supplied by Parent or its  subsidiaries for inclusion in (i) any proxy statement to be distributed in connection  with the Company's  meeting of  stockholders to vote upon this Agreement and the  transactions  contemplated  hereby (the "Proxy
Statement"),  at the  time  of  the  mailing  of the  Proxy  Statement  and  any amendments or supplements thereto, or at the time of the meeting of stockholders of the Company to be held in connection  with the  transactions  contemplated by this  Agreement,  or (ii) the Schedule  13E-3 with  respect to the  transactions contemplated  hereby  (the  "Transaction  Statement")  at the time of the filing thereof  with the SEC or at any time the  Transaction  Statement  is  amended or supplemented,  will contain any untrue  statement of a material  fact or omit to state any material fact  required to be stated  therein or necessary in order to make the statements  therein, in the light of the circumstances under which they are made, not misleading.

Section  3.04......Brokers  and  Finders.  Except  as  disclosed  in the  Parent
Disclosure  Schedule,  Parent has not entered into any contract,  arrangement or understanding  with any person or firm which may result in the obligation of the
Company to pay any investment  banking fees,  finder's fees or brokerage fees in connection with the transactions contemplated hereby.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company  represents and warrants to Parent and Merger  Subsidiary that, except as set forth in the  disclosure  schedule dated as of the date hereof and signed  by an  authorized  officer  of  the  Company  (the  "Company  Disclosure
Schedule"),  it  being  agreed  that  disclosure  of any  item  on  the  Company
Disclosure  Schedule shall be deemed  disclosure with respect to all Sections of this  Agreement if the  relevance of such item is  reasonably  apparent from the face of the Company Disclosure Schedule:

Section  4.01......Organization and Qualification.  The Company is a corporation duly  organized,  validly  existing and in good  standing  under the laws of the
State of Wyoming and has the  requisite  corporate  power and  authority to own, lease and operate its assets and  properties  and to carry on its business as it is now being conducted.  The Company is qualified to transact business and is in good standing in each  jurisdiction  in which the  properties  owned,  leased or operated  by it or the  nature  of  the  business  conducted  by it  makes  such qualification necessary, except where the failure to be so qualified and in good standing  would not  reasonably be expected to have a Company  Material  Adverse
Effect.  In this Agreement,  the term "Company Material Adverse Effect" means an effect that is materially  adverse to (i) the business,  financial  condition or ongoing operations of the Company and its subsidiaries, taken as a whole or (ii)
the ability of the Company to consummate any of the transactions contemplated by this Agreement.  True, accurate and complete copies of the Company's Articles of
Incorporation  and  bylaws,  in  each  case as in  effect  on the  date  hereof, including all amendments thereto, have heretofore been delivered to Parent.

Section  4.02......Capitalization.  (a)  The  authorized  capital  stock  of the
Company  consists of 10,000,000  shares of Company Common Stock, par value $0.05 per share.  As of September  30, 2004,  (i) 9,963,015  shares of Company  Common
Stock were issued and  outstanding,  all of which shares of Company Common Stock were validly  issued and are fully paid,  nonassessable  and free of  preemptive rights,  (ii) no shares of Company Common Stock were held in the treasury of the
Company,  and (iii) no shares of Company Common Stock were reserved for issuance upon  exercise of Options  issued and  outstanding.  Since  September  30, 2004, except as permitted by this Agreement or as set forth in the Company  Disclosure
Schedule,  (i) no shares of capital  stock of the  Company  have been issued and
(ii) no options,  warrants,  securities  convertible  into, or commitments  with respect to the  issuance  of,  shares of capital  stock of the Company have been issued, granted or made.

     (b) As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings,  restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding  security,  instrument  or other  agreement  and  including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. There are no outstanding stock appreciation  rights  or  similar  derivative  securities  or rights of the
     Company or any of its subsidiaries.  Except as disclosed in the Company SEC
     Reports or as otherwise contemplated by this Agreement, there are no voting trusts,  irrevocable proxies or other agreements or understandings to which the  Company or any  subsidiary  of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

Section  4.03......Subsidiaries.  Each  direct and  indirect  subsidiary  of the
Company is duly organized,  validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to own,  lease and operate its assets and  properties and to carry on its business as it is now being  conducted and each subsidiary of the Company is qualified to transact business, and is in good standing, in each jurisdiction in which the  properties  owned,  leased or  operated by it or the nature of the business  conducted by it makes such  qualification  necessary;  except,  in all cases,  where the failure to be so  organized,  existing,  qualified and in good standing  would not,  singly or in the aggregate  with all other such  failures, reasonably be expected to have a Company  Material  Adverse  Effect.  All of the outstanding  shares  of  capital  stock of or  other  equity  interests  in each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights.  There are no subscriptions,  options,  warrants,  rights,
calls,   contracts  or  other  commitments,   understandings,   restrictions  or
arrangements  relating  to the  issuance  or sale with  respect to any shares of capital  stock of or other equity  interests in any  subsidiary  of the Company, including any right of conversion or exchange  under any  outstanding  security, instrument or agreement.  For purposes of this Agreement,  the term "subsidiary"
means,  with respect to any  specified  person (the "Owner") any other person of which  more than 50% of the total  voting  power of shares of  capital  stock or other  equity  interests  entitled  (without  regard  to the  occurrence  of any contingency) to vote in the election of directors,  managers,  trustees or other governing  body  thereof  is at  the  time  owned  or  controlled,  directly  or indirectly,  by such  Owner  or one or more of the  other  subsidiaries  of such
Owner.

Section 4.04......Authority;  Non-Contravention;  Approvals. (a) The Company has
the requisite  corporate  power and authority to enter into this  Agreement and, subject to the Company  Stockholders'  Approval (as defined in Section  6.01(a))
with respect solely to the Merger,  to consummate the transactions  contemplated hereby.  This  Agreement  and the Merger have been  approved  and adopted by the
Board of Directors of the Company,  and no other  corporate  proceedings  on the part of the Company are  necessary to authorize  the  execution  and delivery of this  Agreement or, except for the Company  Stockholders'  Approval with respect solely to the  Merger,  the  consummation  by the  Company  of the  transactions contemplated  hereby. This Agreement has been duly executed and delivered by the
Company,  and, assuming the due authorization,  execution and delivery hereof by
Parent and Merger Subsidiary,  constitutes a valid and legally binding agreement of the Company,  enforceable  against the Company in accordance  with its terms, except  that such  enforcement  may be  subject to (i)  bankruptcy,  insolvency, reorganization,  moratorium  or other  similar  laws  affecting  or  relating to
enforcement  of  creditors'   rights   generally  and  (ii)  general   equitable
principles.

     (b)......The  execution,  delivery and performance of this Agreement by the
     Company  and  the   consummation   of  the  Merger  and  the   transactions
     contemplated hereby do not and will not violate, conflict with or result in a breach of any  provision  of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result  in a right of  termination  or  acceleration  under,  contractually require any offer to purchase or any  prepayment  of any debt, or result in the creation of any lien,  security interest or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms,  conditions  or  provisions  of (i) the  respective  articles or certificates of incorporation  or bylaws or other governing  instruments of the Company or any of its Material  Subsidiaries,  (ii) any  statute,  law, ordinance,  rule, regulation,  judgment,  decree, order, injunction,  writ, permit or license of any court or governmental  authority applicable to the
     Company or any of its subsidiaries or any of their respective properties or assets,  subject,  in the case of consummation,  to obtaining (prior to the
     Effective  Time) the Company  Required  Statutory  Approvals (as defined in
     Section  4.04(c))  and the  Company  Stockholders'  Approval,  or (iii) any
     Contract to which the Company or any of its  subsidiaries is now a party or by which the Company or any of its  subsidiaries or any of their respective properties  or assets  may be bound or  affected,  subject,  in the case of consummation,  to obtaining (prior to the Effective Time) consents required from  commercial  lenders,  lessors or other third  parties as specified in
     Section 4.04(b) of the Company Disclosure Schedule, except, with respect to any item  referred  to in  clause  (ii) or (iii),  for any such  violation, conflict, breach, default, termination,  acceleration or creation of liens, security  interests or encumbrances  that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect and would not materially delay the consummation of the Merger.

     (c) Except for (i) the filing of the Proxy  Statement  and the  Transaction
     Statement  with the SEC  pursuant to the Exchange  Act,  (ii) the filing of
     Articles of Merger with the  Secretary  of State of the State of Wyoming in connection  with the Merger,  and (iii) any filings with or approvals  from authorities  required solely by virtue of the jurisdictions in which Parent or its subsidiaries conduct any business or own any assets (the filings and approvals  referred to in clauses (i) through (iii) and those  disclosed in
     Section  4.04(c) of the  Company  Disclosure  Schedule  being  collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or  registration  with, or notice to, or  authorization,  consent or approval of, any  governmental or regulatory body or authority is necessary for the  execution  and  delivery of this  Agreement  by the Company or the consummation by the Company of the transactions  contemplated hereby, other than such declarations,  filings, registrations,  notices,  authorizations, consents or approvals  which, if not made or obtained,  as the case may be, would not reasonably be expected, individually or in the aggregate, to have a Company  Material  Adverse  Effect  and would  not  materially  delay the consummation of the Merger.

Section  4.05......Reports and Financial Statements.  Since January 1, 2001, the
Company  has filed with the SEC all forms,  statements,  reports  and  documents
(including all exhibits, post-effective amendments and supplements thereto) (the
"Company SEC Reports")  required to be filed by it under each of the  Securities
Act, the Exchange Act and the respective rules and regulations  thereunder,  all of which, as amended if applicable, complied when filed in all material respects with  all  applicable  requirements  of the  applicable  act and the  rules  and regulations  thereunder.  As of their respective  dates, the Company SEC Reports did not  contain  any untrue  statement  of a  material  fact or omit to state a material fact required to be stated  therein or necessary to make the statements therein,  in the light of the  circumstances  under  which they were  made,  not misleading.  The  audited  consolidated  financial  statements  of  the  Company included  in its Annual  Report on Form 10-KSB for the year ended  December  31,
2003 (the "Company Financial  Statements") have been prepared in accordance with generally accepted  accounting  principles applied on a consistent basis (except as may be indicated  therein or in the notes  thereto) and present fairly in all material respects the financial  position of the Company and its subsidiaries as of the  dates  thereof  and the  results  of their  operations  and  changes  in financial position for the periods then ended.

Section 4.06......Absence of Undisclosed Liabilities. Except as disclosed in the
Company SEC Reports or the Company Disclosure Schedule,  neither the Company nor any of its  subsidiaries  had at December 31, 2003,  or has incurred  since that date  and as of  the  date  hereof,  any  liabilities  or  obligations  (whether
absolute,   accrued,   contingent  or  otherwise)  of  any  nature,  except  (a)
liabilities,  obligations  or  contingencies  (i) which are  accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or
(ii) which were  incurred  after  December  31, 2003 in the  ordinary  course of business and consistent  with past  practice,  (b)  liabilities,  obligations or contingencies which (i) would not reasonably be expected, individually or in the aggregate,  to  have a  Company  Material  Adverse  Effect,  or (ii)  have  been discharged  or paid in full prior to the date hereof in the  ordinary  course of business,  and (c)  liabilities,  obligations and  contingencies  which are of a nature not required to be reflected in the consolidated  financial statements of the Company and its subsidiaries  prepared in accordance with generally accepted accounting principles consistently applied.

Section  4.07......Absence  of Certain Changes or Events.  Since the date of the most recent  Company SEC Report filed prior to the date of this  Agreement  that contains  consolidated  financial statements of the Company,  there has not been any Company Material Adverse Effect.

Section 4.08......Litigation.  Except as referred to in the Company SEC Reports, there are no claims,  suits, actions or proceedings pending or, to the knowledge of the Company,  threatened against, relating to or affecting the Company or any of its  subsidiaries,  before any court,  governmental  department,  commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected,  individually or in the aggregate,  to have a Company Material Adverse
Effect.  Except as referred to in the Company SEC  Reports,  neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule
or  order  of  any   court,   governmental   department,   commission,   agency,
instrumentality or authority, or any arbitrator which prohibits the consummation of the  transactions  contemplated  hereby  or  would  reasonably  be  expected, individually or in the aggregate, to have a Company Material Adverse Effect.

Section 4.09......Proxy Statement and Other SEC Filings. None of the information supplied  by the Company or any of its  subsidiaries  for  inclusion  in (i) the
Proxy  Statement,  at the time of the  mailing  of the Proxy  Statement  and any amendments or supplements thereto, or at the time of the meeting of stockholders of the Company to be held in connection  with the  transactions  contemplated by this  Agreement,  or (ii) the  Transaction  Statement  at the time of the filing thereof  with the SEC or at any time the  Transaction  Statement  is  amended or supplemented,  will contain any untrue  statement of a material  fact or omit to state any material fact  required to be stated  therein or necessary in order to make the statements  therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement and the Transaction Statement will comply as to form in all material  respects with all applicable laws,  including the  provisions  of the Exchange Act and the rules and  regulations  promulgated thereunder, except that no representation is made by the Company with respect to information  supplied by Parent,  Merger Subsidiary or any stockholder of Parent for inclusion therein.

Section  4.10......No  Violation of Law.  Except as disclosed in the Company SEC
Reports filed prior to the date of this  Agreement,  neither the Company nor any of its  subsidiaries  is in violation  of or has been given  written (or, to the knowledge of the Company's executive officers, oral) notice of any violation of, any law, statute,  order, rule,  regulation,  ordinance or judgment  (including, without limitation,  any applicable  environmental law, ordinance or regulation)
of any governmental or regulatory body or authority, except for violations which would not reasonably be expected,  individually  or in the aggregate,  to have a
Company Material Adverse Effect.  Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement,  to the knowledge of the Company,  no investigation  or review by any  governmental or regulatory body or authority is pending or threatened,  nor has any governmental or regulatory body or authority indicated an intention to conduct the same,  other than, in each case, those the outcome  of which  would not  reasonably  be  expected,  individually  or in the aggregate,  to have a Company  Material  Adverse  Effect.  The  Company  and its
subsidiaries  are  not  in  violation  of the  terms  of  any  permit,  license, franchise,  variance,  exemption,  order  or other  governmental  authorization, consent or approval necessary to conduct their businesses as presently conducted
(collectively,  the "Company  Permits"),  except for delays in filing reports or violations  which  would not  reasonably  be  expected,  individually  or in the aggregate, to have a Company Material Adverse Effect.

Section 4.11......Compliance with Agreements. Except as disclosed in the Company
SEC  Reports,  neither the Company nor any of its  subsidiaries  is in breach or violation  of or in  default in the  performance  or  observance  of any term or provision of, and no event has occurred which, with lapse of time or action by a third party,  would result in a default under, any Contract to which the Company or any of its  subsidiaries  is a party or by  which  any of them is bound or to which any of their  property is subject,  other than  breaches,  violations  and defaults  which  would  not  reasonably  be  expected,  individually  or in  the aggregate, to have a Company Material Adverse Effect.

Section  4.12......Taxes.  (a) The  Company and its  subsidiaries  have (i) duly filed with the appropriate  governmental authorities all Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete,  and (ii)
duly paid in full or reserved in accordance with generally  accepted  accounting principles on the Company  Financial  Statements  all Taxes required to be paid, except in each such case as would not, individually or in the aggregate,  have a
Company  Material  Adverse Effect.  Except as would not,  individually or in the aggregate,  have a Company Material Adverse Effect, there are no liens for Taxes upon any property or asset of the Company or any subsidiary thereof,  other than liens for  Taxes  not yet due or Taxes  contested  in good  faith  and  reserved against in accordance with generally accepted accounting  principles.  There are no  unresolved  issues of law or fact  arising  out of a notice  of  deficiency, proposed  deficiency or assessment from the Internal Revenue Service (the "IRS")
or any other governmental  taxing authority with respect to Taxes of the Company or  any  of its  subsidiaries  which  would  individually  or in the  aggregate, reasonably  be expected to have a Company  Material  Adverse  Effect.  Except as would not,  individually or in the aggregate,  have a Company  Material  Adverse
Effect,  neither  the  Company  nor any of its  subsidiaries  has  agreed  to an extension of time with respect to a Tax deficiency,  other than extensions which are no longer in effect.  Except as would not, individually or in the aggregate, have a Company  Material  Adverse  Effect,  neither  the  Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not,  directly or  indirectly,  a  wholly-owned subsidiary of the Company,  other than agreements the  consequences of which are fully and adequately reserved for in the Company Financial Statements.

     (b)......Except  as would not,  individually  or in the  aggregate,  have a
     Company Material  Adverse Effect,  the Company and each of its subsidiaries has withheld or collected and has paid over to the appropriate governmental entities  (or is properly  holding for such  payment)  all  material  Taxes required to be collected or withheld.

     (c) For purposes of this  Agreement,  "Tax"  (including,  with  correlative meaning,  the term  "Taxes")  means all federal,  state,  local and foreign income, profits,  franchise, gross receipts,  environmental,  customs duty, capital stock,  communications services,  severance, stamp, payroll, sales, employment,  unemployment,  disability, use, property, withholding, excise, production,  value added,  occupancy and other taxes, duties or assessments of any  nature  whatsoever,  together  with  all  interest,  penalties  and additions  imposed with respect to such amounts and any interest in respect of such  penalties and  additions,  and includes any liability for Taxes of another person by contract, as a transferee or successor, under Treas. Reg.
     1.1502-6 or analogous  state,  local or foreign law provision or otherwise, and "Tax Return" means any return,  report or similar statement  (including attached schedules) required to be filed with respect to any Tax, including without  limitation,  any  information  return,  claim for refund,  amended return or declaration of estimated Tax.

Section  4.13......Employee Benefit Plans; ERISA. The Company SEC Reports or the
Company  Disclosure  Letter set forth each  employee or director  benefit  plan, arrangement or agreement,  including  without  limitation  any employee  welfare benefit  plan  within the  meaning of Section  3(1) of the  Employee  Retirement
Income Security Act of 1974, as amended ("ERISA"),  any employee pension benefit plan  within the meaning of Section  3(2) of ERISA  (whether or not such plan is subject to ERISA) and any bonus,  incentive,  deferred  compensation,  vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (excluding any multi-employer plan as defined in Section 3(37) of ERISA (a  "Multi-employer  Plan") and any multiple  employer plan  within  the  meaning of  Section  413(c) of the Code)  that is  sponsored, maintained or contributed to by the Company or any of its subsidiaries or by any trade or business,  whether or not incorporated,  all of which together with the
Company would be deemed a "single  employer"  within the meaning of Section 4001 of ERISA (the "Company Plans").

Section  4.14......Labor  Controversies.  Except as disclosed in the Company SEC
Reports, (a) there are no significant controversies pending or, to the knowledge of the Company,  threatened  between the Company or any of its  subsidiaries and any representatives (including unions) of any of their employees, and (b) to the knowledge of the Company,  there are no  organizational  efforts presently being made involving any of the presently  unorganized employees of the Company or any of its subsidiaries.

Section 4.15......Environmental  Matters. (a) Except as disclosed in the Company
SEC Reports or the Company Disclosure  Schedule and for other matters that would not,  singly  or in the  aggregate,  reasonably  be  expected  to have a Company
Material  Adverse Effect,  (i) the Company and its  subsidiaries  have conducted their  respective  businesses in compliance  with all  applicable  Environmental
Laws,  including,  without  limitation,  having all permits,  licenses and other approvals and  authorizations  necessary  for the operation of their  respective businesses  as presently  conducted,  (ii) none of the  properties  owned by the
Company or any of its  subsidiaries  contain any Hazardous  Substance in amounts exceeding the levels  permitted by applicable  Environmental  Laws,  (iii) since
January 1, 2000,  neither the Company nor any of its  subsidiaries  has received any notices, demand letters or requests for information from any Federal, state, local or foreign  governmental  entity indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any  Environmental  Law in connection with the ownership or operation of their  businesses,  (iv) there are no civil, criminal or administrative actions, suits, demands,  claims, hearings, investigations or proceedings pending or threatened,  against the Company or any of its  subsidiaries  relating to any violation,  or alleged  violation,  of any
Environmental Law, (v) no Hazardous  Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its  subsidiaries  as a result of any activity of the  Company or any of its  subsidiaries  during the time such  properties  were owned,  leased or operated by the Company or any of its  subsidiaries,  and (vi)
neither the Company, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement,  court order,  administrative order,  regulatory  requirement, judgment or claim asserted or arising under any Environmental Law.

     (b)......As  used herein,  "Environmental  Law" means any  federal,  state, local or foreign law, statute, ordinance, rule, regulation,  code, license, permit, authorization,  approval, consent, legal doctrine, order, judgment, decree,  injunction,  requirement or agreement with any governmental entity relating  to  (x)  the  protection,  preservation  or  restoration  of  the environment  (including,  without  limitation,  air,  water vapor,  surface water,  groundwater,  drinking water supply, surface land, subsurface land, plant and animal life or any other natural  resource) or to human health or safety, or (y) the exposure to, or the use, storage, recycling,  treatment, generation,  transportation,  processing,  handling, labeling,  production, release or disposal of Hazardous Substances, in each case as amended and as in effect at the Effective  Time.  The term  "Environmental  Law" includes, without limitation,  (i) the Federal Comprehensive  Environmental  Response
     Compensation  and  Liability  Act of 1980,  the  Superfund  Amendments  and
     Reauthorization  Act, the Federal Water Pollution  Control Act of 1972, the
     Federal  Clean Air Act, the Federal  Clean Water Act, the Federal  Resource
     Conservation  and Recovery Act of 1976  (including  the Hazardous and Solid
     Waste  Amendments  thereto),  the Federal Solid Waste  Disposal Act and the
     Federal Toxic Substances  Control Act, the Federal  Insecticide,  Fungicide
     and Rodenticide Act, and the Federal  Occupational Safety and Health Act of
     1970,  each as amended and as in effect at the Effective Time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages arising from or threatened  as a result of, the presence of,  effects of or exposure to any Hazardous Substance.

     (c)......As  used  herein,   "Hazardous   Substance"  means  any  substance
     presently  or  hereafter  listed,  defined,  designated  or  classified  as hazardous,  toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous  Substance includes any substance to which exposure is regulated by any government  authority or any Environmental Law including,  without limitation,  any toxic waste,  pollutant,  contaminant, hazardous  substance,  toxic  substance,  hazardous  waste,  special waste, industrial  substance or petroleum or any derivative or by-product thereof, radon,  radioactive material,  asbestos, or  asbestos-containing  material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

Section  4.16......Title to Assets. The Company and each of its subsidiaries has good and valid  title in fee simple to all its real  property  and good title to all its  leasehold  interests  and other  properties,  as  reflected in the most recent balance sheet included in the Company  Financial  Statements,  except for properties  and assets  that have been  disposed  of in the  ordinary  course of business since the date of such balance sheet,  free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for  current  taxes,  payments of which are not yet  delinquent,  (ii) such imperfections  in title  and  easements  and  encumbrances,  if any,  as are not substantial in character,  amount or extent and do not  materially  detract from the value, or interfere with the present use of the property  subject thereto or
affected  thereby,  or  otherwise   materially  impair  the  Company's  business
operations  (in the manner  presently  carried on by the  Company),  or (iii) as disclosed  in the Company SEC Reports,  and except for such matters  which would not reasonably be expected,  individually or in the aggregate, to have a Company
Material  Adverse  Effect.  All  leases  under  which the  Company or any of its subsidiaries  leases any real or personal  property are in good standing,  valid and effective in accordance with their respective terms, and there is not, under any of such leases,  any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good  standing, valid and effective and defaults under such leases which would not reasonably be expected,  individually or in the aggregate,  to have a Company Material Adverse
Effect.

Section  4.17......Company   Stockholders'  Approval;  Neutralized  Voting.  The
affirmative  vote of  stockholders  of the Company  required  for  approval  and adoption  of this  Agreement  and the Merger is  two-thirds  of the  outstanding shares of Company Common Stock entitled to vote thereon;  provided however, that shares of Company Common Stock owned beneficially by Manuel Lopez and James Peck shall be voted in accordance with the majority of all other votes cast in person or by proxy at the Stockholder's Meeting.

Section  4.18......Brokers  and  Finders.  The Company has not entered  into any contract,  arrangement or understanding with any person or firm which may result in the  obligation of the Company to pay any investment  banking fees,  finder's fees or brokerage fees in connection with the transactions  contemplated hereby, other than fees  payable to Ehrhardt  Keefe  Steiner & Hottman PC (the  "Special
Committee  Financial  Advisor"),  or as disclosed in Section 4.18 of the Company
Disclosure  Schedule.  An accurate  copy of any fee  agreement  with the Company
Financial Advisor has been made available to Parent.

                                    ARTICLE V
                                                               COVENANTS

Section  5.01......Conduct of Business by the Company Pending the Merger. Except
as otherwise  contemplated by this Agreement or disclosed in Section 5.01 of the
Company  Disclosure  Schedule,  after the date hereof and prior to the Effective
Time or earlier  termination of this  Agreement,  unless Parent shall  otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

          (a)  conduct  their  respective  businesses  in the ordinary and usual course of business and consistent with past practice;

          (b)  not (i) amend or propose to amend  their  respective  articles of incorporation or bylaws or equivalent  constitutional  documents,
               (ii) split, combine or reclassify their outstanding capital stock or (iii) declare,  set aside or pay any dividend or  distribution payable in cash,  stock,  property or  otherwise,  except for the payment  of  dividends  or  distributions  to  the  Company  or a wholly-owned  subsidiary  of the  Company by a direct or indirect wholly-owned subsidiary of the Company;

          (c)  not issue,  sell, pledge or dispose of, or agree to issue,  sell, pledge or dispose of, any  additional  shares of, or any options, warrants  or rights of any kind to acquire  any shares of,  their capital  stock  of any  class or any  debt or  equity  securities convertible  into or  exchangeable  for any such  capital  stock, except  that the Company  may issue  shares upon the  exercise of
               Options outstanding on the date hereof;

          (d)  not (i) incur or become  contingently  liable with respect to any indebtedness  for borrowed money other than (A) borrowings in the ordinary  course of business  or  borrowings  under the  existing credit facilities of the Company or of any of its subsidiaries up to the  existing  borrowing  limit  on the date  hereof,  and (B)
               borrowings to refinance existing  indebtedness on terms which are reasonably acceptable to Parent, (ii) redeem,  purchase,  acquire or offer to purchase  or acquire any shares of its capital  stock or any options,  warrants or rights to acquire any of its capital stock or any security  convertible  into or exchangeable  for its capital  stock  other than in  connection  with the  exercise  of outstanding  Options  pursuant to the terms of the Company Option
               Plans,  (iii) except as disclosed  in Section  5.01(d)(i)  of the
               Company Disclosure  Schedule,  make any acquisition of any assets or businesses  other than  expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the  ordinary  course of business,  (iv) sell,  pledge, dispose of or encumber  any assets or  businesses  other than (A)
               sales of  businesses  or assets  disclosed in Section 5.01 of the
               Company Disclosure Schedule, (B) pledges or encumbrances pursuant to Existing Credit Facilities or other permitted borrowings,  (C)
               sales of real estate, assets or facilities for cash consideration
               (including  any debt  assumed  by the buyer of such real  estate, assets or facilities) of less than $100,000 in each such case and
               $500,000  in  the  aggregate,   (D)  sales  or   dispositions  of
               businesses  or assets as may be required by  applicable  law, and
               (E) sales or  dispositions  of assets in the  ordinary  course or
               (vi) enter into any binding  contract,  agreement,  commitment or arrangement with respect to any of the foregoing;

          (e)  use all reasonable  efforts to preserve  intact their  respective business organizations and goodwill,  keep available the services of their  respective  present  officers  and key  employees,  and preserve the goodwill and business  relationships  with customers and others having business  relationships with them other than as expressly permitted by the terms of this Agreement;

          (f)  not  enter  into,   amend,   modify  or  renew  any   employment,
               consulting,  severance or similar  agreement  with,  or grant any salary, wage or other increase in compensation or increase in any employee benefit to, any director or officer of the Company or of any of its subsidiaries, except (i) for changes that are required by applicable law, (ii) to satisfy obligations existing as of the date  hereof,  or  (iii)  in  the  ordinary  course  of  business consistent with past practice;

          (g)  not enter into,  establish,  adopt,  amend or modify any pension, retirement,  stock purchase,  savings,  profit sharing,  deferred
               compensation,   consulting,   bonus,  group  insurance  or  other
               employee benefit,  incentive or welfare plan, agreement,  program or arrangement,  in respect of any director,  officer or employee of the  Company or of any of its  subsidiaries,  except,  in each such case, as may be required by  applicable  law or by the terms of  contractual  obligations  existing  as of  the  date  hereof, including any collective bargaining agreement;

          (h)  not make  expenditures,  including,  but not limited to,  capital expenditures, or enter into any binding commitment or contract to make  expenditures,  except (i) expenditures which the Company or its subsidiaries are currently  contractually  committed to make,
               (ii) other  expenditures not exceeding  $250,000  individually or
               $500,000 in the aggregate,  (iii) for emergency repairs and other expenditures  necessary in light of circumstances not anticipated as of the date of this  Agreement  which are  necessary  to avoid significant  disruption to the  Company's  business or operations consistent  with past practice  (and, if reasonably  practicable,
               after  consultation  with  Parent),   or  (iv)  for  repairs  and
               maintenance in the ordinary  course of business  consistent  with past  practice.  With  respect  to the  subject  matter  of  this paragraph  (h),  if the  Company  requests  approval of Parent to exceed the limits set forth herein,  Parent shall respond to such request and grant or withhold approval promptly following receipt of such request;

          (i)  not make,  change or revoke  any  material  Tax  election  unless required  by law or make any  agreement  or  settlement  with any taxing authority  regarding any material amount of Taxes or which
               would   reasonably  be  expected  to   materially   increase  the
               obligations  of the Company or the Surviving  Corporation  to pay
               Taxes in the future; and

          (j)  not settle or compromise  any  litigation to which the Company or any Company  subsidiary  is a party or with  respect to which the
               Company or any Company subsidiary may have or incur liability, at an  aggregate  cost to the  Company  in excess of  $250,000  with respect  to any  action or claim or in excess  of  $500,000  with respect to all applicable actions and claims in the aggregate.

Section 5.02......Control of the Company's Operations. Nothing contained in this
Agreement  shall give to Parent,  directly or  indirectly,  rights to control or direct  the  Company's  operations  prior to the  Effective  Time.  Prior to the
Effective  Time,  the  Company  shall  exercise,  consistent  with the terms and
conditions  of  this  Agreement,   complete   control  and  supervision  of  its
operations.

Section 5.03......Acquisition  Transactions. (a) After the date hereof and prior to the  Effective  Time or  earlier  termination  of this  Agreement,  except in accordance with Section 5.03(b), the Company shall not, and shall not permit any of its  subsidiaries  to,  initiate,  solicit,  negotiate,  encourage or provide confidential information to facilitate, and the Company shall use all reasonable efforts to cause any  officer,  director  or  employee  of the  Company,  or any attorney,  accountant,  investment  banker,  financial  advisor  or other  agent retained by it or any of its subsidiaries,  not to initiate, solicit, negotiate, encourage or provide non-public or confidential  information to facilitate,  any proposal  or offer  to  acquire  all or any  substantial  part of the  business, properties  or capital  stock of the  Company,  whether by merger,  purchase  of assets,  tender offer or  otherwise,  whether for cash,  securities or any other consideration or combination  thereof (any such  transactions  being referred to herein as an "Acquisition Transaction").

     (b)  Notwithstanding the provisions of paragraph (a) above, (i) the Company may,  prior to  receipt  of the  Company  Stockholders'  Approval,  in response to an  unsolicited  bona fide written  offer or proposal with
          respect  to  a   potential   or   proposed   Acquisition   Transaction
          ("Acquisition  Proposal") from a corporation,  partnership,  person or other entity or group (a  "Potential  Acquirer")  which the  Company's
          Board of Directors  determines,  in good faith and after  consultation with its independent  financial advisor,  would reasonably be expected to result (if  consummated  pursuant  to its terms) in an  Acquisition
          Transaction  more  favorable to the  Company's  stockholders  than the
          Merger (a "Qualifying Proposal"), furnish (subject to the execution of a confidentiality  agreement)  confidential or non-public  information to, and  negotiate  with,  such  Potential  Acquirer,  may  resolve to accept,  or recommend,  and,  upon  termination  of this  Agreement in accordance with Section 7.01(v) and after payment to Parent of the fee pursuant to Section  5.09(b),  enter into  agreements  relating  to, a
          Qualifying  Proposal which the Company's  Board of Directors,  in good faith,  has determined is reasonably  likely to be  consummated  (such
          Qualifying  Proposal  being  a  "Superior   Proposal")  and  (ii)  the
          Company's  Board of Directors  may take and disclose to the  Company's stockholders a position  contemplated by Rule 14e-2 under the Exchange
          Act or otherwise make  disclosure  required by the federal  securities laws.  It  is  understood  and  agreed  that  negotiations  and  other activities  conducted in accordance  with this paragraph (b) shall not constitute a violation of paragraph (a) of this Section 5.03.

     (c)  The  Company  shall  promptly  notify  Parent  after  receipt  of  any
          Acquisition Proposal, indication of interest or request for non-public information  relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any  subsidiary by any person or entity that informs the Board of Directors of the Company or such  subsidiary that it is considering making, or has made, an Acquisition  Proposal.  Such notice  to  Parent  shall be given  orally  and in  writing  and shall indicate  in  reasonable  detail the  identity  of the offeror and the material terms and conditions of such proposal, inquiry or contact.

Section 5.04......Access to Information.  The Company and its subsidiaries shall afford  to Parent  and  Merger  Subsidiary  and  their  respective  accountants, counsel, financial advisors, sources of financing and other representatives (the
"Parent  Representatives")  reasonable  access during normal business hours with reasonable  notice  throughout  the period prior to the Effective Time to all of
their  respective  properties,   books,   contracts,   commitments  and  records
(including,  but not limited to, Tax Returns)  and,  during such  period,  shall furnish promptly (i) a copy of each report, schedule and other document filed or received  by any of them  pursuant  to the  requirements  of  federal  or  state securities  laws or filed by any of them  with  the SEC in  connection  with the transactions  contemplated  by this Agreement,  and (ii) such other  information concerning  its  businesses,  properties  and  personnel  as  Parent  or  Merger
Subsidiary shall reasonably  request and will obtain the reasonable  cooperation of the Company's  officers,  employees,  counsel,  accountants,  consultants and financial advisors in connection with the investigation of the Company by Parent and the  Parent  Representatives.  All  nonpublic  information  provided  to, or obtained  by,  Parent  or any  Parent  Representative  in  connection  with  the transactions contemplated hereby shall be confidential information and shall not be used by Parent for any purpose,  provided that Parent,  Merger Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals,  the Company Required Statutory
Approvals and the Company Stockholders' Approval. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes  it may not  provide to Parent by reason of  applicable  law,  rules or
regulations,   which  constitutes   information   protected  by  attorney/client
privilege,  or  which  the  Company  or  any  subsidiary  is  required  to  keep confidential  by reason of  contract,  agreement  or  understanding  with  third parties entered into prior to the date hereof.

Section  5.05......Notices  of Certain Events. (a) The Company shall as promptly as  reasonably  practicable  after  executive  officers of the  Company  acquire knowledge thereof,  notify Parent of: (i) any notice or other communication from any person  alleging  that the consent of such person (or another  person) is or may be  required  in  connection  with  the  transactions  contemplated  by this
Agreement which consent  relates to a material  Contract to which the Company or any of its  subsidiaries  is a party or which if not obtained  would  materially delay  consummation of the Merger;  (ii) any notice or other  communication from any  governmental  or  regulatory  agency or  authority in  connection  with the transactions  contemplated  by this  Agreement;  and (iii) any  actions,  suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against,  relating to or involving or otherwise affecting the Company or any of its subsidiaries that, if pending on the date of this Agreement, would have been  required to have been  disclosed  pursuant to Section 4.08 or 4.10 or which  relate  to the  consummation  of the  transactions  contemplated  by this
Agreement.

     (b)......Each  of  Parent  and  Merger  Subsidiary  shall  as  promptly  as reasonably  practicable after executive officers of the Parent acquire knowledge  thereof,  notify  the  Company  of: (i) any notice or other communication from any person alleging that the consent of such person
          (or  other  person)  is or may be  required  in  connection  with  the transactions contemplated by this Agreement which consent relates to a material  Contract  to which  Parent or any of its  subsidiaries  is a party or which if not obtained would materially delay the Merger, (ii)
          any notice or other  communication from any governmental or regulatory agency or authority in connection with the  transactions  contemplated
          by  this   Agreement,   and  (iii)   any   actions,   suits,   claims,
          investigations  or  proceedings  commenced  or,  to  the  best  of its knowledge  threatened,  against  Parent  or Merger  Subsidiary,  which relate  to  consummation  of the  transactions  contemplated  by  this
          Agreement.

     (c)  Each of the  Company,  Parent  and  Merger  Subsidiary  agrees to give prompt  notice to each  other of, and to use  commercially  reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which  occurrence  or  failure  would be  likely  to cause  any of its representations  or  warranties  in this  Agreement  to be  untrue  or inaccurate  at the  Effective  Time unless such failure or  occurrence would not have a Company  Material Adverse Effect or a Parent Material
          Adverse  Effect,  as the case may be, and (ii) any failure on its part to comply with or satisfy any  covenant,  condition or agreement to be complied  with or  satisfied  by it  hereunder  unless such failure or occurrence  would  not have a  Company  Material  Adverse  Effect or a
          Parent Material  Adverse  Effect,  as the case may be. The delivery of any  notice  pursuant  to this  Section  5.05(c)  shall  not  limit or otherwise  affect  the  remedies  available  hereunder  to  the  party receiving such notice.

Section  5.06......Meeting of the Company's  Stockholders.  The Company shall as promptly  as  practicable  after  the date of this  Agreement  take  all  action necessary  in  accordance  with the WBCA and its Articles of  Incorporation  and bylaws  to  convene  a  meeting  of the  Company's  stockholders  (the  "Company
Stockholders' Meeting") to act on this Agreement.  The Board of Directors of the
Company  shall  recommend  that the Company's  stockholders  vote to approve the
Merger and adopt this Agreement;  provided, however, that the Company may change its  recommendation  in any manner if its  recommendation of the Merger would be inconsistent with the board of directors' fiduciary duties under applicable law, as  determined by the board of directors in good faith after  consultation  with its financial and legal advisors.

Section  5.07......Proxy  Statement  and  Other  SEC  Filings.  As  promptly  as practicable  after execution of this Agreement,  the parties shall cooperate and promptly  prepare  and the  Company  shall  file  the  Proxy  Statement  and the
Transaction Statement with the SEC under the Exchange Act, and the parties shall use all  reasonable  efforts  to have the Proxy  Statement  and the  Transaction
Statement  cleared by the SEC. The Company shall notify Parent of the receipt of any  comments  of the SEC with  respect to the Proxy  Statement  or  Transaction
Statement and of any requests by the SEC for any amendment or supplement thereto or for additional  information,  and shall provide to Parent  promptly copies of all correspondence  between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy  Statement and  Transaction  Statement prior to their being filed with the SEC and shall give  Parent and its  counsel  the  opportunity  to review all amendments and supplements to the Proxy Statement and Transaction  Statement and
all  responses to requests for  additional  information  and replies to comments prior to their  being  filed  with,  or sent to, the SEC.  Each of the  Company,
Parent and Merger  Subsidiary  agrees to use its reasonable best efforts,  after consultation  with the other  parties  hereto,  to respond  promptly to all such comments of and requests by the SEC. As promptly as practicable  after the Proxy
Statement and  Transaction  Statement  have been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company.  Prior to the date of  approval  of the  Merger  by the  Company's  stockholders,  each of the
Company,  Parent and Merger  Subsidiary  shall correct  promptly any information provided by it to be used specifically in the Proxy Statement or the Transaction
Statement that shall have become false or misleading in any material respect and the Company  shall take all steps  necessary to file with the SEC and cleared by the SEC any amendment or supplement  to the Proxy  Statement or the  Transaction
Statement  so as to  correct  the same and to cause  the Proxy  Statement  as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

Section 5.08......Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public  statement with respect to this Agreement and the transactions  contemplated  hereby and, except as may be required by  applicable  law, will not issue any such press release or make any such public statement prior to such consultation.

Section  5.09......Expenses  and Fees.  (a) All costs and  expenses  incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party  incurring  such  expenses;  provided  that  Parent  will loan approximately  $100,000 to the Company on terms  acceptable to the Company to be used by the Company solely to pay its expenses related to the Merger.

     (b)......The Company agrees to pay to Parent a fee equal to $50,000 if:

          (i)  the Company  terminates this Agreement  pursuant to clause (e) of
               Section 7.01;

          (ii) Parent  terminates  this  Agreement  pursuant  to  clause  (f) of
               Section 7.01, which fee shall be payable within two business days of such termination;

          (iii)this  Agreement is  terminated  for any reason at a time at which
               Parent  was  not  in  material  breach  of  its  representations, warranties,  covenants and agreements contained in this Agreement and was entitled to terminate this  Agreement  pursuant to clause
               (g) of  Section  7.01,  and (A) prior to the time of the  Company
               Stockholders'  Meeting a proposal by a third party relating to an
               Acquisition  Transaction  had been publicly  proposed or publicly announced, and (B) on or prior to the 12 month anniversary of the
               termination   of  this  Agreement  the  Company  or  any  of  its
               subsidiaries or affiliates  enters into an agreement or letter of intent (or resolves or announces an intention to do) with respect to an Acquisition Transaction involving a person, entity or group if such person,  entity,  group (or any member of such group,  or any  affiliate  of any of the  foregoing)  made a  proposal  with respect to an Acquisition Transaction on or after the date hereof
               and  prior  to  the  Company   Stockholders'   Meeting  and  such
               Acquisition Transaction is consummated.

     (c)......Parent agrees to forgive the principal amount and accrued interest on any loans made by Parent to the Company under Section 5.09(a) above if Parent fails to consummate the  transactions  contemplated  by this
          Agreement on or before 12:00 noon,  Mountain Time, on the Outside Date assuming the satisfaction of the conditions to Parent's  obligation to consummate  the  transactions  contemplated  by this  Agreement  on or before the Outside Date (not including  conditions whose failure to be satisfied is the result of a breach of a  representation,  warranty or covenant  of  Parent  or  Merger  Subsidiary  hereunder)  or if Parent terminates this Agreement pursuant to Section 7.01(h) below.

Section 5.10......Agreement to Cooperate. Subject to the terms and conditions of this Agreement, including Section 5.03, each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken,  all action and to do, or cause to be done, all things  necessary,  proper or advisable  under  applicable
laws  and  regulations  to  consummate  and  make  effective  the   transactions
contemplated by this  Agreement,  including using its reasonable best efforts to obtain all  necessary  or  appropriate  waivers,  consents or approvals of third parties  required in order to preserve  material  contractual  relationships  of
Parent and the Company  and their  respective  subsidiaries,  all  necessary  or
appropriate   waivers,   consents  and   approvals   to  effect  all   necessary
registrations, filings and submissions and to lift any injunction or other legal bar  to  the  Merger  (and,  in  that  case,  to  proceed  with  the  Merger  as expeditiously  as possible).  In addition,  subject to the terms and  conditions herein provided and subject to the fiduciary duties of the respective  boards of directors of the Company and Parent,  none of the parties hereto shall knowingly take or cause to be taken any action (including, but not limited to, in the case of  Parent,  (x) the  incurrence  of  material  debt  financing,  other than the financing in connection with the Merger and related  transactions and other than debt  financing  incurred  in the  ordinary  course  of  business,  and  (y) the acquisition of businesses or assets) which would reasonably be expected to delay materially or prevent consummation of the Merger.

Section   5.11......Directors'   and   Officers'   Indemnification.    (a)   The
indemnification  provisions of the Articles of  Incorporation  and bylaws of the
Company as in effect at the  Effective  Time shall not be  amended,  repealed or otherwise  modified  for a period of six years  from the  Effective  Time in any manner that would adversely  affect the rights  thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company.

     (b)......Without  limiting Section  5.11(a),  after the Effective Time, the
          Surviving  Corporation  shall,  and Parent  shall cause the  Surviving
          Corporation to, to the fullest extent  permitted under applicable law, indemnify  and  hold  harmless,  each  present  and  former  director, officer,  employee and agent of the Company or any of its subsidiaries
          (each, together with such person's heirs, executors or administrators, an "Indemnified  Party" and collectively,  the "Indemnified  Parties")
          against any costs or expenses (including attorneys' fees),  judgments, fines,  losses,  claims,  damages,  liabilities  and  amounts  paid in settlement in connection with any actual or threatened claim,  action,
          suit,   proceeding  or   investigation,   whether   civil,   criminal,
          administrative or investigative (collectively,  "Costs and Expenses"), arising out of,  relating to or in  connection  with (i) any action or omission  occurring  or alleged to occur prior to the  Effective  Time
          (including,  without limitation,  acts or omissions in connection with such  persons  serving  as an  officer,  director,  special  committee member,  or other  fiduciary  in any entity if such service was at the request or for the benefit of the  Company) or (ii) the Merger and the other transactions contemplated by this Agreement or arising out of or pertaining to the  transactions  contemplated by this Agreement or the events and  developments  between Parent and the Company leading up to this Agreement.  Any Indemnified  Party hereunder will (1) give prompt notice to the Surviving  Corporation of any claim which arises from or
          after   the   Effective   Time   with   respect   to  which  it  seeks
          indemnification and (2) permit the Surviving Corporation to assume the defense  of such  claim  with  counsel  reasonably  satisfactory  to a majority of the Indemnified  Parties. In connection with the selection of counsel to represent the  Indemnified  Parties in  connection  with clause (2) above, the Surviving  Corporation  shall propose counsel to represent the Indemnified Parties. The applicable  Indemnified Parties shall have the right to approve such counsel,  but such approval shall not be unreasonably withheld. If the proposed counsel is not approved, the  Surviving  Corporation  shall  continue to propose  counsel until counsel  is  approved  by  the  applicable  Indemnified  Parties.  Any
          Indemnified  Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless: (x) the
          Surviving  Corporation  has agreed,  in  writing,  to pay such fees or expenses;  (y) the Surviving  Corporation  shall have failed to assume the  defense  of such  claim  after the  receipt  of  notice  from the
          Indemnified  Party as  required  above and  failed  to employ  counsel reasonably  satisfactory to a majority of the  Indemnified  Parties or
          (z)  based  upon  advice  of  counsel  to such  Indemnified  Party and concurrence  therewith by counsel for the group of Indemnified Parties in such matter,  there shall be one or more defenses available to such
          Indemnified Party that are not available to the Surviving  Corporation or there shall exist  conflicts of interest  between such  Indemnified
          Party and the Surviving  Corporation or the other Indemnified  Parties
          (in which  case,  if the  Indemnified  Party  notifies  the  Surviving
          Corporation  in writing that such  Indemnified  Party elects to employ separate  counsel at the  expense of the  Surviving  Corporation,  the
          Surviving  Corporation  shall not have the right to assume the defense of such claim on behalf of such Indemnified  Party),  in each of which events the reasonable fees and expenses of such counsel (which counsel shall be reasonably acceptable to the Surviving  Corporation) shall be at the expense of the Surviving Corporation.

     (c)......If the Surviving  Corporation or Parent or any of their successors or assigns (i)  consolidates  with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties  and assets to any person,  then and in each such case, proper  provision  shall be made so that the successors and assigns of the Surviving  Corporation  or Parent shall assume the  obligations of the Surviving Corporation or the Parent, as the case may be, set forth in this Section 5.11.

     (d)......The  indemnification  rights of the  Indemnified  Parties  granted under  (i)  this  Agreement,  (ii)  the  Articles  and  Bylaws  of the
          Surviving  Corporation,  as amended,  and (iii) the WBCA, are the only indemnification  rights  available  to  the  Indemnified  Parties  and
          supersede  any  other  rights  to  indemnification   under  any  other
          agreement.  The  provisions  of this  Section  5.11 shall  survive the consummation  of the Merger and  expressly are intended to benefit and be binding upon each of the Indemnified Parties.

     (e)......Parent hereby fully and unconditionally guarantees the performance of the Surviving Corporation's obligations under Sections 5.11(a)-(c).

                                   ARTICLE VI
                                                       CONDITIONS TO THE MERGER

Section  6.01......Conditions  to the Obligations of Each Party. The obligations of the  Company,  Parent  and Merger  Subsidiary  to  consummate  the Merger are subject to the satisfaction of the following conditions:

     (a)  this Agreement and the Merger shall have been adopted by the requisite vote of the  stockholders  of the Company in accordance  with WBCA and this Agreement (the "Company Stockholders' Approval"); and

     (b)  none of the parties hereto shall be subject to any order or injunction of any governmental authority of competent jurisdiction that prohibits the  consummation  of the  Merger.  In the  event  any  such  order or injunction  shall  have  been  issued,  each  party  agrees to use its
          reasonable  best  efforts  to  have  any  such  order   overturned  or
          injunction lifted.

Section  6.02......Conditions to Obligation of the Company to Effect the Merger.
Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the  fulfillment  at or prior to the  Effective  Time of the following additional conditions:

     (a)  Parent and Merger  Subsidiary  shall have  performed  in all  material respects their agreements  contained in this Agreement  required to be performed on or prior to the  Effective  Time and the  representations and  warranties  of Parent and  Merger  Subsidiary  contained  in this
          Agreement shall be true and correct on and as of the Effective Time as if  made  at and as of such  date  (except  to the  extent  that  such representations  and warranties  speak as of an earlier date),  except for such  failures to perform or to be true and correct that would not reasonably be expected to have a Parent Material  Adverse Effect,  and the Company shall have received a certificate  of the chief  executive officer or the chief financial officer of Parent to that effect; and

     (b)  all  Parent  Statutory   Approvals  and  Company  Statutory  Approvals
          required to be obtained in order to permit  consummation of the Merger under  applicable  law shall have been  obtained,  except for any such
          Parent  Statutory  Approvals  or  Company  Statutory  Approvals  whose unavailability  would not,  singly or in the aggregate,  reasonably be expected to (i) have a Company  Material  Adverse  Effect after giving
          effect  to  the  Merger,   or  (ii)  result  in  the  Company  or  its
          subsidiaries  failing to meet the standards relating to the conduct of
          Parent's or the  Company's  business  which (after taking into account the  anticipated  impact of such failure to so meet such  standards on other  authorities)  would  reasonably  be  expected to have a Company
          Material Adverse Effect (after giving effect to the Merger).

Section  6.03......Conditions  to Obligations of Parent and Subsidiary to Effect
the Merger.  Unless waived by Parent and Merger  Subsidiary,  the obligations of
Parent  and  Merger  Subsidiary  to effect  the  Merger  shall be subject to the fulfillment  at or  prior  to the  Effective  Time of the  additional  following conditions:

     (a)  the  Company  shall  have  performed  in  all  material  respects  its agreements  contained in this Agreement required to be performed on or prior to the Effective Time and the  representations and warranties of the Company  contained in this Agreement  shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such  representations and warranties speak as of an earlier date),  except for such failures to perform and to be true and correct  that  would  not  reasonably  be  expected  to have a Company
          Material Adverse Effect or, in the case of Section  4.02(a),  shall be true and correct when made except for immaterial  exceptions  thereto, and Parent shall have  received a certificate  of the chief  executive officer or the chief financial officer of the Company to that effect;

     (b)  all  Parent  Statutory   Approvals  and  Company  Statutory  Approvals
          required to be obtained in order to permit  consummation of the Merger under  applicable  law shall have been  obtained,  except for any such
          Parent  Statutory  Approvals  or  Company  Statutory  Approvals  whose unavailability  would not  reasonably be expected to (i) have a Parent
          Material Adverse Effect,  or (ii) result in Parent or its subsidiaries failing to meet the  standards  relating to the conduct of Parent's or
          the   Company's   business   which  (after  taking  into  account  the
          anticipated  impact of such failure to so meet such standards on other authorities)  would  reasonably be expected to have a Parent  Material
          Adverse Effect (after giving effect to the Merger);

     (c)  the number of Dissenting  Shares shall  constitute not more than 5% of the shares of Company Common Stock  outstanding  immediately  prior to the Effective Time; and

     (d)  no suit,  action or other  claim  shall  have been  instituted  by any shareholder or third party challenging the proposed Merger.

                                   ARTICLE VII
                                   TERMINATION

Section  7.01......Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective  Time  (notwithstanding  any approval of this Agreement by the stockholders of the Company):

     (a)  by  mutual  written   consent  of  the  Company,   Parent  and  Merger
          Subsidiary;

     (b)  by  either  the  Company  or  Parent,  if  the  Merger  has  not  been consummated  by March 31, 2005,  provided  that the right to terminate this  Agreement  under this clause (ii) shall not be  available to any party  whose  failure to  fulfill  any of its  obligations  under this
          Agreement  has  been  the  cause  of or  resulted  in the  failure  to consummate the Merger by such date (the "Outside Date");

     (c)  by either the Company or Parent if any judgment,  injunction, order or decree of a court or  governmental  agency or  authority  of competent jurisdiction  shall  restrain  or  prohibit  the  consummation  of the
          Merger,  and such judgment,  injunction,  order or decree shall become final and  nonappealable  and was not  entered  at the  request of the terminating party;

     (d)  by either  the  Company  or  Parent,  if (x) there has been a material breach by the other party of any  representation or warranty contained in this  Agreement  which has not been cured in all material  respects within 30 days after written notice of such breach by the  terminating party,  or (y)  there  has been a breach  of any of the  covenants  or agreements set forth in this Agreement on the part of the other party, which is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;

     (e)  by the  Company  if,  prior to  receipt of the  Company  Stockholders'
          Approval, the Company receives a Superior Proposal, resolves to accept such  Superior  Proposal,  and shall have given Parent two days' prior written  notice  of  its  intention  to  terminate  pursuant  to  this provision;  provided,  however,  that  such  termination  shall not be effective  until such time as the payment  required by Section 5.09(b)
          shall have been received by Parent;

     (f)  by the Parent,  if the Board of  Directors  of the Company  shall have failed to recommend,  or shall have withdrawn,  modified or amended in any material respect its approval or  recommendation  of the Merger or shall  have  resolved  to do any  of  the  foregoing,  or  shall  have recommended another Acquisition  Proposal or if the Board of Directors of the Company  shall have  resolved to accept a Superior  Proposal or shall have  recommended to the  stockholders  of the Company that they tender  their shares in a tender or an exchange  offer  commenced by a third party  (excluding  any affiliate of Parent or any group of which any affiliate of Parent is a member);

     (g)  by Parent or the Company if the  stockholders  of the Company  fail to approve  the  Merger  pursuant  to the WBCA at a duly held  meeting of stockholders  called for such purpose  (including  any  adjournment or postponement thereof); or

     (h)  by  Parent  if any  suit,  action  or  other  claim  shall  have  been instituted by any shareholder or third party  challenging the proposed
          Merger.

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section  8.01......Effect  of  Termination.  In the event of termination of this
Agreement  by either  Parent or the  Company  pursuant  to  Section  7.01,  this
Agreement shall forthwith become void and there shall be no liability or further obligation  on the  part of the  Company,  Parent,  Merger  Subsidiary  or their respective  officers or directors  (except as set forth in this Section 8.01, in the second  sentence  of Section  5.04 and in Section  5.09,  all of which shall survive the  termination).  Nothing in this Section 8.01 shall relieve any party from  liability  for any breach of any  representation,  warranty,  covenant  or agreement  of such party  contained  in this  Agreement,  except that if the fee provided  for in Section  5.09(b)  or the  forgiveness  provided  for in Section
5.09(c) becomes payable in accordance  therewith,  that fee or forgiveness  will constitute  the  exclusive  remedy of and the sole  amount  payable to the party entitled  thereto with respect to the event or  circumstances in connection with which that fee becomes so payable.

Section    8.02......Nonsurvival   of   Representations   and   Warranties.   No
representation,  warranty or  agreement in this  Agreement or in any  instrument delivered  pursuant  to this  Agreement  shall  survive  the  Merger,  and after effectiveness of the Merger neither the Company,  Parent,  Merger Subsidiary nor any of their respective  officers or directors shall have any further obligation with respect  thereto except for the agreements  contained in Articles I, II and
VIII and Section 5.11.

Section 8.03......Notices.  All notices and other communications hereunder shall be in writing and shall be considered given if delivered  personally,  mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following  addresses (or at such other address for a party as shall be specified by like notice):

         If to the Company:

                  Western Standard Corporation
                  400 East Snow King Avenue
                  Post Office Box 1846
                  Jackson, Wyoming 83001
                  Attention:  Manuel B. Lopez, President
                  Telephone:  307-734-3003
                  Telecopier:  307-734-3300

     with a copy to:

                  Stanford E. Clark
                  Special Committee of the Board of Directors
                  of Western Standard Corporation
                  2205 West Main
                  Riverton, Wyoming 82501
                  Telephone:  307-856-6939

                  Gilbert L. McSwain
                  300 South Jackson Street, Suite 100
                  Denver, Colorado 80209
                  Telephone:  303-398-7067
                  Telecopier:  303-398-7001

     If to Parent or Merger Subsidiary:

                  Snow King Interests LLC
                  Post Office Box 928
                  Jackson, Wyoming 83001
                  Attention:  Manuel B. Lopez
                  Telephone:  307-734-3003
                  Telecopier:  307-734-3300

     with a copy to:

                  Samuel E. Wing, Esq.
                  Jones & Keller, P.C.
                  1625 Broadway, Suite 1600
                  Denver, Colorado 80202
                  Telephone:  303-573-1600
                  Telecopier:  303-573-0769

Section  8.04......Interpretation.  The headings contained in this Agreement are for  reference  purposes  only and shall not  affect in any way the  meaning  or interpretation of this Agreement. In this Agreement, unless a contrary intention appears,  (i) the words  "herein,"  "hereof" and  "hereunder" and other words of similar  import  refer to this  Agreement  as a whole and not to any  particular
Article,  Section or other  subdivision,  (ii)  "knowledge"  shall  mean  actual knowledge of the executive officers of the Company or Parent, as applicable, and
(iii) reference to any Article or Section means such Article or Section hereof.

Section  8.05......Miscellaneous.  This  Agreement  (including the documents and instruments  referred to herein)  shall not be assigned by  operation  of law or otherwise  except that Merger  Subsidiary may assign its obligations  under this
Agreement to any other wholly-owned subsidiary of Parent subject to the terms of this Agreement, in which case such assignee shall become the "Merger Subsidiary"
for all  purposes of this  Agreement.  THIS  AGREEMENT  SHALL BE GOVERNED IN ALL
RESPECTS,  INCLUDING  VALIDITY,  INTERPRETATION  AND EFFECT,  BY THE LAWS OF THE
STATE OF WYOMING  APPLICABLE  TO CONTRACTS  EXECUTED AND TO BE PERFORMED  WHOLLY
WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAWS OF THAT STATE.

Section  8.06......Counterparts.  This  Agreement may be executed in two or more counterparts,  each of which shall be considered  to be an original,  but all of which shall constitute one and the same agreement.

Section  8.07......Amendments;  No Waivers.  (a) Any provision of this Agreement may be  amended or waived  prior to the  Effective  Time if,  and only if,  such amendment or waiver is in writing and signed,  in the case of an  amendment,  by the Company,  Parent and Merger  Subsidiary or, in the case of a waiver,  by the party  against  whom the  waiver  is to be  effective;  however,  any  waiver or amendment  shall be effective  against a party only if the board of directors of such party approves such waiver or amendment.

     (b)......No failure or delay by any party in exercising any right, power or privilege  hereunder  shall operate as a waiver  thereof nor shall any single or  partial  exercise  thereof  preclude  any other or  further exercise  thereof  or  the  exercise  of any  other  right,  power  or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section  8.08......Entire  Agreement.  This  Agreement  constitutes  the  entire agreement  between the parties  with  respect to the subject  matter  hereof and supersede all prior agreements,  understandings  and negotiations,  both written and oral,  between  the  parties  with  respect  to the  subject  matter of this
Agreement. No representation,  inducement, promise, understanding,  condition or warranty  not set forth  herein  has been made or  relied  upon by either  party hereto.  Neither this  Agreement nor any provision  hereof is intended to confer upon any person other than the parties hereto any rights or remedies  hereunder, except  Articles I and II, which are  intended for the benefit of the  Company's stockholders.

Section 8.09......Severability. If any term or other provision of this Agreement is invalid,  illegal or  unenforceable,  all other  provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

Section   8.10......Specific   Performance.   The  parties   hereto  agree  that
irreparable  damage would occur if any of the  provisions of this Agreement were not to be  performed  in  accordance  with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

                                                      [Signature page to follow]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly  executed by their  respective  authorized  officers as of the day and year first above written.

Company:                      WESTERN STANDARD CORPORATION

                              By:    /s/ Manuel B. Lopez
                                 --------------------------------------------------
                              Name:    Manuel B. Lopez
                                   -------------------
                              Title:   President
                                    ------------

Parent:                       SNOW KING INTERESTS LLC

                              By:    /s/ Manuel B. Lopez
                                 --------------------------------------------------
                              Name:    Manuel B. Lopez
                              Title:   Manager

Merger Subsidiary:

                              LZ ACQUISITION, INC.

                              By:    /s/ Manuel B. Lopez
                                 --------------------------------------------------
                              Name:    Manuel B. Lopez
                              Title:   President

Approved by the Special Committee of the Board of Directors of the Company

/s/ Stanford E. Clark
-----------------------------------------------------
Stanford E. Clark, Member

                               Disclosure Schedule

                                       to

                          Agreement and Plan of Merger

                                      dated

                                November 15, 2004

                                      Among

                          Western Standard Corporation,

                              LZ Acquisition, Inc.

                                       and

                             Snow King Interests LLC

                                                                        ANNEX B

                 Opinion of Ehrhardt Keefe Steiner & Hottman PC

October 11, 2004

Special Committee of the Board of Directors
Western Standard Corporation
Post Office Box 1846
400 E. Snow King Ave.
Jackson, Wyoming 83001

Gentlemen:

In  accordance  with  your  request,  Ehrhardt  Keefe  Steiner &  Hottman,  PC's assignment  was to provide an  Independent  Opinion  (the  "Opinion")  as to the
fairness,  from a financial point of view, of the merger of Snow King Interests,
LLC (the "Parent"),  LZ Acquisition,  Inc. (the "Merger  Subsidiary) and Western
Standard Corporation (the "Company" or "WSTD").

The Merger  Subsidiary  will be merged with and into the Company.  Following the
Merger,  the separate existence of Merger Subsidiary shall cease and the Company shall  continue  as the  surviving  corporation  (the  "Surviving  Corporation")
wholly-owned  by the Parent,  and shall succeed to and assume all the rights and obligations of Merger Subsidiary.

In connection with our engagement, we were not requested to, and we did not: (a)
actively solicit third-party indications of interest in any sale transaction; or
(b) evaluate the advisability of the Merger from the perspective of WSTD.

In connection with our Opinion, we do not express an opinion with respect to any of the following:  (a) WSTD's  underlying  business decision to proceed with the
Merger;  and (b) the fairness of the terms of any financing required to complete the Merger.

The closing bid price of the Company's  common stock as of December 31, 2003 was
$0.13 per share,  resulting in an equity  market value of  $1,295,192,  based on
9,963,015 common shares  outstanding.  From January 1, 2003 through December 31,
2003, WSTD shares (OTCBB: WSTD) traded at a low of $0.01 per share and a high of
$0.25 per share.  The 52-week high was $0.25 per share in December  2003 and the
52-week low was $0.01 in August 2003. From January 2, 2004 to November 15, 2004,
the high and low trading prices were $0.15 and $0.08, respectively.

We have undertaken such reviews,  analysis, and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

     1.   Reviewed the Agreement and Plan of Merger dated November 15, 2004;
     2.   Reviewed  WSTD's last Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, and other financial  information  supplied by
          WSTD's management;
     3.   Analyzed projected financial information based on assumptions provided
          by  management   of  WSTD,  in  addition,   we  reviewed  the  overall
          assumptions for reasonableness;
     4.   Conducted  discussions  with the senior  management of WSTD concerning the Company's business prospects,  historical  financial results,  and projected financial information;
     5.   Obtained and reviewed real estate appraisals for the real estate owned by WSTD and its subsidiaries.
     6.   Reviewed and researched  economic and industry analysis reports deemed relevant to WSTD and compared the  performance and projections of WSTD relative to both;
     7.   Analyzed the public  trading  multiples  of companies  which we deemed comparable to WSTD, and applied these  multiples to WSTD's  financials as of  December  31,  2003,  and  compared  the results to the current trading  price range of WSTD's  common stock and the price  offered by
          WSTD;
     8.   Performed  a  discounted   cash  flow   analysis  for  WSTD  based  on
          projections,  and  compared it to the current  trading  price range of
          WSTD's common stock and the price offered by WSTD;
     9.   Analyzed  market  premiums  in order to arrive at  minority  discounts applicable to investments held by the Company;
     10.  Analyzed real estate  development plans and ownership  structure based on the "Master Plan" created by the Company and approved by the city.

Assumptions and Limiting Conditions:
-----------------------------------

Our analysis, reports and Opinion includes the following assumptions and limiting conditions:

Our analysis, reports and Opinion will include the following limiting conditions.

     1.   Information,  estimates,  and  opinions  contained  in the  report are obtained from sources considered to be reliable. However, we assume no liability for such sources.  Our services  constitute neither an audit nor a verification of the underlying financial records of the Company.
          Our services relate solely to the valuation of the business  interest, and the Opinion described herein.

     2.   WSTD and its representatives warranted to us that the information they supplied was complete and accurate to the best of their  knowledge and that  the  financial  statement  information  reflects  the  Company's results of operations and financial  condition in accordance with U.S.
          generally  accepted  accounting  principles,  unless  otherwise noted.
          Information  supplied  by  management  has been  accepted  as  correct without  further  verification,  and we  express  no  opinion  on that information.

     3.   Possession  of this  report,  or a copy thereof does not carry with it the right of  publication of all or part of it, nor may it be used for any purpose by anyone but WSTD without the previous written consent of
          WSTD or us and, in any event, only with proper attribution.

     4.   We are not required to give  testimony in court,  or be in  attendance during any  hearings or  depositions,  with  reference  to the Company being valued, unless previous arrangements have been made.

     5.   The  various  estimates  of value  presented  in this  report  and the
          Opinion applies to this engagement only and may not be used out of the context  presented  herein.  This  valuation and the Opinion are valid only for the purpose or purposes specified herein.

     6.   This valuation  reflects facts and conditions  existing as of the date of the  reports  and the  Opinion.  Subsequent  events  have  not been considered,  and we have no  obligation  to update our report for such events and conditions.

     7.   This  report was  prepared  under the  direction  of Paul K.  Edwards,
          CPA/ABV,  ASA. Neither the professionals who worked on this engagement nor the  principals of EKS&H have any present or  contemplated  future interest in WSTD or any personal  interest with respect to the parties involved,  or any other interest that might prevent us from performing an unbiased  valuation and fairness  opinion.  Our compensation is not contingent  on  an  action  or  event  resulting  from  the  analyses, opinions, or conclusions in, or the use of, this report.

Conclusion

Based upon and subject to all the foregoing,  in our opinion, as of November 15,
2004,  the date of the Merger  Agreement,  the Merger  Consideration  offered to
Western Standard Corporation's shareholders by Snow King Interests, LLC is fair, from a financial point of view, to such shareholders.

Delivery of this Opinion is subject to the conditions, limitations and assumptions set forth in this Opinion.

                                                              Sincerely,

                                                              Ehrhardt Keefe Steiner & Hottman, PC

                                                              /s/ Paul K. Edwards
                                                              ----------------------------------------------
                                                              Paul K. Edwards, CPA/ABV, ASA
                                                              Principal
                                                              Ehrhardt Keefe Steiner & Hottman PC

                                     ANNEX C

          Dissenter's Rights Under the Wyoming Business Corporation Act

17-16-1301.  Definitions.

     (a)  As used in this article:

          (i)  "Beneficial  shareholder"  means the person  who is a  beneficial owner of shares  held in a voting  trust or by a  nominee  as the record shareholder;

          (ii) "Corporation"  means the issuer of the shares held by a dissenter before the corporate action, or the surviving,  new, or acquiring corporation by merger,  consolidation,  or share exchange of that issuer;

          (iii)"Dissenter"  means a shareholder  who is entitled to dissent from corporate  action under W.S.  17-16-1302  and who exercises  that right when and in the manner required by W.S.  17-16-1320 through
               17-16-1328;

          (iv) "Fair  value," with respect to a  dissenter's  shares,  means the value of the shares  immediately  before the  effectuation of the corporate  action to which the dissenter  objects,  excluding any appreciation  or  depreciation  in  anticipation of the corporate action unless exclusion would be inequitable;

          (v)  "Interest"   means  interest  from  the  effective  date  of  the
               corporate  action until the date of payment,  at the average rate currently  paid by the  corporation  on its principal bank loans, or, if none, at a rate that is fair and  equitable  under all the circumstances;

          (vi) "Record  shareholder"  means the person in whose names shares are registered  in the  records of a  corporation  or the  beneficial owner of shares to the extent of the rights  granted by a nominee certificate on file with a corporation;

          (vii)"Shareholder"  means the  record  shareholder  or the  beneficial shareholder.

17-16-1302.  Right to dissent.

          (a)  A shareholder  is entitled to dissent from, and to obtain payment of the fair  value of his  shares  in the  event  of,  any of the following corporate actions:

               (i)  Consummation of a plan of merger or  consolidation  to which the corporation is a party if:

                    (A)  Shareholder  approval is required for the merger or the consolidation  by W.S.  17-16-1103 or 17-16-1111 or the
                         articles  of  incorporation   and  the  shareholder  is
                         entitled to vote on the merger or consolidation; or

                    (B)  The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

               (ii) Consummation  of a plan  of  share  exchange  to  which  the corporation is a party as the corporation  whose shares will be acquired,  if the  shareholder is entitled to vote on the plan;

               (iii)Consummation of a sale or exchange of all, or  substantially all, of the  property of the  corporation  other than in the usual and regular course of business,  if the shareholder is entitled to vote on the sale or  exchange,  including a sale in  dissolution,  but not including a sale pursuant to court order or a sale for cash  pursuant to a plan by which all or substantially  all of the net  proceeds  of the sale will be distributed  to the  shareholders  within one (1) year after the date of sale;

               (iv) An  amendment  of  the   articles  of   incorporation   that
                    materially  and  adversely  affects  rights in  respect of a dissenter's shares because it:

                    (A)  Alters or abolishes a preferential right of the shares;

                    (B)  Creates,  alters or  abolishes  a right in  respect  of redemption,  including a provision respecting a sinking
                         fund for the redemption or repurchase, of the shares;

                    (C)  Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                    (D)  Excludes  or limits  the right of the shares to vote on
                         any  matter,  or  to  cumulate  votes,   other  than  a
                         limitation  by dilution  through  issuance of shares or
                         other securities with similar voting rights; or

                    (E)  Reduces the number of shares  owned by the  shareholder to a  fraction  of a share if the  fractional  share so
                         created  is  to  be   acquired   for  cash  under  W.S.
                         17-16-604.

               (v)  Any corporate action taken pursuant to a shareholder vote to the extent  the  articles  of  incorporation,  bylaws,  or a resolution of the board of directors provides that voting or nonvoting  shareholders  are  entitled to dissent and obtain payment for their shares.

     (b)  A  shareholder  entitled to dissent and obtain  payment for his shares under this article may not challenge the corporate action creating his entitlement  unless the action is unlawful or fraudulent  with respect to the shareholder or the corporation.

17-16-1303.  Dissent by nominees and beneficial owners.

     (a)  A record  shareholder may assert  dissenters'  rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares  beneficially  owned by any one (1) person and  notifies the  corporation  in writing of the name and address of each person on whose behalf he asserts  dissenters'  rights.  The rights of a partial dissenter  under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b)  A beneficial  shareholder may assert  dissenters'  rights as to shares held on his behalf only if:

          (i)  He submits to the  corporation the record  shareholder's  written consent to the  dissent  not later  than the time the  beneficial shareholder asserts dissenters' rights; and

          (ii) He  does  so  with  respect  to all  shares  of  which  he is the beneficial  shareholder  or over which he has power to direct the vote.

17-16-1320.  Notice of dissenters' rights.

     (a)  If proposed  corporate action creating  dissenters'  rights under W.S.
          17-16-1302  is submitted  to a vote at a  shareholders'  meeting,  the meeting notice shall state that shareholders are or may be entitled to assert  dissenters'  rights under this article and be accompanied by a copy of this article.

     (b)  If corporate action creating  dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders,  the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in
          W.S. 17-16-1322.

17-16-1321.  Notice of intent to demand payment.

     (a)  If proposed  corporate action creating  dissenters'  rights under W.S.
          17-16-1302  is  submitted  to a vote  at a  shareholders'  meeting,  a shareholder who wishes to assert  dissenters'  rights shall deliver to the corporation  before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

     (b)  A shareholder who does not satisfy the  requirements of subsection (a)
          of this  section is not  entitled to payment for his shares under this article.

17-16-1322.  Dissenters' notice.

     (a)  If proposed  corporate action creating  dissenters'  rights under W.S.
          17-16-1302 is authorized at a shareholders'  meeting,  the corporation shall deliver a written  dissenters'  notice to all  shareholders  who satisfied the requirements of W.S. 17-16-1321.

     (b)  The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

          (i)  State where the payment  demand  shall be sent and where and when certificates for certificated shares shall be deposited;

          (ii) Inform holders of  uncertificated  shares to what extent transfer of the shares  will be  restricted  after the  payment  demand is received;

          (iii)Supply a form for  demanding  payment  that  includes the date of the first  announcement  to news media or to  shareholders of the terms of the  proposed  corporate  action and  requires  that the person  asserting  dissenters'  rights certify  whether or not he acquired beneficial ownership of the shares before that date;

          (iv) Set a date by which the  corporation  shall  receive  the payment demand,  which  date may not be fewer than  thirty  (30) nor more than  sixty  (60) days  after  the date the  notice  required  by subsection (a) of this section is delivered; and

          (v)  Be accompanied by a copy of this article.

17-16-1323.  Duty to demand payment.

     (a)  A shareholder sent a dissenters'  notice described in W.S.  17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of  the  shares  before  the  date  required  to be set  forth  in the dissenters'  notice pursuant to W.S.  17-16-1322(b)(iii),  and deposit his certificates in accordance with the terms of the notice.

     (b)  The   shareholder   who  demands   payment  and   deposits  his  share
          certificates  under  subsection (a) of this section  retains all other rights of a  shareholder  until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c)  A  shareholder  who does not  demand  payment  or  deposit  his  share certificates  where required,  each by the date set in the dissenters'
          notice, is not entitled to payment for his shares under this article.

17-16-1324.  Share restrictions.

     (a)  The  corporation  may restrict the transfer of  uncertificated  shares from the date the  demand  for their  payment  is  received  until the proposed corporate action is taken or the restrictions  released under
          W.S. 17-16-1326.

     (b)  The  person  for  whom   dissenters'   rights  are   asserted   as  to
          uncertificated  shares retains all other rights of a shareholder until these  rights are  cancelled or modified by the taking of the proposed corporate action.

17-16-1325.  Payment.

     (a)  Except  as  provided  in W.S.  17-16-1327,  as  soon  as the  proposed corporate  action is taken, or upon receipt of a payment  demand,  the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the  amount  the  corporation  estimates  to be the fair  value of his shares, plus accrued interest.

     (b)  The payment shall be accompanied by:

          (i)  The  corporation's  balance  sheet as of the end of a fiscal year ending  not more than  sixteen  (16)  months  before  the date of payment,  an income  statement  for that  year,  a  statement  of changes in  shareholders'  equity  for that year,  and the latest available interim financial statements, if any;

          (ii) A statement  of the  corporation's  estimate of the fair value of the shares;

          (iii) An explanation of how the interest was calculated;

          (iv) A statement of the dissenter's right to demand payment under W.S.
               17-16-1328; and

          (v)  A copy of this article.

17-16-1326.  Failure to take action.

     (a)  If the corporation does not take the proposed action within sixty (60)
          days after the date set for  demanding  payment and  depositing  share certificates,  the corporation shall return the deposited certificates and  release  the  transfer  restrictions  imposed  on  uncertificated shares.

     (b)  If after  returning  deposited  certificates  and  releasing  transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S.  17-16-1322 and repeat the payment demand procedure.

17-16-1327.  After-acquired shares.

     (a)  A  corporation  may  elect  to  withhold   payment  required  by  W.S.
          17-16-1325 from a dissenter  unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first  announcement  to news  media or to  shareholders  of the terms of the proposed corporate action.

     (b)  To the  extent  the  corporation  elects  to  withhold  payment  under subsection  (a) of this section,  after taking the proposed  corporate action,  it shall estimate the fair value of the shares,  plus accrued interest,  and shall pay this amount to each  dissenter  who agrees to accept it in full  satisfaction of his demand.  The corporation  shall send with its offer a statement  of its  estimate of the fair value of the shares,  an explanation of how the interest was calculated,  and a statement  of the  dissenter's  right to  demand  payment  under  W.S.
          17-16-1328.

17-16-1328.  Procedure if shareholder dissatisfied with payment or offer.

     (a)  A dissenter may notify the  corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate,  less any payment under W.S.  17-16-1325,  or reject  the  corporation's  offer  under  W.S.  17-16-1327  and demand payment of the fair value of his shares and interest due, if:

          (i)  The dissenter believes that the amount paid under W.S. 17-16-1325 or offered  under W.S.  17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (ii) The  corporation  fails to make  payment  under  W.S.  17-16-1325 within sixty (60) days after the date set for demanding  payment;
               or

          (iii)The corporation,  having failed to take the proposed action, does not return the  deposited  certificates  or release the  transfer restrictions  imposed on uncertificated  shares within sixty (60)
               days after the date set for demanding payment.

     (b)  A  dissenter  waives his right to demand  payment  under this  section unless he  notifies  the  corporation  of his demand in writing  under subsection  (a) of this  section  within  thirty  (30) days  after the corporation made or offered payment for his shares.

17-16-1330.  Court action.

     (a)  If a demand for payment under W.S.  17-16-1328 remains unsettled,  the corporation  shall commence a proceeding  within sixty (60) days after receiving  the payment  demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b)  The corporation shall commence the proceeding in the district court of the county where a corporation's  principal office, or if none in this state,  its registered  office,  is located.  If the  corporation is a foreign  corporation  without a  registered  office in this state,  it shall  commence the  proceeding  in the county in this state where the registered  office of the  domestic  corporation  merged with or whose shares were acquired by the foreign corporation was located.

     (c)  The corporation shall make all dissenters, whether or not residents of this state,  whose demands remain unsettled  parties to the proceeding as in an action  against  their shares and all parties shall be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d)  The  jurisdiction  of the court in which the  proceeding  is commenced under  subsection  (b) of this section is plenary and  exclusive.  The court may appoint  one (1) or more  persons as  appraisers  to receive evidence and  recommend  decision on the  question of fair value.  The appraisers have the powers  described in the order appointing them, or in the  amendment  to it.  The  dissenters  are  entitled  to the same discovery rights as parties in other civil proceedings.

     (e)  Each  dissenter made a party to the proceeding is entitled to judgment for:

          (i)  The  amount,  if any,  by which the court finds the fair value of his  shares,  plus  interest,  exceeds  the  amount  paid  by the corporation; or

          (ii) The fair value,  plus  accrued  interest,  of his  after-acquired shares  for which the  corporation  elected to  withhold  payment under W.S. 17-16-1327.

17-16-1331.  Court costs and counsel fees.

     (a)  The court in an appraisal  proceeding  commenced under W.S. 17-16-1330 shall determine all costs of the proceeding,  including the reasonable compensation  and expenses of appraisers  appointed by the court.  The court shall assess the costs against the corporation,  except that the court may  assess  costs  against  all or some of the  dissenters,  in amounts the court finds  equitable,  to the extent the court finds the dissenters  acted  arbitrarily,  vexatiously,  or not in good faith in demanding payment under W.S. 17-16-1328.

     (b)  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (i)  Against the  corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

          (ii) Against either the  corporation  or a dissenter,  in favor of any other party,  if the court finds that the party  against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with  respect  to the rights  provided  by this article.

     (c)  If the court finds that the services of counsel for any dissenter were of substantial  benefit to other dissenters  similarly  situated,  and that the fees for those  services  should not be assessed  against the corporation,  the court may award to these counsel  reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                          WESTERN STANDARD CORPORATION
                            400 East Snow King Avenue
                              Post Office Box 1846
                             Jackson, Wyoming 83001
                                                                     PRELIMINARY
                                                                     COPY OF
                                                                     PROXY CARD

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF WESTERN STANDARD CORPORATION

     The  undersigned  stockholder of Western  Standard  Corporation,  a Wyoming corporation (the "Company"),  hereby appoints Manuel B. Lopez and James M. Peck, and each of them, as proxies, each with the power to appoint his substitute, and hereby  authorizes  each of them to represent,  and to vote as designated on the reverse  side,  all the shares of common  stock of the Company held of record by the undersigned on ________________, 2004 at the Special Meeting of Stockholders
of the Company,  to be held at the Snow King Resort,  400 East Snow King Avenue,
Jackson,  Wyoming at 11:00 a.m., Mountain Time _______________,  2005 and at all
adjournments or postponements  thereof upon the following matters,  as set forth in the Notice of Special Meeting of Stockholders and Proxy Statement, each dated
_____________________,   2004,  copies  of  which  have  been  received  by  the
undersigned, hereby revoking any proxy heretofore given.

     THIS PROXY,  WHEN PROPERLY  EXECUTED,  WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL
BE  VOTED  FOR  THE  APPROVAL  OF THE  AGREEMENT  AND  PLAN  OF  MERGER  AND THE
TRANSACTIONS CONTEMPLATED THEREBY AND FOR PROPOSAL 2.

     The board of directors of the Company  recommends a vote for the  Agreement and Plan of Merger.

     1.   Proposal to approve and adopt the  Agreement  and Plan of Merger dated as of November  15,  2004,  by and among Snow King  Interests  LLC, LZ
          Acquisition  Inc.  and the  Company,  as  hereafter  amended,  and the transactions contemplated thereby:

                  / / FOR           / / AGAINST               / / ABSTAIN

     2.   Proposal, if necessary, to adjourn the Special Meeting of Stockholders for the purpose of soliciting  additional  proxies in connection  with the proposed  merger or to satisfy the  conditions to  completing  the proposed merger.

                  / / FOR           / / AGAINST               / / ABSTAIN

     3.   The proxies are hereby authorized to vote in their discretion upon all other business as may properly come before the Special Meeting.

                                   Please sign exactly as your name appears on this proxy.  If the shares represented by this proxy are held by joint tenants, both must sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If the stockholder is a corporation, please sign in full corporate name by president or other authorized officer.  If stockholder is a partnership, please sign in partnership name by authorized person.

DATED:_______________ 2004
                                    -------------------------------------------------------------
                                                     SIGNATURE

DATED:_______________ 2004
                                    -------------------------------------------------------------
                                                     SIGNATURE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.